UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Rule 14a-12

ITT Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒   No fee required.
☐   Fee paid previously with preliminary materials.
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026
Notice of Annual Meeting &
Proxy Statement
ITT Inc.

ITT Inc.
100 Washington Boulevard
6th Floor
Stamford, CT 06902
DEAR FELLOW
SHAREHOLDER
TIMOTHY H. POWERS
CHAIR OF THE BOARD
April 3, 2026
Dear Fellow Shareholder,
On behalf of the Board of Directors (the “Board”), thank you for your continued partnership and investment in ITT. It has been my sincere privilege to serve as your Chairman for the past three years. This past year, ITT delivered a milestone performance, advancing our long-term strategy, executing with discipline, and driving meaningful value creation for our shareholders.
In 2025, ITT achieved strong growth across key financial metrics, supported by exceptional execution and the dedication of ITTers around the world. The company delivered on its commitments, strengthened its organic growth engines through operational excellence and innovation, and continued to build a more dynamic and higher-growth portfolio through smaller strategic acquisitions. We also entered into an agreement to acquire SPX FLOW, which closed in March 2026. We maintained our focus on governance, oversight, and long-term stewardship, ensuring ITT remains well-positioned for sustainable performance.
Below, you will find highlights of how ITT’s Board worked with the management team throughout 2025 to guide the company’s strategy, support disciplined capital deployment, and oversee the actions that continue to drive ITT’s momentum heading into 2026.
FISCAL 2025 ACCOMPLISHMENTS
In 2025, ITT once again achieved impressive results, underscoring the strength of our strategy and execution. The company posted 5% organic revenue growth and delivered an 11% increase in adjusted operating income. Adjusted EPS rose by 14%, while our free cash flow margin reached 14%, hitting our 2030 target ahead of schedule. Orders advanced 10% year-over-year, resulting in an ending backlog of $1.9 billion, supported by a book-to-bill ratio of 1.06. These accomplishments contributed to a total shareholder return of approximately 23%, with notable outperformance of the S&P 500 and S&P Capital Goods indices by 470 and 200 basis points, respectively, a testament to the ongoing dedication and hard work of our entire ITT team ahead of schedule.
STRATEGY, INNOVATION AND CAPITAL DEPLOYMENT
In 2025, ITT continued to advance our long-term strategy through disciplined capital deployment, innovation, and operational excellence. We strategically allocated capital to drive sustainable growth and higher margins, strengthening our portfolio with targeted investments. We deployed over $750 million of capital, including over $500 million in strategic share repurchases, significant investments in research and development and capital expenditures. We maintained our commitment to returning value to shareholders by increasing our dividend by 10% for the fourth consecutive year, delivering over $110 million to shareholders. Our disciplined approach included the successful integration of the Svanehøj and kSARIA acquisitions, which contributed to our expanded capabilities and supported our growth in key markets.
In December 2025, ITT announced the planned acquisition of SPX FLOW, which we closed on March 2, 2026. SPX FLOW is a leading provider of process solutions and technologies for the food and beverage, industrial, and energy markets. This strategic transaction represents a significant step forward in ITT’s ongoing commitment to portfolio enhancement and value creation. The addition of SPX FLOW’s innovative technologies and global footprint will expand ITT’s reach into new markets and enhance our capabilities in delivering comprehensive solutions to our customers. We expect this acquisition to drive meaningful synergies, strengthen our long-term growth profile, and further position ITT as a leader in the industrial sector. We are confident that the combination of ITT and SPX FLOW will create greater opportunities for innovation, operational excellence, and shareholder value.
On the innovation front, we invested more than $110 million in research and development to accelerate the introduction of breakthrough technologies across our businesses. A standout achievement was the successful market launch of VIDAR, our revolutionary embedded motor drive, which is now being adopted by customers in key industrial applications to optimize pump and equipment performance, lower energy consumption, and reduce maintenance costs. We also began full-scale production at our state-of-the-art high-performance brake pad facility in Termoli, Italy, supporting increased demand in high performance vehicle platforms. This facility, the result of a multi-year investment, has already secured key platform wins, on track to reach 30% market share by 2030 and positioning ITT for profitable growth in this segment.
GOVERNANCE
The Board continues to make progress in its board refreshment activities. In 2025, we added two new directors, Doug DelGrosso and

Mary Laschinger, who bring deep executive leadership and global operational experience within end markets that are critical to ITT. Their addition will ensure our high-performance Board continues to provide effective oversight well into the future. It is my pleasure to welcome both of these talented individuals.
As previously announced, I will be retiring from the ITT Board and my role of Board Chair after the 2026 Annual Meeting. Nazzic Keene, who has served as a director of the Company since October 2023 and who also serves as a member of the Nominating and Governance and Audit Committees, will assume the role of Board Chair following the 2026 Annual Meeting. The Board is in great hands with Ms. Keene’s appointment as she is an outstanding leader whose expertise and judgment will continue to be a significant asset to the Board and ITT. It has been an honor to serve as Chair and help guide ITT’s Board over the past few years alongside a talented group of directors and executives. I am confident that ITT is well positioned for continued success under Ms. Keene’s leadership and guidance.
ONGOING COMMITMENT TO SUSTAINABILITY
In November, we published our 2025 Sustainability Update, which demonstrated the continued progress towards environmental goals set in 2022. This included an 8% reduction in Scope 1 and 2 greenhouse gas emissions as of 2024, tracking well to our 10% emissions reduction target by the end of this year. Notably, in 2024 we reduced emissions by 28% on an emissions intensity basis compared to 2021, demonstrating the Company’s continued investment in energy efficiency and increasing use of renewable energy sources. An intense focus on safety each and every day drove the lowest incident rate on record, resulting in best-in-class injury frequency (IFR) and injury severity (ISR) rates.
You can read more about our commitment to advancing our sustainability initiatives in ITT’s 2025 Sustainability Update, which can be found on our website.
SHAREHOLDER ENGAGEMENT
Finally, this year we continued our extensive shareholder outreach efforts, reaching approximately 70% of shares outstanding in our investor events and meeting with shareholders, representing 44% of shares outstanding during our annual fall engagement process. Our conversations covered executive compensation, innovative new products that support our customers’ sustainability goals, global sustainability regulatory requirements, our recent M&A activities, Board succession planning and the continued alignment of director skills and expertise with our long-term strategy as part of the Board’s ongoing refreshment process. The feedback we received from these meetings is critical to the Board and the ITT leadership team, and shareholder engagement will continue to be a priority in 2026 and beyond.
We encourage you to review the Proxy Statement and the Annual Report and to cast your vote on the proposals presented. Details on how to participate in the 2026 Annual Meeting, along with the matters to be addressed, can be found in the accompanying Notice of Annual Meeting and Proxy Statement.
Please remember to vote in advance: your participation is important.
Thank you for your continued support and investment in ITT. Serving as Chair of the Board has been a privilege. As I step down, I leave knowing the Board and management team will continue their strong partnership with shareholders in 2026.
Sincerely,
TIMOTHY H. POWERS

NOTICE OF 2026 ANNUAL
MEETING OF SHAREHOLDERS
MEETING INFORMATION
ITT Inc. (“ITT” OR THE “COMPANY”)
Thursday, May 21, 2026
9:00 a.m. Eastern Time
Virtually, via live webcast at
www.virtualshareholdermeeting.com/ITT2026
ITEMS OF BUSINESS
1.
To elect the 10 nominees named in the attached Proxy Statement to the Board of Directors.

2.
To ratify the appointment of Deloitte & Touche LLP as ITT’s independent registered public accounting firm for 2026.

3.
To conduct a non-binding advisory vote on the compensation of ITT’s named executive officers.

4.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHO CAN VOTE, RECORD DATE
Holders of record of ITT common stock at the close of business on March 25, 2026 are entitled to vote at the 2026 annual meeting of shareholders (“Annual Meeting”) and any adjournment or postponement thereof.
MAILING OR AVAILABILITY DATE
Beginning on or about April 3, 2026, this Notice of 2026 Annual Meeting of Shareholders and the attached Proxy Statement are being mailed or made available, as the case may be, to shareholders of record as of March 25, 2026.
ADMISSION TO THE ANNUAL MEETING
We have determined the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We believe the virtual meeting format affords our shareholders an opportunity for meaningful participation. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions via the Internet.
ABOUT PROXY VOTING
It is important your shares be represented and voted at the Annual Meeting. If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone or by mailing a proxy card. You may also vote online during the virtual Annual Meeting. If you hold shares through a bank, broker or other institution, you may vote your shares by any method specified on the voting instruction form they provide. See details under “How do I Vote?” under “Information about the Proxy Statement & Voting.” We encourage you to vote your shares as soon as possible.
By order of the Board of Directors,
LORI B. MARINO
Senior Vice President, Chief Legal Officer,
Chief Compliance Officer & Secretary
April 3, 2026

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

ONLINE www.proxyvote.com or by scanning the QR Code using your mobile device	BY PHONE 1-800-690-6903	BY MAIL Sign, date and return your proxy card in the enclosed prepaid envelope	DURING THE ANNUAL MEETING Go to www.virtualshareholdermeeting.com/ITT2026
Vote must be received by 11:59 p.m. Eastern Time on May 20, 2026	Vote must be received by 11:59 p.m. Eastern Time on May 20, 2026	Vote must be received by 8:00 a.m. Eastern Time on May 21, 2026	Vote must be submitted by the close of polls during the Annual Meeting
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.
Important Notice Regarding the Availability of Proxy Materials for

ITT Inc.’s Annual Meeting of Shareholders to be held on Thursday, May 21, 2026, at 9:00 a.m. Eastern Time:
The Proxy Statement and 2025 Annual Report to Shareholders are available on our website at https://investors.itt.com/results-and-filings/annual-reports

ITT INC. | 2026 PROXY STATEMENT	i

PROXY STATEMENT EXECUTIVE SUMMARY
This summary highlights selected information in this Proxy Statement for the 2026 annual meeting of shareholders (the “Annual Meeting”) of ITT Inc., an Indiana corporation (“ITT” or the “Company”). It does not contain all information you should consider in making a voting decision. Please review the entire document before voting.
ANNUAL MEETING LOGISTICS
Date	May 21, 2026
Time	9:00 a.m. Eastern Time
Location	Virtually, via live webcast at www.virtualshareholdermeeting.com/ITT2026
VOTING ITEMS
ITT Proposals	Board Voting Recommendation	Further Information (page)
1. To elect the 10 nominees named in the Proxy Statement to ITT’s Board of Directors	FOR each nominee	30
2. To ratify the appointment of Deloitte & Touche LLP as ITT’s independent registered public accounting firm for 2026	FOR	41
3. To conduct a non-binding advisory vote on the compensation of ITT’s named executive officers	FOR	46
HOW TO VOTE
Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on March 25, 2026. Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand.
REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

ONLINE	BY PHONE	BY MAIL	DURING THE ANNUAL MEETING
www.proxyvote.com or by scanning the QR Code using your mobile device	1-800-690-6903	Sign, date and return your proxy card in the enclosed prepaid envelope	Go to www.virtualshareholdermeeting.com/ITT2026
Vote must be received by 11:59 p.m. Eastern Time on May 20, 2026	Vote must be received by 11:59 p.m. Eastern Time on May 20, 2026	Vote must be received by 8:00 a.m. Eastern Time on May 21, 2026	Vote must be submitted by the close of polls during the Annual Meeting
ITT INC. | 2026 PROXY STATEMENT	1

PROXY STATEMENT EXECUTIVE SUMMARY ABOUT ITT

ABOUT ITT
ITT is a diversified manufacturer of highly engineered critical components and customized technology solutions primarily for the transportation, industrial and energy markets. We manufacture components that are integral to the operation of equipment, systems and manufacturing processes in these key markets. Our products enable functionality for applications where reliability and performance are critically important to our customers and the users of their products. In March 2026, we completed the acquisition of SPX FLOW, Inc. (“SPX FLOW”), strengthening our flow platform and expanding our presence in attractive end markets. During 2025, we operated through three primary segments: Motion Technologies (“MT”), Industrial Process (“IP”) and Connect & Control Technologies (“CCT”). Following the SPX FLOW acquisition, the combined legacy IP segment and SPX FLOW was renamed Flow Technologies (“FT”).

2025 COMPANY SNAPSHOT
■
Approx. $3.9 billion of sales across approx. 125 countries

■
Global presence with 65% of revenue outside the U.S.

■
Approx. 11,600 employees in 38 countries

■
Balanced and diversified portfolio in growing end markets

2025 HIGHLIGHTS
ITT once again delivered strong results in 2025. Orders were up 10% in total, with strength in aerospace and defense connectors, pump projects, and contributions from the kSARIA acquisition driving an end-of-year backlog of approximately $1.9 billion. We grew organic revenue 5%, or 8% in total including the addition of our 2025 acquisitions. Profitable top-line growth drove adjusted EPS growth of 14%, reflecting the benefits from higher volume, productivity and pricing, and contributions from acquisitions. On cash flow, we generated $669 million of net cash from operating activities, resulting in operating cash flow margin of 17% while free cash flow generation was $555 million, representing 14% free cash flow margin.
In December 2025, we announced a definitive agreement to acquire SPX FLOW for $4.775 billion, funded through a combination of cash and equity, in our largest transaction to date. The acquisition closed in March 2026 and expands our Flow Technologies segment, broadens our exposure to higher-growth process technologies while diversifying our end markets, and enhances our scale in engineered flow solutions and aftermarket services.
The table below provides a summary of our financial performance for 2025 and comparisons to 2024.
2	ITT INC. | 2026 PROXY STATEMENT

PROXY STATEMENT EXECUTIVE SUMMARY 2025 HIGHLIGHTS

SUMMARY OF KEY PERFORMANCE INDICATORS FOR 2025
Table and the text in this section reflect GAAP figures, other than organic revenue, adjusted operating income and margin, adjusted EPS, free cash flow and free cash flow margin. Please refer to Appendix A for the definition of these non-GAAP financial measures, the reasons why we use these measures and for reconciliations to the most directly comparable measures calculated in accordance with GAAP.
ITT INC. | 2026 PROXY STATEMENT	3

PROXY STATEMENT EXECUTIVE SUMMARY 2025 HIGHLIGHTS

NON-GAAP DISCLOSURES
Organic orders, organic revenue, adjusted operating income, adjusted operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share (“adjusted EPS”), free cash flow and free cash flow margin are financial measures not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which are referred to as non-GAAP financial measures. Please refer to Appendix A for the definition of these non-GAAP financial measures, the reasons why we use these measures and for reconciliations to the most directly comparable measures, calculated in accordance with GAAP.
2025 FINANCIAL PERFORMANCE
■
Orders grew 5% organically, leading to an ending backlog of approximately $1.9 billion, an increase of 18% year over year. This was driven by strong demand in CCT aerospace and defense connectors, pump project awards, and continued strength in short-cycle demand, with additional contribution from the kSARIA acquisition.

■
Revenue grew 8%, driven by pump project execution, aerospace and defense demand, share gains in automotive friction, strength in rail and pricing actions, with contributions from Svanehøj and kSARIA.

■
Adjusted operating income increased 11% driven by higher volumes, productivity, and pricing actions, partially offset by unfavorable foreign exchange and acquisition-related dilution. Adjusted operating margin increased 40 basis points.

■
Adjusted earnings per share increased 14% driven by improved operational performance and higher operating income, partially offset by a higher effective tax rate and higher interest expense.

CAPITAL DEPLOYMENT
In 2025, we deployed over $750 million of capital. Capital expenditures exceeded $120 million, underscoring our continued commitment to innovation, growth and capacity expansion. We strategically repurchased 3.8 million shares of common stock in the open market for $521 million and returned an additional $111 million to shareholders through dividends of $1.40 per share, representing a 10% year over year increase. In December 2025, we announced a definitive agreement to acquire SPX FLOW, the largest transaction in ITT history. The $4.775 billion acquisition, comprised of $4.075 billion in cash and $700 million in common stock, closed in March 2026. SPX FLOW is a leading provider of highly engineered pumps, valves, mixers, aftermarket services and other flow and process solutions. The transaction significantly strengthens ITT’s leadership in core markets while establishing a strong position in close adjacencies, creating a world-class flow platform.
SHAREHOLDER VALUE CREATION
ITT’s total shareholder return (“TSR”) was 23% in 2025, outperforming the S&P 400 Capital Goods index by over 200 basis points and the S&P 500 index by 470 basis points. We also outperformed both relevant indices over the prior 3- and 5-year periods.

4	ITT INC. | 2026 PROXY STATEMENT

PROXY STATEMENT EXECUTIVE SUMMARY 2025 HIGHLIGHTS

(TSR is calculated by the growth in capital from purchasing a share in the company and assuming dividends are reinvested at the time they are paid.)
ITT INC. | 2026 PROXY STATEMENT	5

PROXY STATEMENT EXECUTIVE SUMMARY 2025 SUSTAINABILITY HIGHLIGHTS

2025 SUSTAINABILITY HIGHLIGHTS
ITT continued to make meaningful progress against the sustainability targets established in 2022, delivering measurable improvements in environmental performance, best-in-class employee safety results and continued innovation in energy-efficient products during 2024, as detailed in the Company’s 2025 Sustainability Update, which can be found on our website.
■
ITT continues to strive for best-in-class safety performance. We achieved the lowest safety incident rate on record in 2024 and delivered a 37% reduction in recordable incidents year-over-year, alongside 40% and 30% reductions in Injury Frequency Rate (IFR) and Injury Severity Rate (ISR), respectively.

■
Reduced Scope 1 and Scope 2 GHG emissions by 8% versus the 2021 baseline as of 2024, representing substantial progress toward ITT’s 10% reduction target by the end of 2026.

■
On a revenue-weighted basis, emissions were reduced by 28% compared to 2021, reflecting continued investments in energy efficiency and increased use of renewable energy across operations.

■
We continue to invest in energy-efficient product innovation. In mid-2025, we introduced VIDAR, ITT’s compact smart motor with embedded variable speed intelligence, to the market. VIDAR is approximately 60% more compact than comparable market solutions and is designed to reduce energy consumption, lower operating and maintenance costs, and extend equipment life in industrial applications.

■
In talent and leadership development, we launched frontline supervisor training program at sites in the United States and the Czech Republic where 50 frontline leaders completed more than 1,200 combined learning hours focused on leadership, performance management, and embedding ITT’s high-performance culture.

6	ITT INC. | 2026 PROXY STATEMENT

PROXY STATEMENT EXECUTIVE SUMMARY SNAPSHOT OF 2026 DIRECTOR NOMINEES

SNAPSHOT OF 2026 DIRECTOR NOMINEES
Our director nominees possess varied and complementary qualifications and have the skills and attributes necessary for a well-functioning, highly qualified and independent Board. The information below provides highlights of our directors’ roles and characteristics:
DIRECTOR SNAPSHOT
						Board Committees
Name	Age	Director Since	Independent	Other Public Company Boards	Position	Audit	CHC	N&G
Kevin Berryman	67	2023		1	Former CFO & President at Jacobs Solutions, Inc.
Maggie Chu	57	2024		0	Senior Vice President & CHRO at Littelfuse, Inc.
Donald DeFosset, Jr.	77	2011		1	Former Chairman, President & CEO of Walter Industries, Inc.
Douglas G. DelGrosso	64	2025		1	Former President & CEO of Adient, plc
Nazzic S. Keene*	65	2023		2	Former CEO at Science Applications International Corporation
Mary Laschinger	66	2025		1	Former CEO and Board Chair of Veritiv Corporation
Rebecca A. McDonald	73	2013		0	Former CEO of Laurus Energy, Inc.
Christopher O’Shea	52	2024		1	CEO of Centrica plc
Luca Savi	60	2019		1	CEO & President of ITT Inc.
Sharon Szafranski	59	2024		0	EVP, Welding Segment at Illinois Tool Works Inc.

Chair

Committee Member.

*
Ms. Keene will succeed Mr. Powers as Independent Chair of the Board.

ITT INC. | 2026 PROXY STATEMENT	7

PROXY STATEMENT EXECUTIVE SUMMARY CORPORATE GOVERNANCE HIGHLIGHTS

DIRECTOR SKILLS, EXPERIENCE AND EXPERTISE

Skill	Number
International Market Exposure	10
Operations	10
Industrial Experience	8
Public Company Board Experience	8
Executive Leadership Experience	10
Experience in One or More End Markets	10
Significant Financial Expertise	7
M&A Experience	10

BALANCED TENURE

3
over
5 years
7
less than
5 years
Average
Tenure
4
years

ETHNIC/RACIAL DIVERSITY

50% Women
10% Racial/Ethnic
Diversity

INDEPENDENCE

90%

AVERAGE AGE

64

CITIZENSHIP DIVERSITY

20%

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to robust governance practices that protect the long-term interests of our shareholders and establish strong Board and management accountability. The “Corporate Governance and Related Matters” section beginning on page 11 describes our governance framework. We have adopted key corporate governance best practices, including:
WHAT WE DO
Independent Chair of the Board	Annual Board and committee evaluation and self-assessments
Independent, experienced and qualified Board	Active Board refreshment, including two new directors added in 2025
Annual election of directors	Director skill sets aligned with corporate strategy
Majority voting for uncontested director elections	Limit on outside directorships
Regular executive sessions of the Board and its committees	Meaningful stock ownership guidelines for directors and executive officers
Proxy access right	Formal director orientation and continuing education programs
Shareholder right to call special meetings at 25% threshold	Proactive engagement with shareholders
A policy prohibiting hedging and pledging of the Company’s securities	Directors may not stand for reelection after the year in which they turn 75 without Board waiver
8	ITT INC. | 2026 PROXY STATEMENT

PROXY STATEMENT EXECUTIVE SUMMARY SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS
Fall 2025 Shareholder Engagement Outreach Efforts
Number of Shareholders Contacted:	Percent of Outstanding Shares Contacted:	Percent of Outstanding Shares Engaged:
35	74%	~44%
Fostering long-term relationships with our shareholders remains a key priority for the Board. We have developed a robust engagement program that ensures an active and open, year-round dialogue with shareholders and other stakeholders. The feedback we received from our engagement with shareholders in 2025 was shared with the Board and members of senior management.
Key discussion topics from these conversations included our long-term business strategy and recent performance, our executive compensation program, including the CEO Retention Plan adopted in October 2024, our corporate governance practices and Board refreshment and succession planning, and our sustainability and human capital management priorities. We conduct follow-up conversations with shareholders each spring to address important annual meeting matters, as needed.
These conversations continue to inform the Board’s actions in various areas, including our executive compensation practices, governance and Board succession planning, sustainability disclosures, and broader human capital initiatives. These meetings also strengthen ITT’s relationships with our shareholders and reinforce our commitment to ongoing engagement and responsiveness to shareholder feedback.

EXECUTIVE COMPENSATION HIGHLIGHTS
The Compensation and Human Capital Committee continues to firmly believe in pay-for-performance and has structured the executive compensation program to align our executives’ interests with the long-term interests of our shareholders. The Compensation and Human Capital Committee also regularly incorporates feedback from shareholders when structuring our executive compensation program.
Our Chief Executive Officer (“CEO”) and other named executive officers (the “Named Executive Officers” or “NEOs”) have a significant amount of their target pay tied to our Annual Incentive Plan (“AIP”) and long-term incentives (“LTI”), which are at-risk, have minimum vesting periods, and dependent on ITT’s financial performance and stock price.

2025 CEO TARGET PAY	OTHER NEO AVERAGE TARGET PAY

ITT INC. | 2026 PROXY STATEMENT	9

PROXY STATEMENT EXECUTIVE SUMMARY EXECUTIVE COMPENSATION HIGHLIGHTS

Our 2025 financial performance was strong and our results exceeded target for each of the four metrics that drive the AIP at the enterprise level which resulted in a bonus payout for our CEO that was 159% of target and for our other NEOs that averaged 155% of target. Our Performance Share Unit (“PSU”)
payout is based on three-year performance (2023-2025) of ITT’s relative TSR and Return on Invested Capital (“ROIC”). Our three-year ROIC results were above target and our relative TSR results were above the median of our peers, which resulted in a 2023 PSU payout of 169.4% of target.

2025 CEO AIP PAYOUT	2023 PSU PAYOUT

10	ITT INC. | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS
INTRODUCTION
Our robust corporate governance and ethical conduct standards are critical to our ability to maintain full compliance with the laws, rules and regulations that govern our business and report results with accuracy and transparency. We monitor developments in the area of corporate governance, consider the feedback from our shareholders, and review our processes and procedures in light of this input. We also review federal and state laws affecting corporate governance, as well as rules and requirements of the New York Stock Exchange (the “NYSE”). We implement other corporate governance practices we believe are in the best interests of the Company and its shareholders. We also understand that corporate governance practices evolve over time, and we seek to maintain practices that provide the right framework for our operations, that are of value to our shareholders, and that positively aid in the governance of the Company.
The following sections provide an overview of ITT’s corporate governance structure and processes, including our leadership structure and certain responsibilities and activities of the Board and its committees.
ITT’s key governance documents, including our Corporate Governance Principles, our Code of Conduct, and the charters for the Audit Committee, Compensation and Human Capital Committee, and Nominating and Governance Committee, are available on our website at investors.itt.com. We have included our website address here and elsewhere in this Proxy Statement as inactive textual references and do not intend for them to be active links to our website. Our website is not incorporated into or a part of this Proxy Statement. Shareholders may also obtain copies of these documents free of charge by sending a written request to ITT Inc., 100 Washington Boulevard, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary.

CORPORATE GOVERNANCE PRINCIPLES
The Board has adopted Corporate Governance Principles (the “Principles”), as a framework for the operations of the Board and its committees and to guide the Board and ITT’s leadership team in the execution of their respective responsibilities. The Nominating and Governance Committee is responsible for overseeing the Principles. The Nominating and Governance Committee reviews the Principles at least annually and makes recommendations to the Board for updates in response to changing regulatory requirements, issues raised by shareholders or other stakeholders or otherwise as circumstances warrant. The Board may amend, waive, suspend, or repeal any of the Principles at any time, with or without public notice, as it determines necessary or appropriate in the exercise of its judgment or fiduciary duties. As noted above, we have posted the Principles on our website at: investors.itt.com. The Principles include the following items concerning the Board which we believe constitute best practices in corporate governance and help promote the efficient and effective operations of the Board:
■
directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance;
■
non-employee directors are limited to service on four public company boards (including the ITT Board). If the director serves as an active CEO of a public company, the director is limited to service on two public company boards (including the ITT Board) in addition to service on his or her own board;

■
no director may stand for re-election after the year in which they turn 75 without a Board waiver;

■
the CEO is limited to service on one public company board (in addition to service on the ITT Board);

■
the CEO reports at least annually to the Board on succession planning and management development;

■
the Board evaluates the performance of the CEO and other senior management personnel at least annually; and

■
the Board maintains a process whereby the Board, its committees and its individual directors are subject to annual evaluation and self-assessment.

ITT INC. | 2026 PROXY STATEMENT	11

CORPORATE GOVERNANCE AND RELATED MATTERS OUR BOARD LEADERSHIP STRUCTURE

OUR BOARD LEADERSHIP STRUCTURE
Timothy H. Powers has served as the independent Chair of the Board since March 2023. As previously announced, Mr. Powers is not standing for re-election and will retire following the conclusion of the Annual Meeting. Nazzic S. Keene, who has served as a director of the Company since October 2023, will succeed Mr. Powers as independent Chair of the Board. Luca Savi serves as the Company’s Chief Executive Officer and President. Ms. Keene brings extensive public company leadership experience, including service as a former chief executive officer with a demonstrated record of driving growth and transformational change. Ms. Keene also has significant experience as a public company director, with deep expertise in information technology, mergers and acquisitions and integration. The Board believes that Ms. Keene is well qualified to serve as Chair and that the Board will continue to operate effectively and efficiently under her leadership.
Notwithstanding the separation of the roles of Chief Executive Officer and Chair of the Board since 2011, the Board does not have a formal policy with respect to the separation of the positions of Chair and CEO and believes the decision on whether or not to separate these functions should be made based on the best interests of the Company and its shareholders at the time. The Board annually reviews its leadership structure, taking into account many factors, including the individuals involved, the culture and performance of the
Company, the needs of the business, fulfillment of the duties of the Board, Board succession planning, corporate governance best practices and the best interests of shareholders.
The Board continues to believe that having separate individuals holding the Chair and CEO positions is the right leadership structure for the Company. This division of responsibilities allows our CEO to focus on the operations of our business while allowing our independent Chair to focus on leading the Board in its responsibilities.
Our Chair’s responsibilities include:
■
presiding over Board meetings;

■
providing senior management with feedback from executive sessions as appropriate;

■
supervising the self-evaluations of the directors in coordination with the Nominating and Governance Committee;

■
serving as Chair for our annual meeting of shareholders; and

■
serving as an ex-officio, non-voting member for any Board committees for which they do not serve as a full voting member.

THE BOARD’S ROLE IN LEADERSHIP SUCCESSION PLANNING
The Board is actively engaged in our talent management program. The Compensation and Human Capital Committee oversees the process for succession planning for the CEO and other senior executives and updates the full Board in its executive sessions. The Board holds a formal succession planning and talent review session at least annually. These sessions include the identification and development of internal candidates and assessment of key capabilities, desired leadership skills, and the ability to influence our business and strategic direction consistent with our core values. As part of the succession planning process, the Board, working through the Nominating and Governance Committee, also reviews and maintains an emergency succession plan for the position of CEO. Additionally, the Board reviews the succession plans for the ITT leadership team, including the presidents of each of our three business segments.
Directors interact with ITT leaders through Board presentations, discussions, and onsite visits to operating facilities, as well as through informal events and interactions throughout the year such as “breakfast with the Board” events, lunches, dinners, and planned small group and one-on-one sessions.

BOARD AND COMMITTEE STRUCTURE
BOARD AND COMMITTEE MEETINGS AND MEMBERSHIP
The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Under the Principles, directors are expected to attend all meetings of the Board and all meetings of the committees of which they are members. Members may attend by telephone or video conference, although in-person attendance at regularly scheduled meetings is strongly encouraged. During the 2025 fiscal year, the Board held 15 meetings and there were 21 committee meetings. All directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served. It is Company practice that all directors attend our annual meetings. All directors who were on the Board at the time attended our 2025 annual meeting of shareholders.

12	ITT INC. | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND COMMITTEE STRUCTURE

The Board has an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Governance Committee. The following table summarizes the current Board committee membership of each director:
Name	Audit	Compensation and Human Capital	Nominating and Governance
Kevin Berryman
Maggie Chu
Donald DeFosset, Jr.
Douglas DelGrosso
Nazzic S. Keene*
Mary Laschinger
Rebecca A. McDonald
Christopher O’Shea
Timothy H. Powers
Luca Savi
Sharon Szafranski
Number of Meetings in 2025:	10	5	6

Chair

Mr. Powers, as independent chair, is an ex-officio, non-voting member for all Board committees. Mr. Powers is not standing for re-election and will retire from the Board following the completion of the Annual Meeting.

Committee member.

*
Ms. Keene will succeed Mr. Powers as Independent Chair of the Board.

OVERVIEW OF COMMITTEES
The charters of each of the Audit Committee, Compensation and Human Capital Committee and Nominating and Governance Committee conform to the applicable NYSE listing standards, including that all members of each such committee are independent, and each committee reviews its charter at least annually and as regulatory developments and business circumstances warrant. Each of the committees considers revisions to its respective charter from time to time to reflect evolving best practices. The descriptions below of the roles and responsibilities of each of the committees of the Board are qualified by reference to the complete committee charters, which are available on our website at investors.itt.com.

ITT INC. | 2026 PROXY STATEMENT	13

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND COMMITTEE STRUCTURE

AUDIT COMMITTEE
Attendance	Responsibilities
Meetings Held in 2025: 10 Committee Members Kevin Berryman (Chair) Nazzic S. Keene Christopher O’Shea Timothy H. Powers Sharon Szafranski
Purpose: assist the Board in fulfilling its responsibility to oversee management’s conduct of the financial reporting process.
The Audit Committee is primarily responsible for:
■
reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements and approving those financial statements for inclusion in the Company’s public filings;

■
reviewing and overseeing the Company’s selection and application of accounting principles and matters relating to the Company’s internal controls and disclosure controls and procedures;

■
overseeing the Company’s compliance with legal and regulatory requirements, including reviewing the effect of regulatory and accounting initiatives on the Company’s financial statements;

■
reviewing and discussing with management and the independent auditors the Company’s environmental, social, and governance (“ESG”) audit and financial controls, and quantitative disclosures and the financial and audit implications of ESG data and processes;

■
overseeing the structure and scope of the Company’s internal audit function; and

■
overseeing the Company’s policies on risk assessment and management.

The Audit Committee is also directly responsible for the selection and oversight of the Company’s independent registered public accounting firm, including determining the firm’s qualifications, independence, scope of responsibility and compensation.

Audit Committee Report, Page 44
The Audit Committee has established policies and procedures for the pre-approval of all services by our independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received regarding accounting, internal controls and auditing matters. Additional details on the role of the Audit Committee may be found in “Ratification of Appointment of the Independent Registered Public Accounting Firm (Proxy Item No. 2)” later in this Proxy Statement.
The Board has determined that each member of the Audit Committee is financially literate and independent, as defined by the rules of the Securities and Exchange Commission (the “SEC”) and NYSE listing standards, as well as independent under the Principles. The Board has identified each of Messrs. Berryman, O’Shea, and Powers, and Ms. Szafranski as audit committee financial experts, as that term is defined in SEC rules. The Board has evaluated the performance of the Audit Committee in compliance with regulatory requirements.

14	ITT INC. | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND COMMITTEE STRUCTURE

COMPENSATION AND HUMAN CAPITAL COMMITTEE
Attendance	Responsibilities
Meetings Held in 2025: 5 Committee Members Rebecca A. McDonald (Chair) Maggie Chu Donald DeFosset, Jr. Mary Laschinger Sharon Szafranski
Purpose: provide oversight of the compensation, benefits and human capital management programs provided to employees of the Company.
The Compensation and Human Capital Committee evaluates and approves the compensation plans, policies and programs for the CEO and the other executive officers of ITT and approves awards under the Company’s equity incentive plans. Its responsibilities also include:
■
setting annual performance goals and objectives with respect to the CEO;

■
approving annual performance objectives, reviewing performance and approving individual compensation actions for the other executive officers;

■
reviewing and discussing the Company’s talent review and development process and succession planning process for executive officers (including the CEO) and other critical senior management roles;

■
providing oversight of the Company’s human capital management programs, including management development; and

■
approving the Compensation Discussion and Analysis included in the Company’s annual proxy statement.

Compensation and Human Capital Committee Report, Page 81
The Board has determined that each member of the Compensation and Human Capital Committee is independent, as defined by the rules of the SEC and NYSE listing standards, as well as independent under the Principles and Section 2.10 of the Company’s Amended and Restated By-laws (the “By-laws”). In addition, each committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”). The Board has evaluated the performance of the Compensation and Human Capital Committee in compliance with regulatory requirements.
NOMINATING AND GOVERNANCE COMMITTEE
Attendance	Responsibilities
Meetings Held in 2025: 6 Committee Members Donald DeFosset, Jr. (Chair) Douglas DelGrosso Nazzic S. Keene Christopher O’Shea
Purpose: ensure the Board is appropriately constituted to meet its fiduciary obligations to shareholders of the Company.
The Nominating and Governance Committee oversees the practices, policies and procedures of the Board and its committees. Responsibilities also include:
■
evaluating the size, composition, governance and structure of the Board and the qualifications, compensation and retirement age of directors;

■
identifying, evaluating and proposing nominees for election to the Board;

■
considering the independence and possible conflicts of interest of directors and executive officers and ensuring compliance with applicable laws and NYSE listing standards; and

■
overseeing the Company’s overall enterprise risk management program.

The Nominating and Governance Committee is also charged with:
■
overseeing the annual evaluations of the Board and its committees;

■
reviewing the Principles;

■
oversight of the Company’s policy on political spending and related disclosure;

■
reviewing material related party transactions in accordance with our Related Party Transactions Policy;

■
monitoring our directors’ outside engagements and administering our director resignation procedures when there is a change in a director’s employment status; and

■
evaluating the compensation program for the non-management directors.

The Committee also maintains oversight of the Company’s sustainability initiatives and of activities involving community relations and philanthropy.

ITT INC. | 2026 PROXY STATEMENT	15

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND COMMITTEE STRUCTURE

The Board has determined that each member of the Nominating and Governance Committee is independent, as defined by the rules of the SEC and NYSE listing standards, as well as independent under the Principles. The Board has evaluated the performance of the Nominating and Governance Committee in compliance with regulatory requirements.
As stated above, the Nominating and Governance Committee evaluates the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation. The Nominating and Governance Committee consults with Pay Governance LLC (“Pay Governance”) as an independent consultant for this purpose.
Pay Governance’s responsibilities include providing market comparison data on non-management director compensation at peer companies, tracking trends in non-management director compensation practices, and advising the Nominating and Governance Committee regarding the components and levels of non-management director compensation. The Nominating and Governance Committee is not aware of any conflict of interest on the part of Pay Governance arising from these services or any other factor that would impair Pay Governance’s independence. Executive officers do not play any role in either determining or recommending non-management director compensation.

EXECUTIVE SESSIONS OF DIRECTORS
Agendas for meetings of the Board include regularly scheduled executive sessions led by the Board’s non-executive Chair for the independent directors to meet without management present. Board members have access to our employees outside of Board meetings, and the Board encourages directors to visit different Company sites and events periodically and meet with local management at those sites and events, either as part of a regularly scheduled Board meeting or otherwise.

16	ITT INC. | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND COMMITTEE ROLES IN OVERSIGHT OF RISK

BOARD AND COMMITTEE ROLES IN OVERSIGHT OF RISK
BOARD

The Board is charged with oversight of the Company’s risk management policies and practices with the objective of ensuring appropriate risk management systems are employed throughout the Company. ITT faces a broad array of risks, including market, operational, strategic, legal, political, international and financial risks. The Board monitors overall corporate performance, the integrity of the Company’s financial controls and the effectiveness of its legal compliance and enterprise risk management programs, risk governance practices and risk mitigation efforts. The Board receives reports from management on risk matters in the context of the Company’s annual strategy session and strategic planning reviews, the annual operating plan, budget reviews and business reports, talent reviews and other updates provided at Board meetings. Depending on subject matter and time allocation considerations, the Board may choose to maintain direct oversight responsibility for certain material risks or assign oversight to a Board Committee.

Audit Committee	Compensation and Human Capital Committee	Nominating and Governance Committee

Oversees policies on risk assessment and management, and oversees risks related to the Company’s financial statements, cybersecurity, the financial reporting process, accounting matters and other areas of significant financial risk. Assesses risks related to legal and regulatory matters that may have a material impact on the Company’s financial statements.
Oversees risks related to compensation-related matters, management succession planning, human capital management and corporate culture.
Oversees overall risk management program. Also evaluates risks in connection with the Company’s corporate governance structures and processes and risks related to other primarily non-financial matters (for example, business continuity planning and sustainability).

MANAGEMENT

The Company’s internal audit function has primary oversight responsibilities over risk management and engages with other members of management, including our chief compliance officer, who oversees compliance with Company policies and procedures, to monitor and analyze various risks. On a regular basis, the Board and its committees engage with our senior management, our head of internal audit, our chief compliance officer, and other members of management on risk management as part of broad strategic and operational discussions which encompass interrelated risks, as well as on a risk-by-risk basis. Each Board committee also receives regular reports from management within the relevant expertise of that committee. For example, the Compensation and Human Capital Committee reviews and assesses compensation and incentive program risks to ensure the Company’s compensation programs encourage innovation and balance appropriate business risks and rewards without encouraging risk-taking behaviors that may have a material adverse effect on the Company, and periodically receives a report from management evaluating these risks. The Board and each committee regularly meet in executive sessions and with key management personnel, as well as with outside advisors.

ENTERPRISE RISK MANAGEMENT PROGRAM
Our management team has implemented an enterprise risk management (“ERM”) program designed to work across the organization to identify, assess, monitor, and communicate the Company’s strategic, operational, financial, compliance, legal and reputational risks. The ERM program provides enterprise-wide insight into individual risks and the overall risks that ITT faces and synthesizes this input to create a dynamic register of risks. The business actively manages these risks as part of standard operating procedure, and not as a separate academic exercise. A Steering Committee, chaired by ITT’s Chief Financial Officer who serves as a liaison to our executive leadership team, leads our ERM program. Risk leaders are assigned to each enterprise risk and are responsible for monitoring the execution of mitigation strategies. ITT’s Nominating and Governance Committee and Audit Committee receive a formal ERM update at least annually; additionally, our full Board receives reports as needed.

ITT INC. | 2026 PROXY STATEMENT	17

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND COMMITTEE EVALUATION PROCESS

BOARD AND COMMITTEE EVALUATION PROCESS
The Board believes that self-evaluations of the full Board, the committees and individual directors are important elements of corporate governance and essential to ensuring the effective functioning of our Board. Under the Principles, the Board maintains formal mechanisms to annually assess its performance and that of its committees and individual directors. Annually, our Board evaluates its performance and each committee evaluates its own performance. The Board utilizes various approaches in its self-assessment process depending upon the needs and desires of the Board in different years. At various times, the Board has used written self-assessments, independent third-party facilitator interviews, and Board-member led interviews in order to complete the self-assessments.
As part of the Board’s self-assessment process, directors consider various topics related to Board composition, structure, effectiveness, and responsibilities, as well as the overall mix of director experience, qualifications, attributes and skills. As set forth in its charter, the Nominating and Governance Committee oversees the Board and committee evaluation process. Annually, the Nominating and Governance Committee reviews the process and considers whether to recommend changes for future years. For example, in 2025, the process was expanded to include peer-to-peer feedback on each director. The Board uses the self-assessment results to evaluate and identify skill sets and experiences that align to our long-term strategic and financial direction which is instrumental to our ongoing refreshment process and helps us identify potential director candidates. The Nominating and Governance Committee and full Board also use the results as an input in the annual evaluation of directors for renomination to the Board.

TOPICS CONSIDERED DURING THE BOARD AND COMMITTEE SELF-ASSESSMENTS INCLUDED:
Board and Committee Functionality	Board Effectiveness	Committee Effectiveness
■ Board and committee composition and alignment of director skill sets with strategic priorities of the Company	■ Areas of strength and areas of improvement for greater effectiveness	■ Effectiveness of committee composition, including whether the number and types of committees is adequate
■ Level of involvement and fulfillment of oversight responsibilities	■ Integration of newly appointed directors and management of Chair succession	■ The composition of directors
■ Board and committee purpose and appropriate key areas of focus	■ Oversight of succession planning for board and management leadership	■ Committee reporting to the full Board
■ Conduct of meetings, including encouragement of and time allocated for candid dialogue	■ Effectiveness of process for risk oversight/management	■ Effectiveness of committee Chairs
The Company’s Corporate Secretary assisted the Chair of our Nominating and Governance Committee with the administration of this year’s Board self-assessment. Each director completed questionnaires addressing Board and committee composition, director qualifications and experience, the performance of responsibilities under applicable charters and overall Board and committee effectiveness. The summaries were shared with the Board and committee members in an executive session to inform their review and discussion. The Chair of the Nominating and Governance Committee led a discussion of the Board and each committee chair led a discussion of the committee results. The Board has an ongoing dialogue throughout the year regarding the self-assessment observations and suggestions.
In addition to the in-person review of the results of the Board and committee self-assessments, at least once per year our independent Chair has individual one-on-one discussions with each director to elicit any further information about his/her views on the functioning of the Board and its committees. Our Chair also held one-on-one discussions with each of Mr. DelGrosso and Ms. Laschinger after they attended their first Board meetings and at other times, in each case to solicit their feedback and ensure that they were being integrated properly into the Board and the Company. Feedback from all of these discussions is incorporated into the Board’s overall action plan. Examples of changes made in response to the self-assessment process over the last several years include:
■
increased Board exposure both formally and informally to key executives;

■
increased focus on M&A integration processes and acquired company performance post-acquisition; and

■
a focus on increasing industry experience as part of the board refreshment process.

The results of the self-assessment process in 2025 confirmed the Board’s belief that the Board and its committees are currently operating effectively.

18	ITT INC. | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS

SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS
Fostering long-term relationships with our shareholders remains a key priority for the Board. We proactively engage directly with our shareholders throughout the year to gather useful feedback on a wide variety of topics, including financial performance, corporate governance, executive compensation, sustainability practices and strategic priorities. We have generally received positive feedback regarding our executive leadership, strategy, corporate governance practices, including our Board leadership and the composition of our Board, our human capital management practices and policies, and our sustainability efforts. Shareholder feedback continues to inform our practices and the information we disclose to the public to help us effectively address shareholder interests and inquiries.

YEAR-ROUND SHAREHOLDER ENGAGEMENT PROGRAM
We have developed a robust engagement program that ensures an active and open, year-round, dialogue with shareholders and other stakeholders. These meetings strengthen our relationship with our shareholders and reinforce our commitment to incorporate shareholder feedback into various decisions made by the Board and management.

ITT INC. | 2026 PROXY STATEMENT	19

CORPORATE GOVERNANCE AND RELATED MATTERS SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS

FALL ENGAGEMENT PROCESS
In 2025, we continued our robust fall shareholder engagement process, contacting 35 shareholders representing approximately 74% of ITT’s outstanding shares, and engaging with 13 shareholders representing approximately 44% of outstanding shares. In addition, we engaged with the two leading proxy advisory firms. These shareholder engagement efforts are complementary to outreach conducted by members of senior management through ITT’s Investor Relations department as they regularly meet with shareholders and participate in investor conferences.
The feedback we received was shared with the Board and members of senior management. An overview of the specific areas of focus for our shareholders during these meetings is provided in the table below. We believe it is important for the Company to have a direct line of communication with shareholders to allow the Board and management to better assess our policies and practices continually.

Fall 2025 Shareholder Engagement Outreach Efforts
Number of Shareholders Contacted:	Percent of Outstanding Shares Contacted:	Percent of Outstanding Shares Engaged:
35	74%	44%
Specific Areas of Focus and Feedback
Corporate Governance	Human Capital Management	Sustainability
Board Composition & Refreshment	High-Performance Culture	Sustainability Reporting
■ Discussed alignment of director expertise with the Company’s long-term strategy, including recent Board additions and the Board’s ongoing refreshment efforts	■ Discussed ITT’s commitment to fostering a high-performance culture and inclusive meritocracy, including actions taken to attract, retain and develop talent	■ Discussed product innovations, including VIDAR and Geo-Pad, that support customer sustainability goals
■ Discussed Board leadership succession planning for the Board Chair and Nominating and Governance Committee Chair, including limited retirement-age waivers	■ Discussed labor market dynamics, talent retention efforts and succession planning at the executive leadership level and below	■ Discussed readiness for evolving sustainability and climate disclosure requirements, including Corporate Sustainability Reporting Directive and California climate rules
■ Shareholders expressed support for ITT’s Board composition and refreshment approach

Governance and Board Oversight	Compensation	Sustainability Goals
■ Discussed the Board’s governance framework and thoughtful committee composition, with appropriate skills and expertise	■ Discussed structure and design of compensation plan to incentivize value creation aligned with shareholders and retain key executives	■ Discussed progress toward previously disclosed sustainability and emissions-reduction goals in addition to ITT technologies that enable our clients to meet their sustainability goals
■ Investors expressed support for ITT’s “best-in-class” corporate governance practices and thoughtful approach to Board composition	■ Shareholders expressed general support for the Company’s executive compensation program
20	ITT INC. | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS ESG AND SUSTAINABILITY OVERSIGHT

RECENT BOARD ACTIONS IN RESPONSE TO
INVESTOR FEEDBACK
■
Executive Compensation: As part of our ongoing shareholder engagement, investors reviewed and discussed the Company’s executive compensation program, including the CEO Retention Plan adopted in 2024. Shareholders generally expressed support for the structure and design of the CEO Retention Plan and for the Company’s overall executive compensation program. The Compensation and Human Capital Committee continues to monitor the effectiveness of the executive compensation program in light of shareholder feedback and the Company’s long-term strategy.

■
Sustainability: We continue to evolve and enhance our sustainability practices and disclosure, taking into account shareholder feedback. Our 2025 Sustainability Update detailed our progress on our previously released GHG emissions target and ITT technologies that enable our customers to achieve their sustainability goals with market-leading innovation and energy efficiencies. We remain committed to progressing our efforts and issuing future sustainability reports outlining our goals and initiatives.
We encourage shareholders to continue to engage with us and let us know their thoughts about ITT or bring matters to our attention. Please feel free to write directly to us at ITT Inc., 100 Washington Boulevard, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders and other interested parties may contact any of our directors (including the non-executive Chair), a committee of the Board, the Board’s non-management directors as a group, or the Board as a whole by writing to them c/o ITT Inc., 100 Washington Boulevard, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary. Communications are distributed to the Board, or to any individual director(s), as appropriate under the facts and circumstances. Junk mail, advertisements, product inquiries or complaints, resumes, spam, and surveys are not forwarded to the Board. Material that is threatening, unduly hostile, or deemed by the Corporate Secretary to be trivial, irrelevant or inappropriate will also not be forwarded. Any non-management director may request any communications that have been excluded be made available.

ESG AND SUSTAINABILITY OVERSIGHT
Our Board, executive leadership and employees are committed to effectively managing ESG and sustainability-related topics. We design our governance policies and processes to provide appropriate Board-level oversight of significant ESG issues relevant to ITT. Our ESG governance structure, policies, processes, and areas of focus are informed by ESG reporting standards and our proactive engagement with investors, customers, and other stakeholders.
Management works closely with the Board to identify relevant ESG risks and opportunities to enhance our bottom line and deliver long-term financial value to our shareholders. The Nominating and Governance Committee has overall oversight responsibility for sustainability and our other ESG initiatives. In addition, each committee has primary responsibility for oversight of other specific aspects of the Company’s ESG initiatives, consistent with their areas of responsibility as reflected in their respective charters and described below.
The Environmental, Safety, Health and Security (“ESH&S”) Council is an internal team of senior executives led by our
Chief Legal Officer that establishes corporate-wide processes and strategies and oversees ESH&S matters across the Company. The ESH&S Council meets monthly and includes, among others, our Chief Legal Officer, our VP, ESH&S and our Director of Environmental Affairs.
Our Environmental Task Force, comprised of leaders in our ESH&S Council, finance, research and development and supply chain management teams, is led by our CFO and meets monthly to discuss green capex initiatives, establish corporate-wide environmental and sustainability goals and identify sustainability-related opportunities across our business segments.
The Board and its committees receive regular reports on ESG and sustainability-related topics, including an annual review of our environmental liabilities provided to our Audit Committee.

ITT INC. | 2026 PROXY STATEMENT	21

CORPORATE GOVERNANCE AND RELATED MATTERS DIRECTOR ORIENTATION AND CONTINUING EDUCATION

BOARD OF DIRECTORS OVERSIGHT OF ESG
Receives regular reports from management regarding matters related to ESH&S and provides oversight of sustainability and other ESG initiatives, primarily through its committees
Audit Committee	Nominating and Governance Committee	Compensation and Human Capital Committee

■
Oversees ESG-related audit and financial controls, reporting and quantitative disclosures and the financial and audit implications of ESG data, processes, and environmental liabilities and assets, including the accuracy of budgeting and the forecasting process related to environmental liabilities

■
Oversees and reviews cybersecurity and other information technology risks, controls and procedures

■
Oversees sustainability in general and maintains an informed status on key ESG initiatives, engagement with key stakeholders, non-governmental organizations and ESG rating organizations

■
Receives updates from our investor relations department regarding sustainability initiatives at least annually

■
Oversees human capital management programs, including responsibilities relating to the compensation and benefits of our executive officers, and the recruitment, development and retention of talent necessary to ensure our success

■
Receives regular briefings from our Chief Human Resources Officer as well as written reports at least once a quarter

Environmental Task Force	Environmental, Safety, Health & Security Council
Internal management team that establishes corporate-wide environmental and sustainability goals and identifies sustainability-related opportunities across our business segments	Internal management team that establishes corporate-wide processes and strategies and oversees ESH&S matters across the Company
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Given the ongoing Board refreshment program and the addition of two new directors in 2025 and five new directors since 2024, our director onboarding process is an important element of our Board’s overall approach to providing strong oversight. As part of ITT’s director orientation program, new directors participate in one-on-one introductory meetings with members of ITT’s leadership team and other functional leaders. This director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, human resources matters, our compliance programs and other controls, policies and procedures. The orientation also addresses Board procedures, our Principles and our Board committee charters and provides directors with the opportunity to meet with our officers and other key members of senior management. We also encourage our newer directors to visit our operating sites shortly after they join the Board so that they gain important first-hand experience. Finally, in order to provide our new directors with a resource for questions and insight about our business, culture and governance practices, and to foster collegiality on our Board, each new director is informally paired with another director or member of management who can assist the new director in obtaining whatever information they may need.
The Company also endeavors to provide ongoing director education throughout the year. Our annual strategy session, where senior management presents the strategic plans for each of the businesses and the Company as a whole, is one component of that ongoing education. We aim to periodically hold the annual strategy session at an ITT facility in order to increase the Board’s understanding of the Company’s people, operations, product lines and overall business. For example, in October 2025, we held our annual strategy session at kSARIA’s headquarters in New Hampshire, a business we acquired in 2024 that is part of CCT. Members of our senior management as well as outside advisors and industry experts present topics throughout the year to the Board in order to increase directors’ understanding of the Company’s business operations, strategies, risks and opportunities.
Directors may also enroll in external continuing education programs at ITT’s expense on topics associated with a director’s service on a public company board in order to provide a forum for them to maintain their insight into leading governance practices, exchange ideas with peers, and keep current their skills and understanding of their duties as directors.

22	ITT INC. | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND GOVERNANCE POLICIES

BOARD AND GOVERNANCE POLICIES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation and Human Capital Committee during 2025 or as of the date of this Proxy Statement in 2026 has been an officer or employee of the Company. In addition, no executive officer of the Company has served on the compensation committee or board of any company that employed any member of our Compensation and Human Capital Committee or Board.

CODE OF CONDUCT
The Company has adopted the ITT Code of Conduct, which was updated in 2025 and applies to all employees (including part-time and temporary workers and contractors), including the CEO, CFO, and Principal Accounting Officer and, where applicable, to its non-management directors. The ITT Code of Conduct is available on our website at www.itt.com/newsroom/publications/code-of-conduct. We disclose on our website any changes to or waivers from the Code of Conduct for the Company’s CEO, CFO, Principal Accounting Officer, non-management directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our CEO, CFO, and Principal Accounting Officer, or persons performing similar functions. We intend to do this by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.
The Company has established a confidential ethics phone line and website to respond to employees, suppliers, contractors and customers’ questions and reports of ethical concerns. Also, the Audit Committee has established a policy with procedures to receive, retain and treat complaints received by the Company regarding accounting, internal controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. ITT does not allow any form of retaliation against anyone who raises a concern in good faith.

POLICIES FOR APPROVING RELATED PARTY TRANSACTIONS
The Board has adopted a written Related Party Transaction Policy (the “RPT Policy”) that addresses the reporting, review and approval or ratification of transactions with related parties. The RPT Policy covers (but is not limited to) those related party transactions and relationships required to be disclosed under Item 404(a) of the SEC’s Regulation S-K, and applies to each director or executive officer of the Company, any nominee for election as a director of the Company, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons (each, a “Related Party”).
The Company recognizes transactions with Related Parties may involve potential or actual conflicts of interest and pose the risk they may be, or be perceived to have been, based on considerations other than the Company’s best interests. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between Related Parties and the Company may be incidental to the normal course of business, may provide an opportunity that is in the best interests of the Company to pursue, or may not otherwise be inconsistent with the best interests of the Company. In other cases it may be inefficient for the Company to pursue an alternative transaction. The RPT Policy therefore is not designed to prohibit Related Party transactions; rather, it is designed to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them. The RPT Policy supplements the provisions of our Code of Conduct concerning potential conflict of interest situations. Under the RPT Policy, an amendment to an arrangement that is considered a Related Party transaction is, unless clearly incidental in nature, considered a separate Related Party transaction.
The RPT Policy provides for the Nominating and Governance Committee to review all Related Party transactions and, wherever possible, to approve such transactions in advance of any such transaction being given effect. In connection with approving or ratifying a Related Party transaction, the Nominating and Governance Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or consistent with, the best interests of the Company, including, as applicable, consideration of the following factors:
■
the position within or relationship of the Related Party with the Company;

■
the materiality of the transaction to the Related Party and the Company, including the dollar value of the transaction, without regard to profit or loss;

■
the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

ITT INC. | 2026 PROXY STATEMENT	23

CORPORATE GOVERNANCE AND RELATED MATTERS BOARD AND GOVERNANCE POLICIES

■
whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms the Company offers generally to persons who are not Related Parties;

■
whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and

■
the effect of the transaction on our business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures,

and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.
The RPT Policy provides standing pre-approval for certain types of transactions the Nominating and Governance Committee has determined do not pose a significant risk of conflict of interest, either because a Related Party would not have a material interest in a transaction of that type or due to the nature, size and/or degree of significance to the Company. The Board reevaluates the RPT Policy periodically.

HEDGING AND PLEDGING
Our directors and certain employees (including our executive officers) are prohibited from hedging and speculative trading in the Company’s securities, including short sales and leverage transactions such as puts, calls and listed and unlisted options.
We also prohibit our directors and certain employees, including our executive officers, from pledging Company securities as collateral for a loan.

STOCK TRADING AND CONFIDENTIALITY POLICY
ITT has an insider trading policy, the “Stock Trading and Confidentiality Policy,” governing the purchase, sale and other dispositions of ITT’s securities that applies to all personnel of ITT and its subsidiaries, including directors, officers and employees and other covered persons, as well as ITT itself. The Policy prohibits ITT insiders from trading while in possession of material non-public information and certain other transactions, including short sales, trading in exchange-traded options and certain other derivatives and hedging or pledging ITT securities. ITT believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of the policy is filed as Exhibit 19.1 to ITT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference into our most recently filed Annual Report on Form 10-K.

24	ITT INC. | 2026 PROXY STATEMENT

DIRECTORS’ QUALIFICATION
AND SELECTION PROCESS
BOARD COMPOSITION AND REFRESHMENT
To ensure effective corporate governance, the Board, with significant support from the Nominating and Governance Committee, thoughtfully and deliberately manages its composition and refreshment process. This includes a thorough evaluation on an ongoing basis of the individual and collective skills, experiences, and attributes of its current directors.
The Board actively seeks directors whose expertise and capabilities support ITT’s long-term strategic and financial aims. Additionally, given the global nature of our operations, the Board is dedicated to ensuring that its members possess a wide range of experience, qualifications, attributes and skills that are needed to effectively oversee our operations.
The Board acts in a timely manner, recognizing the need to move swiftly in order to attract highly sought-after directors with the skills and experience to provide meaningful contributions to the Board. In 2025, the Board continued its refreshment process with the additions of Douglas G. DelGrosso and Mary Laschinger. These recent additions reflect the thoughtful approach to enhancing the Board’s global industrial experience and financial expertise in relevant industries. Given the planned retirements of Timothy H. Powers after our Annual Meeting and Donald DeFosset, Jr. after our annual meeting in 2027, the Board will continue to proactively manage its composition and pursue continued refreshment through a mix of skills, experience and attributes, to ensure the Board is well prepared for its governance responsibilities.
In addition to the refreshment efforts in 2025, the Board will transition the role of independent Chair of the Board from Timothy H. Powers to Nazzic S. Keene effective upon Mr. Powers’ retirement and subject to Ms. Keene’s election at the Annual Meeting. These actions reflect the continued execution of the Board’s refreshment and succession planning strategy, first announced in 2023. Over the last several years, the Board has balanced leadership continuity and effective succession planning, while maintaining a strong governance framework, to ensure the Board remains equipped with the appropriate skills and expertise needed to oversee the company and is well positioned to provide independent oversight and strategic guidance in support of ITT’s long-term success.

BOARD MEMBERSHIP CRITERIA
The Nominating and Governance Committee regularly considers and reviews with the Board the appropriate skills and characteristics for Board members in fulfilling its responsibility to identify and recommend qualified candidates for membership on the Board. As part of the membership criteria for new Board members, the Principles state that individuals who are nominated are expected to have significant accomplishments and recognized business stature and possess a broad range of attributes and experiences such as management skills and business, technological and international experience. The Nominating and Governance Committee’s top priority is therefore ensuring the Board is composed of directors who bring varied viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders.
Criteria for identifying and evaluating candidates for the Board include:
■
personal qualities and characteristics, accomplishments and reputation in the business community;

■
current knowledge and contacts in the Company’s business communities and industries;

■
the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial and responsive;

■
ability and willingness to commit adequate time to Board and committee matters;

■
variety in viewpoints, backgrounds, perspectives and cultural experiences;

■
independence (including independence from the interests of a particular group of shareholders);

■
absence of potential conflicts with our interests; and

■
such other criteria as the Board may from time to time determine relevant.

ITT INC. | 2026 PROXY STATEMENT	25

DIRECTORS’ QUALIFICATION AND SELECTION PROCESS DIRECTOR NOMINEE SKILLS

DIRECTOR NOMINEE SKILLS
Our director nominees possess relevant experience, skills and qualifications which contribute to a well-functioning Board that effectively oversees the Company’s strategy and management. All of our director nominees bring to the Board a balance of executive leadership experience derived from their varied professional backgrounds and areas of expertise that are relevant to ITT. As a group, they have global industrial and financial expertise, leadership and public company board experience, and sound business acumen. In identifying and evaluating candidates for the Board, the Nominating and Governance Committee considers the overall mix of directors’ skills, experience and backgrounds as a specific factor for nomination. We believe our Board nominees appropriately reflect a variety of experience and skills and of professional, gender, ethnic and personal backgrounds. The Board is committed to maintaining these different facets of variety among its members.

	Berryman	Chu	DeFosset	DelGrosso	Keene	McDonald	O’Shea	Laschinger	Savi	Szafranski	Total
International Market Exposure International business and/or management experience supports the Board’s oversight of key risks involving our global customer and supplier bases and our challenges managing global compliance systems											10
Operations General management operations experience at a publicly traded or private company allows directors to critically evaluate our operations and product development											10
Industrial Experience Significant business or management experience with a company in the multi-industrial segment enables enhanced oversight of product development and sharpens focus on safety and quality											8
Public Company Board Experience Service on the board of directors of at least one public company other than ITT provides directors with similar oversight experience											8
26	ITT INC. | 2026 PROXY STATEMENT

DIRECTORS’ QUALIFICATION AND SELECTION PROCESS DIRECTOR NOMINEE SKILLS

	Berryman	Chu	DeFosset	DelGrosso	Keene	McDonald	O’Shea	Laschinger	Savi	Szafranski	Total
Executive Leadership Experience Current or prior experience in a senior level management position (preferably CEO or reporting to CEO or Cabinet Member) of a publicly traded company, large private company or governmental department facilitates effective oversight of management and sharpens the Board’s succession planning process											10
Experience in One or More End Markets Business or management experience in one or more end markets allows directors to evaluate our market strategy, contracting and relationships with key customers											10
Significant Financial Experience CFO, Audit Committee Chair or Audit Committee Financial Expert (as per NYSE listing standards) or other employment or financial educational experience enhances the Board’s deliberations regarding capital allocation, long-term strategy and regulatory compliance											7
Mergers & Acquisition Experience Significant experience in mergers, acquisitions or other business combinations enables oversight of our strategy of growth through targeted acquisitions											10
Citizenship	U.S.	U.S.	U.S.	U.S.	U.S.	U.S.	U.K.	U.S.	Italy	U.S.
All skills are self-assessed.
ITT INC. | 2026 PROXY STATEMENT	27

DIRECTORS’ QUALIFICATION AND SELECTION PROCESS PROCESS FOR IDENTIFYING AND SELECTING NEW BOARD MEMBERS

PROCESS FOR IDENTIFYING AND SELECTING NEW BOARD MEMBERS
The Nominating and Governance Committee identifies director candidates through a variety of sources including independent search firms, personal references and business contacts.
Shareholders who wish to recommend candidates may contact the Nominating and Governance Committee in the manner described in “Corporate Governance and Related Matters—Shareholder Engagement and Communications—Communication with the Board of Directors.” Shareholder nominations must be made according to the procedures required by our By-laws and described in this Proxy Statement under the heading “Information about the Proxy Statement & Voting.” Shareholder recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Governance Committee in the same manner as other nominees.
A key component to the nomination (and re-nomination) process is the Nominating and Governance Committee’s consideration of the results of the Board’s self-evaluation process. The results generated from this evaluation process include nominee attributes and experiences that will individually and collectively complement the existing Board, taking into account the Board’s needs for expertise and recognizing that having a Board with a variety of expertise, skills and backgrounds will benefit the Company’s businesses and operations, which are diversified and global in nature.
Prior to recommending nominees for election as directors, the Nominating and Governance Committee, and then the full Board, engages in a deliberative process and considers the criteria discussed in “Board Membership Criteria” above to ensure the nominee will contribute to an effective Board. Biographical information for each director candidate is evaluated and candidates participate in interviews with existing Board members and management. We conduct thorough background checks on each candidate and nominees must meet the requirements of the Company’s By-laws and the Principles.
Balanced and effective Board composition, supplemented by a thoughtful approach to refreshment, is a priority for ITT. The selection of a qualified group of directors with an appropriate mix of skills, experience and attributes is essential to the Board’s successful oversight of our business.

BOARD TENURE
The Board strives to maintain an appropriate balance of tenure and refreshment among directors and acknowledges that these priorities may shift over time. The Board believes there are benefits from the valuable experience and familiarity with the Company and its people and processes that longer-tenured directors bring, as well as significant benefits from the fresh perspectives and ideas that new directors bring. The average tenure of our director nominees is approximately five years. The Board aims to continue to refresh its membership over time.

DIRECTOR INDEPENDENCE
The Board, through the Nominating and Governance Committee, conducts an annual review of the independence of its members. With the assistance of legal counsel to the Company, the Nominating and Governance Committee has reviewed the applicable standards for Board and committee member independence, as well as the standards established by the Principles. A summary of the answers to annual questionnaires completed by each of the directors and a report of transactions with director-affiliated entities are also made available to the Nominating and Governance Committee to enable its comprehensive independence review. On the basis of this review, the Nominating and Governance Committee has delivered a report to the full Board, and the Board has made its independence determinations based upon the committee’s report and the supporting information.
Under NYSE listing standards, an independent director must not have any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE requirements pertaining to director independence also include a series of objective tests, such as the requirement that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board also considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The SEC has a separate independence requirement for Audit Committee members that overlays the NYSE requirements. The NYSE also requires directors who serve on compensation committees to satisfy additional independence requirements specific to that service.
The Board has determined that Mr. Savi is not “independent” because of his employment as CEO of the Company. The Board has reviewed all relationships between the Company and

28	ITT INC. | 2026 PROXY STATEMENT

DIRECTORS’ QUALIFICATION AND SELECTION PROCESS DIRECTOR INDEPENDENCE

each other member of the Board and has affirmatively determined all of the members of the Board other than Mr. Savi are “independent” pursuant to the applicable listing standards of the NYSE. None of these directors were disqualified from “independent” status under the objective tests set forth in the NYSE standards. In assessing independence under the subjective relationships test described above, the Board took into account the criteria for disqualification set forth in the NYSE’s objective tests, and reviewed and discussed additional information provided by each director and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. The Board considered transactions occurring since the beginning of the Company’s 2023 fiscal year between the Company and entities associated with the directors or members of their immediate families. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director were presented to the Board for consideration. The Board also considered in its analysis the Company’s contributions to tax-exempt organizations with respect to each of the non-management directors. Based on the foregoing, as required by the NYSE, the Board made the subjective determination as to each of these directors that no material relationships with the Company exist and no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. The Board also determined that the current members of the Audit Committee and of the Compensation and Human Capital Committee meet the applicable SEC and NYSE listing standard independence requirements with respect to membership on such committees. The Company did not make any contributions to any tax exempt organizations in which any non-management director serves as an executive officer within the past three fiscal years where such contributions exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues.

ITT INC. | 2026 PROXY STATEMENT	29

ELECTION OF DIRECTORS
(PROXY ITEM NO. 1)
ELECTION PROCEDURES
Each director must be elected by a majority of the votes cast by the shareholders represented at the virtual meeting or by proxy at the Annual Meeting. A “majority of the votes cast” means the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with abstentions and broker non-votes not counted as votes cast with respect to that director). In a contested election for directors (an election in which the number of nominees for election as directors is greater than the number of directors to be elected), the vote standard would be a plurality of votes cast.
In accordance with our By-laws and the Principles, the Board will only nominate director candidates who agree to tender an irrevocable resignation promptly following their failure to receive the required vote for re-election in an uncontested election. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.
If an incumbent director fails to receive the required vote for re-election in an uncontested election and submits his or her resignation to the Chair of the Board or the Corporate Secretary, then the Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After such consideration, the Nominating and Governance Committee will make a recommendation to the Board regarding whether the resignation should be accepted or rejected, or whether any other action should be taken. The Board will act on the Committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.
Each nominee elected as a director will continue in office until the earlier of the 2027 annual meeting of shareholders, his or her successor having been duly elected and qualified, or his or her death, resignation or removal.
The 10 nominees for election to the Board in 2026 have agreed to serve if elected, and management has no reason to believe such nominees will be unavailable to serve. In the event any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, then the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board. The individuals named as proxies in the proxy card intend to vote your proxy (if you are a shareholder of record) for the election of each of these nominees, unless you indicate otherwise on the proxy card.

2026 DIRECTOR NOMINEES
At the Annual Meeting, shareholders will be asked to elect 10 director nominees to hold office until the 2027 annual meeting of shareholders. All director nominees are incumbent directors who are standing for re-election.
We believe our 2026 director nominees evidence our commitment to maintain an appropriate balance of tenure, refreshment, skills and experience on the Board. Of the 10 nominees for election at the Annual Meeting, five are female, one is racially or ethnically diverse and two are citizens of a non-U.S. country. As discussed in detail in our nominees’ biographies, the nominees come from varied professional backgrounds and industries, including manufacturing, finance, energy and technology. Each of our 2026 director nominees was recommended for election by the Nominating and Governance Committee, and such recommendation was approved unanimously by the Board.

30	ITT INC. | 2026 PROXY STATEMENT

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

The principal occupation and certain other biographical information about the nominees is set forth on the following pages.
KEVIN BERRYMAN
Age: 67 Director since: October 2023 Former Chief Financial Officer & President Jacobs Solutions, Inc. Independent
CAREER:
Kevin Berryman served as the Chief Financial Officer and President of Jacobs Solutions Inc. (NYSE: J) (“Jacobs”), a multi-billion dollar global technical services company that specializes in engineering, design, and consulting, from 2015 to August 2023 and as interim Chief Financial Officer from April 2024 to June 2024. He also served as Special Advisor to the CEO of Jacobs from August 2023 until December 2024. Prior to joining Jacobs, Mr. Berryman was the Executive Vice President and Chief Financial Officer of International Flavor and Fragrances, Inc. (NYSE: IFF), a global manufacturer of flavors and fragrances to consumers, a role that he served from 2009 to 2014. Mr. Berryman also spent 23 years in a number of leadership positions at Nestle, S.A., including Chief Financial Officer of one its largest acquisitions, Purina PetCare Company. Mr. Berryman is currently a director of Sealed Air Corporation (NYSE: SEE) where he has served since 2021 (Audit Committee; People and Compensation Committee; Executive Committee). Mr. Berryman is also a director of various private companies and not-for-profit organizations.

REASONS FOR ELECTION TO THE BOARD OF ITT:

Mr. Berryman brings financial and operational experience as President and Chief Financial Officer of a global technical service company as well as deep mergers and acquisitions and integration experience.

	BOARD COMMITTEES: ■ Audit Committee (Chair)	CURRENT PUBLIC COMPANY BOARDS: ■ Sealed Air Corporation (NYSE: SEE)
SKILLS AND QUALIFICATIONS:
International Market Exposure
Operations
Industrial Experience
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Significant Financial Experience
Mergers & Acquisition Experience
ITT INC. | 2026 PROXY STATEMENT	31

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

Maggie Chu
Age: 57 Director since: October 2024 Chief Human Resources Officer, Littelfuse, Inc. Independent
CAREER:
Maggie Chu currently serves as Chief Human Resources Officer of Littelfuse, Inc. (Nasdaq: LFUS), a global manufacturer of circuit protection and power control components serving customers across industrial, transportation and electronics end markets with a market capitalization of approximately $8 billion. She has been with Littelfuse since 2021 and currently leads the company’s human resources (HR) and corporate communications functions globally. Prior to her current role, Ms. Chu served as Segment HR Director at Caterpillar (NYSE: CAT) where she provided strategic HR leadership for the $20+ billion Energy & Transportation Segment and Corporate Services functions. She also previously held multiple senior HR roles over fourteen years at the former General Electric Company in its Lighting, Power and Oil & Gas divisions.

REASONS FOR ELECTION TO THE BOARD OF ITT:
Ms. Chu brings extensive leadership experience with large global industrial companies and expertise in attracting and retaining top talent for multinational manufacturing organizations.
BOARD COMMITTEES: ■ Compensation and Human Capital Committee
SKILLS AND QUALIFICATIONS:
International Market Exposure
Operations
Industrial Experience
Executive Leadership Experience
Experience in One or More End Markets
Mergers & Acquisition Experience
32	ITT INC. | 2026 PROXY STATEMENT

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

DONALD DEFOSSET, JR.
Age: 77 Director since: October 2011 Former Chairman, President & CEO, Walter Industries, Inc. Independent
CAREER:
Donald DeFosset, Jr. retired in 2005 as Chairman, President & Chief Executive Officer of Walter Industries, Inc., a diversified formerly public company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset had served since November 2000 as President & CEO, and since March 2002 as Chairman, of Walter Industries. Over his career, Mr. DeFosset held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation and AlliedSignal, Inc. Mr. DeFosset is currently a director of Terex Corporation (NYSE: TEX), where he has served since 1999 (Chairman of the Compensation and Human Capital Committee). Mr. DeFosset is also a director of various private companies and not-for-profit organizations.

REASONS FOR ELECTION TO THE BOARD OF ITT:

Mr. DeFosset brings extensive experience as a CEO of a large diversified industrial company and as a senior executive of an international machinery manufacturer. His service on the boards of directors of a variety of large public companies further enhances his experience and adds value to the Board.

	BOARD COMMITTEES: ■ Nominating and Governance Committee (Chair) ■ Compensation and Human Capital Committee	CURRENT PUBLIC COMPANY BOARDS: ■ Terex Corporation (NYSE:TEX)
	SKILLS AND QUALIFICATIONS:	FORMER PUBLIC COMPANY BOARDS: ■ National Retail Properties, Inc. (NYSE: NNN) (2008-2022) ■ Regions Financial Corporation (NYSE: RF) (2005-2022)
International Market Exposure
Operations
Industrial Experience
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Significant Financial Experience
Mergers & Acquisition Experience
ITT INC. | 2026 PROXY STATEMENT	33

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

DOUGLAS G. DELGROSSO
Age: 64 New Director Nominee Former CEO, Adient plc Independent
CAREER:
Douglas G. DelGrosso served as President & Chief Executive Officer of Adient plc (NYSE: ADNT), an automotive seating manufacturer, from October 2018 until his retirement in December 2023. Prior to that, he was President & Chief Operating Officer of Chassix Inc., a privately held automotive parts supplier, from 2016 to 2018, and President & Chief Executive Officer of Henniges Automotive, a manufacturer of automotive sealing and anti-vibration systems, from 2012 to 2015. Mr. DelGrosso is a director at Cabot Corporation (NYSE: CBT), serving on its Compensation Committee. He is also a director of various private companies and not-for-profit organizations.

REASONS FOR ELECTION TO THE BOARD OF ITT:

Mr. DelGrosso brings to the Board significant leadership and global operational experience within the automotive sector, as well as expertise in strategic planning, manufacturing, mergers and acquisitions and international business.

	BOARD COMMITTEES: ■ Nominating and Governance Committee	CURRENT PUBLIC COMPANY BOARDS: ■ Cabot Corporation (NYSE: CBT)
SKILLS AND QUALIFICATIONS:
International Market Exposure
Operations
Industrial Experience
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Significant Financial Experience
Mergers & Acquisition Experience
34	ITT INC. | 2026 PROXY STATEMENT

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

NAZZIC S. KEENE
Age: 65 Director since: October 2023 Former CEO, Science Applications International Corporation Independent New Chair of the Board of ITT Inc.
CAREER:
Nazzic S. Keene retired in 2023 from her position as Chief Executive Officer and a director of Science Applications International Corporation (NYSE: SAIC) (“SAIC”), a multi-billion-dollar global company engaged in integrating information technology systems that manage engineering, large-scale IT modernization, and security, logistics, simulation and data analytics for government bodies, a role in which she served since 2019. She was appointed to the position of CEO and elected as a director after having served as Chief Operating Officer of SAIC from 2017 to 2019 and as the President of Global Markets & Missions from 2013 to 2017. Ms. Keene is currently a director of Automatic Data Processing Inc. (Nasdaq: ADP) where she has served since 2020 (Chair of the Nominating/Corporate Governance Committee; Audit Committee). She is also a director at Caterpillar Inc. (NYSE: CAT) (since 2024), serving on its Nominating & Governance Committee and Compensation & Human Resources Committee.

REASONS FOR ELECTION TO THE BOARD OF ITT:

Ms. Keene brings extensive public company experience as CEO of a multi-billion-dollar global organization where she demonstrated a history of driving growth and value-enhancing change. In addition, Ms. Keene is an experienced public company director with a deep background in information technology, mergers, acquisitions and integration.

	BOARD COMMITTEES: ■ Audit Committee ■ Nominating and Governance Committee	CURRENT PUBLIC COMPANY BOARDS: ■ Automatic Data Processing Inc. (Nasdaq: ADP) ■ Caterpillar Inc. (NYSE: CAT)
	SKILLS AND QUALIFICATIONS:	FORMER PUBLIC COMPANY BOARDS: ■ Science Applications International Corporation (NYSE: SAIC) (2019-2023)
International Market Exposure
Operations
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Mergers & Acquisition Experience
ITT INC. | 2026 PROXY STATEMENT	35

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

MARY LASCHINGER
Age: 66 Director since: May 2025 Former CEO and Board Chair of Veritiv Corporation Independent
CAREER:
Mary Laschinger served as Chairman and Chief Executive Officer of Veritiv Corporation, a Fortune 500 packaging and distribution company, from its founding in 2014 until her retirement in 2020. Earlier in her career, she held senior leadership roles at International Paper Company, including as President of xpedx and President of the Europe, Middle East, Africa and Russia region. Ms. Laschinger has served as an executive advisor to Apollo Global Management (NYSE: APO) since 2024. She is also currently a director of Stanley Black & Decker, Inc. (NYSE: SWK) where she has served since November 2025 (Compensation & Talent Development Committee; Finance & Pension Committee).

REASONS FOR ELECTION TO THE BOARD OF ITT:

Ms. Laschinger brings deep executive leadership and operational experience in global manufacturing and distribution in adjacent end markets to the Company. In addition, Ms. Laschinger is an experienced public company director with an extensive background in mergers, acquisitions and integration.

	BOARD COMMITTEES: ■ Compensation and Human Capital Committee	CURRENT PUBLIC COMPANY BOARDS: ■ Stanley Black & Decker, Inc. (NYSE: SWK)
	SKILLS AND QUALIFICATIONS:	FORMER PUBLIC COMPANY BOARDS: ■ Kellanova (2012-2025) ■ Dollar Tree, Inc. (2022-2025) ■ Newmont Corporation (2021-2024) ■ Veritiv Corporation (2014-2020)
International Market Exposure
Operations
Industrial Experience
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Significant Financial Experience
Mergers & Acquisition Experience
36	ITT INC. | 2026 PROXY STATEMENT

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

REBECCA A. MCDONALD
Age: 73 Director since: December 2013 Former CEO, Laurus Energy Inc. Independent
CAREER:
Rebecca A. McDonald retired in 2012 as CEO of Laurus Energy Inc., a privately held company involved in underground coal gasification development, a role in which she served since 2008. She previously served as President, Gas and Power, at BHP Billiton (NYSE: BHP) from March 2004 to September 2007, and, from October 2001 to January 2004, she served as President of the Houston Museum of Natural Science. Ms. McDonald has more than 25 years of experience in the energy industry. She has been responsible for the development, construction and operation of natural gas and liquids pipelines, gas and electricity distribution companies, as well as power plant and gas processing facilities in North America, Asia, Africa and South America.

REASONS FOR ELECTION TO THE BOARD OF ITT:

Ms. McDonald brings significant expertise in the energy industry, as well as her executive-level experience and extensive knowledge of business systems and operations. She also has experience as a director of a variety of public and private companies within the energy industry.

BOARD COMMITTEES: ■ Compensation and Human Capital Committee (Chair)
SKILLS AND QUALIFICATIONS:
International Market Exposure
Operations
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Mergers & Acquisition Experience
ITT INC. | 2026 PROXY STATEMENT	37

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

CHRISTOPHER O’SHEA
Age: 52 Director since: May 2024 CEO, Centrica plc Independent
CAREER:
Christopher O’Shea has served as the CEO of Centrica plc (LSE: CAN), a multi-billion dollar integrated energy company listed on the London Stock Exchange, since 2020 and also sits on Centrica’s Board of Directors. He was appointed to the position of CEO after serving as Centrica’s CFO from 2018-2020. Mr. O’Shea also served as CFO of Smiths Group plc (LSE: SMIN), a U.K. public company engaged in global diversified industrial, security, and medical technology, from 2015-2017. In addition, Mr. O’Shea served as CFO of Vesuvius plc (LSE: VSVS), a public company and global leader in metal flow engineering, from 2012-2015. Mr. O’Shea previously held various leadership roles with BG Group plc, Shell plc (LSE: SHEL), and Ernst & Young from 1998-2012.

REASONS FOR ELECTION TO THE BOARD OF ITT:

Mr. O’Shea brings global public company experience as a chief executive officer with an engineering background and a strong track record of transforming businesses through cultural change, structural simplification and improving operational performance. He also has significant financial and capital markets experience from his prior role as CFO, raising capital and structuring innovative commercial financing arrangements.

	BOARD COMMITTEES: ■ Audit Committee ■ Nominating and Governance Committee	CURRENT PUBLIC COMPANY BOARDS: ■ Centrica plc (LSE: CAN)
SKILLS AND QUALIFICATIONS:
International Market Exposure
Operations
Industrial Experience
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Significant Financial Experience
Mergers & Acquisition Experience
38	ITT INC. | 2026 PROXY STATEMENT

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

LUCA SAVI
Age: 60 Director since: January 2019 CEO & President of ITT Inc.
CAREER:
Luca Savi was appointed CEO, President and a director of the Company in January 2019. He previously served as President and Chief Operating Officer of the Company since August 2018 and as Executive Vice President and Chief Operating Officer since January 2017. Prior to that, he served as Executive Vice President and President, Motion Technologies since February 2016 and as Senior Vice President and President, Motion Technologies since November 2011. Prior to joining the Company, Mr. Savi served as Chief Operating Officer, Comau Body Welding at Comau, a subsidiary of the Fiat Group responsible for producing and serving advanced manufacturing systems, from 2009 to 2011 and as CEO, Comau North America from 2007 to 2009. Mr. Savi previously held leadership roles at Honeywell International Inc. (Nasdaq: HON) and Royal Dutch Shell plc (LSE: SHEL) and technical roles at Ferruzzi-Montedison Group. Mr. Savi is currently a director of MSA Safety Incorporated (NYSE: MSA) (Chair of the Compensation and Talent Management Committee).

REASONS FOR ELECTION TO THE BOARD OF ITT:

Mr. Savi brings extensive experience in many of the Company’s most important end markets. He also has extensive operations, strategy, growth and innovation experience with industrial companies. In particular, he has significant knowledge of the Company’s business and operations, having served as the President of the Company’s largest business unit, Motion Technologies, and as its Chief Operating Officer.

	SKILLS AND QUALIFICATIONS:	CURRENT PUBLIC COMPANY BOARDS: ■ MSA Safety Incorporated (NYSE: MSA)
International Market Exposure
Operations
Industrial Experience
Public Company Board Experience
Executive Leadership Experience
Experience in One or More End Markets
Significant Financial Experience
Mergers & Acquisition Experience
ITT INC. | 2026 PROXY STATEMENT	39

ELECTION OF DIRECTORS (PROXY ITEM NO. 1) 2026 DIRECTOR NOMINEES

SHARON SZAFRANSKI
Age: 59 Director since: January 2024 Executive Vice President, Welding Segment, Illinois Tool Works Inc. (ITW) Independent
CAREER:
Sharon Szafranski has served as the Executive Vice President of the Welding segment at Illinois Tool Works, Inc. (NYSE: ITW), a Fortune 200 global manufacturing leader, since 2022. Ms. Szafranski previously served as the Executive Vice President of ITW’s Construction Products segment from 2020 to 2021 and Group President of the Test and Measurement segment from 2019-2020. Ms. Szafranski has held eleven different roles of increasing responsibility in ITW since beginning her career in their sales training program in 1994.

REASONS FOR ELECTION TO THE BOARD OF ITT:

Ms. Szafranski brings multi-industry and global business expertise, as well as extensive manufacturing and leadership experience. She also has significant experience fostering innovation with highly engineered products.

BOARD COMMITTEES: ■ Audit Committee ■ Compensation and Human Capital Committee
SKILLS AND QUALIFICATIONS:
International Market Exposure
Operations
Industrial Experience
Executive Leadership Experience
Experience in One or More End Markets
Significant Financial Experience
Mergers & Acquisition Experience
RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE 10 NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF THE 10 NOMINEES LISTED ABOVE AS DIRECTORS.

40	ITT INC. | 2026 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROXY ITEM NO. 2)
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and considers whether the independent registered public accounting firm should be rotated and the potential impact of selecting a different independent registered public accounting firm.
The Audit Committee has selected, and the Board has ratified the selection of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2026. Deloitte has served as the Company’s independent registered public accounting firm since 2002. In accordance with SEC rules and Deloitte policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to our Company. For lead partners and engagement quality review partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full committee and with management.
The Audit Committee and full Board believe the continued retention of Deloitte as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2026. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. In addition, even if shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our shareholders.

Deloitte is a registered public accounting firm regulated by the Public Company Accounting Oversight Board (the “PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2025. The Audit Committee discussed with the independent registered public accounting firm all communications required by auditing standards of the PCAOB. In addition, the committee discussed with the registered public accounting firm its independence from the Company and its management, the scope of Deloitte’s audit, the Company’s critical accounting estimates, significant accounting policies and the critical audit matters addressed during the audit. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit, including the following performance factors:

■ independence	■ leadership	■ compliance and ethics program
■ experience	■ non-audit services	■ industry insight
■ technical capabilities	■ management structure	■ financial strength
■ client service assessment	■ peer review program	■ appropriateness of fees charged
■ responsiveness	■ commitment to quality report
The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement between the Company and Deloitte to submit disputes between Deloitte and the Company to a dispute resolution process.
The Audit Committee discussed the engagement letter, as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB. Representatives of Deloitte will be present at the Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

ITT INC. | 2026 PROXY STATEMENT	41

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROXY ITEM NO. 2) INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Aggregate fees to the Company for the fiscal years ended December 31, 2025 and 2024 represent fees by Deloitte and its foreign affiliates.
Fiscal Year Ended (in thousands)	2025	2024
Audit Fees(1)	$4,351	$4,423
Audit-Related Fees(2)	414	123
Tax Fees(3)	1,214	556
All Other Fees	—	6
TOTAL	$5,978	$5,108

(1)
Fees for audit services in 2025 and 2024 consisted of:

•
audit of the Company’s annual financial statements and internal control over financial reporting;

•
reviews of the Company’s quarterly financial statements;

•
statutory and regulatory audits, consents and other services related to SEC matters; and

•
financial accounting and reporting consultations.

(2)
Fees for audit-related services in 2025 and 2024 consisted of miscellaneous attest and other audit-related services.

(3)
Fees for tax services in 2025 and 2024 consisted of tax compliance and tax planning and advice:

•
tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute and obtain government approval for amounts to be included in tax filings consisting primarily of:

-
federal, foreign, state and local income tax return assistance;

-
Internal Revenue Code and foreign tax code technical consultations; and

-
transfer pricing analyses.

•
tax planning services are services and advice rendered with respect to proposed transactions or services to analyze an anticipated tax result. Such services consisted primarily of tax advice related to intra-group restructuring and tax due diligence services.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approves audit services provided by Deloitte. The Audit Committee has a policy on pre-approval of permitted non-audit services provided by Deloitte. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte may perform permitted non-audit services. Review and approval by the Audit Committee is required when such permitted non-audit services, project amounts or circumstances exceed the specified amounts.
The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. The policy is reviewed and reaffirmed on a regular basis to ensure conformance with applicable rules.
The Audit Committee has approved specific categories of audit, audit-related, tax and services incremental to the normal auditing services, which Deloitte may provide without further Audit Committee pre-approval. These categories include, among others, the following:
1.
Due diligence, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.
Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns;

3.
Tax compliance and certain tax planning and advice work; and

4.
Accounting consultations and support related to financial reporting or disclosure matters.

42	ITT INC. | 2026 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROXY ITEM NO. 2) PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls, which outside internal audit service providers may provide without further approval.
If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for approval by the Audit
Committee. Other audit, audit-related and tax services that have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte during regularly scheduled meetings and at other times as necessary.
The Company has policies and procedures in place prohibiting, in some cases, employment of former Deloitte employees who were members of the audit engagement team.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION OF DELOITTE.

ITT INC. | 2026 PROXY STATEMENT	43

AUDIT COMMITTEE REPORT
ROLE OF THE AUDIT COMMITTEE
The Audit Committee of the Board provides oversight on matters relating to the Company’s financial reporting process and ensures the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:
■
determination of qualifications and independence of Deloitte, the Company’s independent registered public accounting firm;

■
appointment, compensation and oversight of Deloitte in preparing or issuing audit reports and related work;

■
review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

■
oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

■
review of the Company’s policies with respect to risk assessment, risk management and the Company’s major financial risk exposures;

■
monitoring all elements of the Company’s internal control over financial reporting; and

■
adoption of and monitoring the implementation and compliance with the Company’s Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed the results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.
The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company, and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee by following the procedures set forth in this Proxy Statement under the heading “Corporate Governance and Related Matters—Shareholder Engagement and Communications—Communication with the Board of Directors.”

AUDIT COMMITTEE CHARTER
The Board has adopted a written charter for the Audit Committee, which the Board and the Audit Committee review and at least annually update and reaffirm. The charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

REGULAR REVIEW OF FINANCIAL STATEMENTS
During 2025, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

COMMUNICATIONS WITH DELOITTE
The Audit Committee has reviewed and discussed with management and Deloitte the matters required to be discussed under the standards of the PCAOB. These discussions included Deloitte’s responsibilities under generally accepted auditing standards in the United States, the scope of Deloitte’s audit, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates, new accounting guidance and any critical matters addressed during the audit. The Audit Committee met privately with Deloitte ten times during 2025.

44	ITT INC. | 2026 PROXY STATEMENT

AUDIT COMMITTEE REPORT INDEPENDENCE OF DELOITTE

INDEPENDENCE OF DELOITTE
Deloitte is directly accountable to the Audit Committee and the Board. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K
In performing its oversight function with regard to the 2025 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2025. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board that the Company’s financial statements be included in the Company’s 2025 Annual Report on Form 10-K.

This report is furnished by the members of the Audit Committee.
■ Kevin Berryman (Chair)	■ Nazzic S. Keene	■ Christopher O’Shea
■ Timothy H. Powers	■ Sharon Szafranski
ITT INC. | 2026 PROXY STATEMENT	45

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(PROXY ITEM NO. 3)
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers as defined by the SEC in Item 402 of Regulation S-K as disclosed later in this Proxy Statement in the Compensation Discussion and Analysis. The following resolution will be submitted for a shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders of ITT Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to Item 402 of the Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”
In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in this Proxy Statement in the Compensation Discussion and Analysis.
In particular, shareholders should note the Company’s Compensation and Human Capital Committee bases its executive compensation decisions on the following:
■
alignment of executive and shareholder interests by providing incentives linked to the performance of certain financial metrics;

■
feedback received from shareholders through the Company’s shareholder engagement program to ensure executive compensation reflects investor perspectives and priorities;

■
the ability for executives to achieve long-term shareholder value creation without undue business risk;

■
creating a clear link between an executive’s individual contribution and performance and his or her compensation;

■
the extremely competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and

■
comparability to the practices of peers in the industries in which we operate and other comparable companies generally.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This vote is advisory in nature and non-binding; however, the Board will review and consider the shareholder vote when determining executive compensation. Although SEC rules require ITT to submit to shareholders a non-binding shareholder advisory vote to approve the compensation of ITT’s executives only every three years, we believe the “say-on-pay” advisory vote should occur annually as a corporate governance best practice, and our shareholders agreed pursuant to a non-binding vote in 2023. Therefore, we currently conduct non-binding advisory votes on executive compensation on an annual basis. At the 2025 annual meeting of shareholders, 90.4% of the votes cast favored our “Say on Pay” proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS MANAGEMENT PROPOSAL.

46	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
BUSINESS LANDSCAPE AND FINANCIAL RESULTS
ITT once again delivered strong results in 2025. Orders were up 10% in total, with strength in aerospace and defense connectors, pump projects, and contributions from the kSARIA acquisition driving an end-of-year backlog of approximately $1.9 billion. We grew organic revenue 5%, or 8% in total including the addition of our 2025 acquisitions. Profitable top-line growth drove adjusted EPS growth of 14%, reflecting the benefits from higher volume, productivity and pricing, and contributions from acquisitions. On cash flow, we generated $669 million of net cash from operating activities, resulting in operating cash flow margin of 17% while free cash flow generation was $555 million, representing 14% free cash flow margin.
In December 2025, we announced a definitive agreement to acquire SPX FLOW for $4.775 billion, funded through a combination of cash and equity, in our largest transaction to date. The acquisition closed in March 2026 and expands our Flow Technologies segment, broadens our exposure to higher-growth process technologies, and enhances our scale in engineered flow solutions and aftermarket services.
ITT INC. | 2026 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY

The table below provides a summary of our financial performance for 2025 and comparisons to 2024.
Table and the text in this section reflect GAAP figures, other than organic revenue, adjusted operating income and margin, adjusted EPS, free cash flow and free cash flow margin. Please refer to Appendix A for the definition of these non-GAAP financial measures, the reasons why we use these measures and for reconciliations to the most directly comparable measures calculated in accordance with GAAP.
48	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY

OUR NAMED EXECUTIVE OFFICERS
This Compensation Discussion and Analysis describes the compensation of the following NEOs:
Name	Age	Title	ITT Career
Luca Savi	60	CEO and President	Joined ITT in 2011 as President of Motion Technologies and was appointed CEO and President in January 2019
Emmanuel Caprais	51	SVP and CFO	Joined ITT in 2012 as CFO of Motion Technologies and was appointed ITT CFO in 2020
Lori B. Marino	51	SVP, Chief Legal Officer, Chief Compliance Officer & Secretary	Previously worked for ITT as VP, Deputy General Counsel and Corporate Secretary from 2013 to 2019; rejoined ITT as SVP and CLO in January 2023
Davide Barbon	56	SVP and President, Motion Technologies (“MT”) and Asia Pacific Region	Joined ITT in 2010 and was appointed SVP and President, MT and APAC in October 2023
Bartek Makowiecki	47	SVP, Chief Strategy Officer and President, Flow Technologies (“FT”)	Joined ITT in 2021 and was appointed SVP, Chief Strategy Officer and President, FT in September 2024
OUR COMMITMENT TO PAY FOR PERFORMANCE ALIGNMENT
We have designed our compensation programs to align the pay of our senior executives with both our short-term and long-term financial results and the performance of our stock. The majority of pay for our CEO and other NEOs is “at risk,” meaning it is directly impacted by our financial results and stock price performance.
2025 CEO TARGET PAY
OTHER NEO AVERAGE TARGET PAY

ITT INC. | 2026 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY

ALIGNMENT OF OUR 2025 INCENTIVE PLANS TO BUSINESS RESULTS
Our business strategy drives the design and metrics of our incentive plans. Our 2025 AIP includes metrics and weightings that encourage both growth (20% Adjusted EPS and 20% Organic Revenue) and operational excellence (25% Free Cash Flow and 20% Adjusted Operating Margin), in addition to a 15% component that rewards executive officers for individual and team performance. 2025 was the final performance year of our 2023 PSU award, which had a payout determined by our return on invested capital (“ROIC”), which is intended to encourage efficient and disciplined use of capital, and relative total shareholder return (“TSR”), which is intended to directly align executive pay with shareholder return relative to our peer companies. More information on how ROIC and relative TSR are calculated can be found under “2025 Long-Term Incentive Compensation—Performance Stock Units.” All of the financial performance metrics that drive the AIP payout were above target in 2025 at the enterprise level; as a result, the payouts of our incentive plans were also above target.
■
Our CEO, Mr. Savi, received an AIP payout that was 159% of target. The average payout to our other NEOs was 155%.

■
The 2023 PSU award paid out at 169.4% of target.

2025 CEO AIP PAYOUT	2023 PSU PAYOUT

50	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY

CEO PAY DECISIONS
In the first quarter of each year, the Compensation and Human Capital Committee meets to determine CEO pay decisions for base salary, AIP and LTI award grants inclusive of both prior year performance and appropriate positioning versus the Representative Peer Group described on page 54. The following table displays the decisions made with respect to CEO compensation.
Pay Component	2025 Target Pay	2026 Target Pay	Drivers for Pay Decisions
Base Salary	$1,200,000	$1,300,000
The Committee considered Mr. Savi’s performance, relative pay positioning to peers, as well as the inflationary environment and competitive labor market, and approved an 8.3% increase to his 2025 base salary.

Annual Incentive Plan Target	$1,620,000	$1,755,000
Mr. Savi received a bonus payout of $2,575,800 for 2025 performance, which was 159% of target. 85% of the AIP payout was tied directly to ITT’s financial results and was awarded at 129% of target. 15% of the AIP payout was for the individual component and was awarded at 200% of target because Mr. Savi:
■
Drove exceptional financial results, including record achievement in the following metrics: organic revenue, adjusted operating margin, free cash flow and adjusted EPS;

■
Demonstrated exceptional leadership in an environment that continues to be challenged by supply chain disruptions and global macroeconomic and political uncertainty; and

■
Created additional value for ITT shareholders through strategic capital deployment to all key priorities including organic investments, M&A, share repurchases and dividends.

The Committee did not change Mr. Savi’s AIP percentage target for 2026, which remains at 135% of salary.

Long-Term Incentives (LTI)(1)	$5,680,000	$6,945,000
The Committee considered Mr. Savi’s performance, relative pay positioning to peers, as well as the compensation philosophy to emphasize variable, performance-based pay and increased the 2026 LTI target award to $6,945,000. LTI ties the actual amount that Mr. Savi will receive in pay to ITT’s financial performance and stock price and encourages retention.

TOTAL TARGET COMPENSATION	$8,500,000	$10,000,000

(1)
The 2025 LTI value for Mr. Savi here differs from what is displayed in the Summary Compensation Table (“SCT”) and Grants of Plan-Based Awards in 2025 table, each of which present the grant date fair value of the LTI awards as calculated under GAAP. Mr. Savi’s 2026 LTI award was granted in March 2026 and is not included in the SCT or the Grants of Plan-Based Awards table.

ITT INC. | 2026 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS CEO RETENTION PLAN

CEO RETENTION PLAN
As previously disclosed, in October 2024, the Compensation and Human Capital Committee, with the full support of the non-executive members of the Board, adopted a CEO Retention Plan (the “CEO Retention Plan”) to promote leadership continuity and align long-term executive retention with shareholder interests and Company performance. The plan provides for the grant of additional restricted stock units (“RSUs”) to Mr. Luca Savi, the Company’s Chief Executive Officer and is intended to encourage continued service through at least the end of 2028.
The CEO Retention Plan includes two key components:
1.
Initial Time-Based RSU Grant:

■
On October 30, 2024, Mr. Savi was granted RSUs with a fair market value of $7 million, which will vest on December 31, 2028, provided Mr. Savi remains continuously employed with ITT.

2.
Performance-Earned Annual Retention Grants (PEARs):

■
The PEAR awards are 100% “at risk.” Beginning in 2025 and continuing through 2029, Mr. Savi will be eligible for a PEAR grant of RSUs based on the Company’s performance during the preceding three-year period, determined by relative TSR and ROIC, which are key measurements of our success.

■
Each year’s grant, if any, will consist of RSUs with a fair market value based on the “Performance Unit Award Payout” divided by the “Target Units” (expressed as a percentage), each as determined under Mr. Savi’s PSU award agreement for the most recently completed performance period, as follows:
“Performance Unit Award Payout” ÷ “Target Units”	PEAR Grant Value
Less than 105%	$0
105%-119.9%	$4,000,000
120%-139.9%	$5,000,000
140%-159.9%	$6,000,000
160% or above	$7,000,000

■
For additional details on Mr. Savi’s PSUs, see 2025 Long-Term Incentive Compensation—Performance Stock Units.

■
Mr. Savi was granted PEAR awards with a grant value of $5,000,000 in March 2025 based on the 2022 PSU payout of 123% and $7,000,000 in March 2026 based on the 2023 PSU payout of 169%.

■
RSUs previously granted or granted under the CEO Retention Plan going forward, if any, will vest on December 31, 2028, or the first anniversary of the grant date, whichever is later. RSUs granted in 2029, if any, will vest on the first anniversary of the grant date.

The plan includes forfeiture provisions upon voluntary resignation prior to December 31, 2028, and provides for limited pro-rated vesting in certain termination scenarios, subject to compliance with applicable restrictive covenants.

52	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS GOVERNANCE AND COMPENSATION

GOVERNANCE AND COMPENSATION
EXECUTIVE COMPENSATION PHILOSOPHY
We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business, achieve our business objectives and maximize their long-term contributions to our success. We include compensation elements that are designed to align the interests of executives with our goals of enhancing shareholder value and achieving our long-term strategies. We determine total annual compensation by reviewing the median of the competitive market, then position compensation at, above or below the median based on experience, performance, critical skills and the general talent market for each senior executive.

BEST PRACTICES THAT SUPPORT OUR EXECUTIVE COMPENSATION PHILOSOPHY
The Compensation and Human Capital Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends.
The Compensation and Human Capital Committee has incorporated the following best practices into our programs:
WHAT WE DO	WHAT WE DON’T DO
Emphasize Long-Term Compensation to Ensure Alignment of Pay with Long-Term Performance	No Hedging or Pledging of Company Stock
Significant Majority of Pay is Performance-Based and Not Guaranteed	No Accelerated Vesting of Equity Awards or Severance Benefits Solely Upon a Change in Control
Stock Ownership Requirements Require Meaningful Holdings	No Tax Gross-Ups (unless related to international assignment or relocation)
Double-Trigger Change in Control Vesting of Equity Awards	No Golden Parachutes
Clawback Policy That Applies to Our Annual Incentive Plan and Equity Awards	No Repricing of Stock Options
Proactive Engagement with Shareholders	No Supplemental Defined Benefit Pension for Executives
Engage an Independent Compensation Consultant	No Excessive Perquisites or Personal Benefits
KEY PARTICIPANTS IN THE COMPENSATION PROCESS
ROLE OF THE COMPENSATION AND
HUMAN CAPITAL COMMITTEE
The Compensation and Human Capital Committee reviews and approves the compensation elements and the compensation targets for each of our executive officers, including the NEOs. The Compensation and Human Capital Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. It administers all elements of the Company’s long-term incentive plan, and approves the benefits and perquisites offered to executive officers. Further, the Compensation and Human Capital Committee evaluates the Company’s compensation programs on an annual basis to ensure our plans do not induce or encourage excessive risk-taking by participants. Pursuant to its charter, the Compensation and Human Capital Committee may delegate authority to act upon specific matters to a subcommittee.
ROLE OF MANAGEMENT
During 2025, our CEO and Chief Human Resources Officer made recommendations to the Compensation and Human Capital Committee regarding executive compensation actions and incentive awards. The Chief Human Resources Officer serves as the liaison between the Compensation and Human Capital Committee and Pay Governance, providing internal data on an as-needed basis so Pay Governance can produce comparative analyses for the Compensation and Human Capital Committee. In 2025, the Company’s human resources, finance and legal departments supported the work of the Compensation and Human Capital Committee by providing information, answering questions and responding to various requests of committee members.

ITT INC. | 2026 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS GOVERNANCE AND COMPENSATION

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
In 2025, the Compensation and Human Capital Committee continued to use the services of Pay Governance in fulfilling its obligations under its charter, the material terms of which are described elsewhere in this Proxy Statement under the heading “Corporate Governance and Related Matters—Board and Committee Structure—Overview of Committees—Compensation and Human Capital Committee.”
Pay Governance attended the four regularly scheduled meetings and other ad hoc meetings of the Compensation and Human Capital Committee in 2025 and provided the Committee with objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, they provided services that related solely to work performed for, and at the direction of, the Compensation and Human Capital Committee, including analysis of material prepared by management for the Committee’s review. Pay Governance also provides advice related to compensation for directors to the Nominating and Governance Committee.
The Compensation and Human Capital Committee selected Pay Governance to serve as its independent compensation consultant only after assessing the firm’s independence. As part of its independence review, the Compensation and Human Capital Committee reviewed the Company’s relationship with Pay Governance and determined no conflicts of interest existed. The Compensation and Human Capital Committee has the sole authority to retain and terminate consultants, including Pay Governance, with respect to compensation matters.

EXTERNAL BENCHMARKING
In 2025, as in prior years, the Compensation and Human Capital Committee considered competitive market compensation data, in addition to other factors, in determining policies and programs that address executive compensation, benefits and perquisites.
For 2025 pay decisions for the CEO and CFO, the Committee reviewed a peer group of 20 companies comparable to ITT in terms of revenue, market capitalization and industry in order to better evaluate executive compensation market practices (the “Representative Peer Group”). When making pay decisions the Committee also considers other factors such as individual experience and performance, the need for critical skills and the general talent market for each senior executive. The Committee annually reviews and evaluates this Representative Peer Group to ensure it remains appropriate.
2025 Representative Peer Group
■ AMETEK, Inc (AME)	■ ESAB Corporation (ESAB)	■ Moog, Inc. (MOG-A)
■ Barnes Group Inc. (B)	■ Flowserve Corporation (FLS)	■ Nordson Corporation (NDSN)
■ Chart Industries (GLTS)	■ Graco Inc. (GGG)	■ Pentair plc (PNR)
■ Crane Company (CR)	■ Hubbell Incorporated (HUBB)	■ Sensata Technologies Holding plc (ST)
■ Curtiss-Wright Corporation (CW)	■ IDEX Corporation (IEX)	■ Watts Water Technologies, Inc. (WTS)
■ Donaldson Company, Inc. (DCI)	■ Ingersoll Rand Inc. (IR)	■ Woodward, Inc. (WWD)
■ Enpro Inc. (NPO)	■ Lincoln Electric Holdings, Inc. (LECO)
In September 2025, the Compensation and Human Capital Committee reviewed the Representative Peer Group and approved removing Barnes Group and Chart Industries, because both companies were acquired, and removing Enpro due to its revenue size. The three companies approved as replacements for the 2026 Representative Peer Group were Dover Corp (DOV), Franklin Electric Company, Inc. (FELE) and
Xylem, Inc. (XYL). The Compensation and Human Capital Committee’s review of the external compensation market also included data and practices from general compensation surveys and other compensation survey information provided by Pay Governance. This data provides a broader view of executive compensation from companies that are similar in size and industry to ITT.

54	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF COMPENSATION

ELEMENTS OF COMPENSATION
NEO COMPENSATION ELEMENTS AT A GLANCE
The compensation of our executive officers, including our NEOs, is reviewed in detail by the Compensation and Human Capital Committee during the first quarter of every year. NEO direct compensation for 2025 consisted of a base salary, an AIP award and LTI award, each of which is detailed below.
2025 Compensation Element	Form	Metrics & Weightings	Rationale for Providing
Base Salary	Cash	Not Applicable	Base salary is a competitive fixed pay element tied to role, experience, performance and criticality of skills.
Annual Incentive Plan Award	Cash	■ Adjusted EPS (20%) ■ Adjusted Operating Margin (20%) ■ Free Cash Flow (25%) ■ Adjusted Revenue (20%) ■ Individual and Team Goals (15%)
The AIP is designed to reward achievement of the Company, business unit (where applicable) and individual performance objectives. The AIP is structured to emphasize overall performance and collaboration among the business units. It uses metrics that are fundamental short-term drivers of shareholder value. Each NEO also has 15% of his or her AIP tied to the achievement of individual and team goals. AIP may pay out from 0% to 200% of target.

Long-Term Incentive Awards	Stock	PSU Awards: ■ Relative TSR (50%) ■ ROIC (50%)
The LTI plan is designed to reward performance that drives long-term shareholder value through the use of three-year cliff vesting:
■
PSUs (60% of LTI mix) provide rewards linked to stock price performance (due to denomination as ITT share units) and can go up or down based on relative TSR and ROIC, equally weighted, and aligned with long-term growth. PSUs may pay out from 0% to 200% of target.

■
RSUs (40% of LTI mix) link compensation to absolute stock price performance and strengthen retention value.

The grant date of PSUs and RSUs is determined on the date which the Compensation and Human Capital Committee approves these awards and is typically in March.

The Company also provides benefits and limited perquisites to its NEOs it believes are competitive with the external market for talent. For a more detailed discussion of these benefits and perquisites, see the discussion under the heading “Benefits and Perquisites.”
2025 BASE SALARY INCREASES
The Compensation and Human Capital Committee reviewed the compensation level of each NEO compared to the Representative Peer Group and/or the external survey data. Based on the Committee’s targeted pay positioning and evaluation of each NEO’s performance, the Committee awarded base salary merit increases effective in March 2025 as reflected in the following table.
Named Executive Officer	2024 Annual Base Salary	2025 Annual Base Salary	Percent Increase
Luca Savi	$1,150,000	$1,200,000	4.3%
Emmanuel Caprais	620,000	650,000	4.8%
Lori B. Marino	520,000	575,000	10.6%
Davide Barbon(1)	605,000	605,000	N/A
Bartek Makowiecki	600,000	630,000	5.0%

(1)
Mr. Barbon received two salary increases in 2024, including one in December 2024, and therefore did not receive an additional increase in 2025. Mr. Barbon’s salary has been converted from Euros to U.S. dollars using a 1.1 exchange rate.

ITT INC. | 2026 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS 2025 ANNUAL INCENTIVE PLAN

2025 ANNUAL INCENTIVE PLAN
Our financial performance was strong in 2025 and our results exceeded target for all of the metrics that drive the AIP payout at the enterprise level. The AIP payout for our CEO was 159% of target and also averaged 155% of target for our NEOs. The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. In setting AIP awards, the Compensation and Human Capital Committee approves target AIP awards after careful consideration of external data, individual roles and responsibilities and individual performance.
The Company pays for AIP performance that demonstrates substantial achievement of plan goals. We established strong incentives and set aggressive goals for all financial metrics. The Company must achieve a certain threshold for each of the four financial performance metrics discussed below in order for each performance component to be considered in the calculation of the AIP payout. Performance below the threshold performance level results in a zero payout for that particular performance component.

The formula to determine each NEO’s AIP total potential payment is as follows:
2025 AIP Potential Payout =
(Base Salary Rate) x (Target Award Percentage) x (AIP Performance Factor)
AIP award payouts are capped at 200% of an individual’s annual cash bonus target.
2025 AIP AWARDS PAID IN 2026
The 2025 AIP awards paid in March 2026 are as follows:
Named Executive Officer	2025 Target AIP Awards as Percentage of Base Salary	2025 AIP Target Amounts	2025 AIP Awards (Paid in 2026)	2025 AIP Awards as Percentage of Target (Paid in 2026)
Luca Savi	135%	$1,620,000	$2,575,800	159%
Emmanuel Caprais	75%	487,500	702,000	144%
Lori B. Marino	75%	431,250	685,690	159%
Davide Barbon(1)	75%	453,750	757,763	167%
Bartek Makowiecki	75%	472,500	713,475	151%

(1)
Mr. Barbon’s 2025 AIP Target and 2025 AIP Award (paid in 2026) have been converted from Euros to U.S. Dollars using the 2025 average exchange rate of 1.1.

56	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2025 ANNUAL INCENTIVE PLAN

2025 AIP PERFORMANCE METRICS AND WEIGHTINGS
Based on the Company’s 2025 business objectives, the Compensation and Human Capital Committee identified four financial performance metrics and an individual component for the 2025 performance year, which together comprise the AIP Performance Factor.
Metric	Weighting	Reason for Selection	Details
Adjusted Earnings Per Share (“Adjusted EPS”)	20%	Important measure of the value provided to shareholders
Adjusted EPS is defined as income from continuing operations attributable to ITT per diluted share, adjusted to exclude special items on an after-tax basis. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred.

Free Cash Flow and Segment Free Cash Flow	25%	Important measure of how the Company converts its net earnings into deployable cash
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions and other significant items that impact current results which management views as unrelated to the Company’s ongoing operations and performance. Segment Free Cash Flow is defined as segment level net cash provided by operating activities less capital expenditures, adjusted for special items and the impact of foreign currency fluctuations.

Adjusted Operating Margin and Adjusted Segment Operating Margin	20%	Emphasizes the importance of maintaining healthy margins
Adjusted Operating Margin and Adjusted Segment Operating Margin are defined as the ratio of Adjusted Operating Income or Adjusted Segment Operating Income, over Organic Revenue, adjusted to exclude special items that include, but are not limited to, restructuring, divestiture-related costs, certain asset impairment charges, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company’s ongoing operations and performance.

Organic Revenue and Organic Segment Revenue	20%	Reflects the Company’s emphasis on growth
Organic Revenue is defined as revenue, excluding the estimated impact of foreign currency fluctuations and acquisitions. Organic Segment Revenue is defined as segment level revenue excluding the estimated impact of foreign currency fluctuations, acquisitions and divestitures. In both cases, divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation.

Individual Component	15%	Provides focus on supporting enterprise initiatives that will create growth and increase shareholder value
Each NEO establishes several personal or team goals related to Company initiatives or segment-specific initiatives that are aligned with the strategy of the business and the goals of the CEO. For 2025, the areas established at the start of the performance period were:
■
Financial: Deliver on our financial commitments.

■
Culture and Talent: Operationalization of our inclusive meritocracy and Higher Performance Culture; strengthen and develop our talent pipeline; engage and energize employees around our strategy.

■
Execution: Drive customer-centered fundamentals and cultivate customer relationships; achieve operational excellence by differentiating through safety, effectiveness, and efficiencies; ensure the organization is optimized and delivering on customer commitments with premier profitability.

■
Growth and Innovation: Advance our technology and capabilities to create new opportunities and growth for the medium and long-term.

■
Capital Deployment: Drive actions to maximize returns of our organic investments and cultivate value-creating, inorganic growth opportunities.

ITT INC. | 2026 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS 2025 ANNUAL INCENTIVE PLAN

As permitted by the ITT Annual Incentive Plan for Executive Officers, the Compensation and Human Capital Committee may exclude the impact of acquisitions, divestitures and other special items in computing AIP awards. Special items represent significant charges or credits that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. Special items may include, but are not limited to, restructuring costs, realignment costs, pension settlement and other curtailment costs, certain acquisition-related expenses, income tax settlements or adjustments, and unusual and infrequent items. The four financial performance metrics applicable to each NEO are non-GAAP financial measures and should not be considered a substitute for measures determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies or those that we use in our Form 10-K or other external financial presentations.

2025 AIP PERFORMANCE TARGETS AND RESULTS
The Adjusted EPS, Free Cash Flow, Adjusted Operating Margin and Organic Revenue targets were approved in February 2025 based on the Company’s operating budget. The target of each financial metric was set higher than our 2024 actual results at the enterprise level. The Compensation and Human Capital Committee reviewed the operating budget with management to ensure the targets were appropriate and determined the achievement of the combination of financial goals would be challenging and reflect strong performance. In addition to these metrics, ITT Inc. and each of the business segments have working capital financial targets that if not achieved will result in up to a five-point reduction of the final AIP financial score. The table below sets forth the target and actual results for each 2025 AIP financial performance metric at the corporate level.

ITT INC. FINANCIAL PERFORMANCE TARGETS
The 2025 financial targets for Mr. Savi, Mr. Caprais and Ms. Marino reflect ITT Inc. targets. For 2025, Mr. Makowiecki’s AIP payout was based 50% on ITT Inc. targets and 50% on the Flow Technologies (formerly Industrial Process) business segment targets.
Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Results	2025 Payout
Adjusted Earnings Per Share	$5.67	$6.30	$6.93	$6.78	177%
Free Cash Flow	$404	$475	$546	$540	192%
Adjusted Operating Margin	17.7%	18.6%	19.6%	18.7%	109%
Organic Revenue	$3,338	$3,709	$4,080	$3,777	118%
SEGMENT FINANCIAL PERFORMANCE TARGETS
The financial targets for Mr. Barbon reflect the Motion Technologies business segment and APAC region (split equally) in addition to the ITT Inc. Adjusted Earnings Per Share target. Business segments receive an additional benefit to their financial score and bonus payout pool when they meet or exceed their financial targets. As a result, Mr. Barbon received an additional 32 points toward his AIP financial score, which are not reflected in the tables below.
Financial Targets and results of Motion Technologies business segment, which apply to Mr. Barbon, are in the table below.
Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Results	2025 Payout
Adjusted Segment Free Cash Flow	$230	$270	$311	$270	100%
Adjusted Segment Operating Margin	19.6%	20.6%	21.6%	20.7%	112%
Organic Segment Revenue	$1,198	$1,331	$1,464	$1,340	107%
Financial Targets and results of the APAC region, which apply to Mr. Barbon, are in the table below.
Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Results	2025 Payout
Adjusted Segment Free Cash Flow	$128	$151	$173	$152	107%
Adjusted Segment Operating Margin	24.1%	25.4%	26.6%	25.2%	95%
Organic Segment Revenue	$560	$622	$684	$630	113%
58	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2025 LONG-TERM INCENTIVE COMPENSATION

The financial targets for Mr. Makowiecki reflect the ITT Inc. and Flow Technologies business segment targets (split equally). Business segments receive an additional benefit to their financial score and bonus payout pool when they meet or exceed their financial targets. As a result, Mr. Makowiecki received an additional 13 points toward his AIP financial score, which are not reflected in the tables below.
The financial targets and results of Flow Technologies business segment, which apply to Mr. Makowiecki, are in the table below.
Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Results	2025 Payout
Adjusted Segment Free Cash Flow	$287	$338	$389	$327	89%
Adjusted Segment Operating Margin	21.8%	22.9%	24.1%	22.1%	65%
Organic Segment Revenue	$1,332	$1,480	$1,628	$1,432	84%
AIP INDIVIDUAL COMPONENT CONSIDERATIONS
Each NEO has 15% of their AIP bonus target based on the individual component, which rewards achievement of their individual and team goals. The Compensation and Human Capital Committee considered the following achievements when determining the individual component payout of each NEO. The considerations for the CEO were described previously in the “Executive Summary.”
■
Emmanuel Caprais, Senior Vice President and Chief Financial Officer:

●
Supported delivery of financial results that exceeded targets with relentless focus on driving operational and cost efficiencies

●
Driving ESG strategy and actions, resulting in “green” product innovation and energy cost savings

■
Lori B. Marino, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary:

●
Provided exceptional leadership and counsel across different functions (legal, strategy, governance, M&A, ESG)

●
Strong support of acquisitions through due diligence, closing and integration

●
Strengthening the legal team to improve decision-making and capabilities with a business focus

■
Davide Barbon, Senior Vice President and President, Motion Technologies and APAC:

●
Delivered strong financial results for both the MT business segment and the APAC region despite auto market headwinds

●
Driving granular analysis and continuous operational improvement

●
Effective execution of workforce efficiency and restructuring plans to focus on short-term and long-term costs

■
Bartek Makowiecki, Senior Vice President, Chief Strategy Officer and President, Flow Technologies:

●
Drove strong FT results including in the areas of safety, orders and cash flow

●
Delivered ITT’s largest acquisition and continued to drive portfolio shift through execution of enterprise strategy

●
Launch and commercialization of VIDAR

2025 LONG-TERM INCENTIVE COMPENSATION
In 2025, the Compensation and Human Capital Committee approved two types of grants for the Company’s annual LTI awards with each addressing long-term shareholder value alignment in different ways. The Committee believes that granting a combination of PSUs and RSUs provides alignment with shareholder interests, retention value and a direct connection between pay and the performance of our Company over the long term. The 2025 LTI award grants for our NEOs were allocated as follows:
60% PSUs	+	40% RSUs
The following table shows the target value of the 2025 LTI award grants made to NEOs in March 2025 as part of the Company’s annual compensation process. These LTI values were determined by taking into account base pay and annual incentive values,
ITT INC. | 2026 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS 2025 LONG-TERM INCENTIVE COMPENSATION

assessing market competitive total compensation levels and seeking to find an appropriate mix of fixed versus variable and short-term versus long-term incentives. These values also considered each NEO’s role, potential long-term contribution, performance, experience and skills.
Named Executive Officer	PSUs (Target Award)	RSUs	Total(1)
Luca Savi(2)	$3,408,000	$2,272,000	$5,680,000
Emmanuel Caprais	1,080,000	720,000	1,800,000
Lori B. Marino	600,000	400,000	1,000,000
Davide Barbon	810,000	540,000	1,350,000
Bartek Makowiecki	810,000	540,000	1,350,000

(1)
The target values in this table reflect target amounts approved by the Compensation and Human Capital Committee in February 2025; the values reported in the SCT and the Grants of Plan-Based Awards tables present the grant date fair value as calculated under GAAP.

(2)
On March 4, 2025, Mr. Savi also received a PEAR award with a grant value of  $5,000,000 under the CEO Retention Plan, as described above on page 52.

PERFORMANCE STOCK UNITS
PSUs are settled in shares generally after a three-year performance vesting period, with performance tied equally to the Company’s three-year TSR performance relative to a group of peer companies and the Company’s ROIC.
Delivery of shares generally requires employment throughout the three-year performance period. PSUs provide alignment with absolute stock performance, relative stock performance, Company performance and potential retention value. For each eligible employee, there may be up to three outstanding PSU award periods at any time. No dividend equivalents are paid on unvested PSUs.
ROIC (50% WEIGHTING)
■
The Compensation and Human Capital Committee approved ROIC as a metric to align executive pay with the Company’s performance in driving efficient and disciplined deployment of capital.

■
The ROIC target is a three-year average of the annual ROIC results within the performance period.

■
ROIC for the 2025 PSUs is a percentage that will be calculated by dividing (A) after-tax income from continuing operations attributable to the Company, adjusted to exclude the after-tax impact from special items, interest income or expense and amortization of expense from intangible assets by (B) average total assets from continuing operations, less non-interest bearing current liabilities for the five preceding quarterly periods. Special items represent significant charges or credits that impact results, such as unbudgeted acquisitions or divestitures, but may not be related to the Company’s ongoing operations and performance, as disclosed in the Company’s filings with the SEC.

■
The Compensation and Human Capital Committee establishes the ROIC targets during February or early March each year, before the PSU awards are granted, and the targets for currently outstanding PSUs are reflected in the table below. The ROIC targets will be adjusted annually during the performance period for certain one-time events such as material acquisitions and divestitures and changes in law or accounting principles.

PSU ROIC Targets
PSU Award	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
2025-2027 PSU	13.6%	15.1%	16.6%
2024-2026 PSU	12.5%	13.9%	15.3%
2023-2025 PSU	12.8%	14.2%	15.7%
60	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2025 LONG-TERM INCENTIVE COMPENSATION

RELATIVE TSR (50% WEIGHTING)
■
Relative TSR was approved by the Committee to ensure executive compensation is aligned with shareholder value creation.

■
The relative TSR peer group includes companies in the S&P 400 Capital Goods index and additional companies from the transportation and industrial pump/flow industries (collectively, the “TSR peer group”) in order to provide a broad set of companies that align with ITT’s portfolio mix.

■
TSR performance is measured by comparing the average closing stock price for the month of December prior to the start of the three-year performance cycle, to the average closing stock price for the month of December that concludes the three-year period.

■
Vesting at the end of the applicable three-year performance period is based on the Company’s TSR performance ranked against the TSR performance of the other companies within the TSR peer group.

If Company’s Relative Total Shareholder Return Performance is:	Payout Factor for TSR Component of PSUs*
at the 80th percentile or greater	200%
at the 50th percentile	100%
at the 35th percentile	50%
less than the 35th percentile	0%

*
Payouts for performance between the percentiles shown are interpolated.

ITT INC. | 2026 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS 2025 LONG-TERM INCENTIVE COMPENSATION

2025 PAYOUT ON PSUs GRANTED IN 2023
In 2023, ITT granted PSUs to certain executives, including each of the NEOs. The three-year performance targets were based equally on the Company’s TSR performance relative to the performance of companies in the TSR peer group and the Company’s ROIC performance. The payout of the 2023 PSUs was 169.4% of target based on the following results:
■
ROIC Results (50% weighting): In 2023, ITT completed the acquisition of Micro-Mode in May and the divestiture of Matrix Composites, Inc. in December. In 2024, ITT completed the acquisitions of Svanehøj Group A/S in January and kSARIA Parent, Inc. in September, and the divestiture of Wolverine Advanced Materials in July. In 2025, ITT completed a public offering of its common stock in connection with the financing of the SPX FLOW acquisition. The 2023 ROIC targets were adjusted for these transactions in accordance with the Company’s 2023 PSU award agreement, which states that targets will be adjusted for material acquisitions, divestitures or other one-time events, or material changes in laws, regulations or accounting principles. ITT’s three-year average ROIC was 15.0%, which was above the adjusted target of 14.2%, resulting in a payout of 153.5% of target.
■
2023-2025 Relative TSR Results (50% weighting): During the three-year performance period, ITT’s TSR was at the 76th percentile of the TSR peer group. The payout for the TSR metric was 185.2% of target.

RESTRICTED STOCK UNITS
RSUs are settled in shares generally after a three-year vesting period and provide alignment with stock performance and retention value. Grants of RSUs provide NEOs with stock ownership of ITT shares after the restrictions lapse. NEOs receive RSU awards because, in the judgment of the Compensation and Human Capital Committee, and based on management recommendations, these individuals are in positions most likely to influence the achievement of the Company’s long-term value creation goals and to create shareholder value over time. The Compensation and Human Capital Committee reviews all grants of RSUs for executive officers prior to the award, including awards based on performance, retention-based awards, and awards contemplated for new employees as part of employment offers. The CEO has the authority to grant RSUs to other employees in certain situations. These grants are reviewed by the Compensation and Human Capital Committee at its next scheduled meeting. RSUs do not grant dividend or voting rights to the holder over the vesting period, however, dividend equivalents are accrued and paid after vesting. In certain cases, such as for new hires or to facilitate retention, selected employees may receive RSUs subject to different vesting terms.

CHANGES FOR 2026
In February 2026, the Compensation and Human Capital Committee approved an increase in the percentage of PSUs granted to the CEO and Senior Vice Presidents under the 2026 annual LTI awards to 70%, with the remaining 30% granted as RSUs that vest 100% after three years. This increase of PSUs to the mix of annual LTI compensation for executive officers, including each of the NEOs, further aligns their pay with ITT’s financial and stock price performance, and will reward them for driving M&A synergies and value capture.

62	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS BENEFITS AND PERQUISITES

BENEFITS AND PERQUISITES
All of the NEOs are eligible to participate in the Company’s broad-based U.S. employee benefits program other than Mr. Barbon, who receives benefits as employees of ITT Italy Holdings s.r.l. The U.S. employee benefits program includes the ITT Retirement Savings Plan, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans.
All of the NEOs except for Mr. Barbon, together with most of the Company’s other salaried employees who work in the United States, participate in the ITT Retirement Savings Plan, a tax-qualified savings plan, which allows employees to contribute to the plan on a before-tax basis, on an after-tax basis or as a Roth contribution. The Company makes a core contribution of 3% or 4% of pay to the plan for all eligible employees and also matches 50% of employee contributions up to 6% of pay. The core contribution is 3% for employees whose age plus years of service is less than 50, and 4% for employees whose age plus years of service is at least 50.
The Company provides only those perquisites it considers to be reasonable and consistent with competitive practices. Perquisites available for our U.S.-based NEOs are financial and estate planning reimbursements of up to $17,500 per year. In addition, beginning in 2025, the Compensation and Human Capital Committee approved a preventative health care assessment program for executive officers, including all NEOs. This program provides a one-day comprehensive health assessment for busy executives who spend much of their time traveling to our customers and our sites around the globe. Mr. Barbon receives a company car, which is a common market practice for senior executives based in Italy.
Amounts reported as perquisites also include reimbursement of certain relocation-related expenses, which are described in detail in the notes to the “All Other Compensation Table” in the section entitled “Compensation Tables.”

RETIREMENT AND BENEFITS PLAN FOR MR. BARBON
Mr. Barbon is employed by ITT’s Italian subsidiary and is eligible for statutory retirement and health and welfare benefits that are generally provided to our employees in Italy that have the classification of Dirigenti (Executive). He also participates in a Motion Technologies (Italy) supplemental retirement plan provided under the terms of the collective bargaining agreement applicable to executives of industrial companies.
These benefits are provided in addition to the Italian government-provided retirement benefits.
During Mr. Barbon’s transition from his assignment in China to Italy, he and his family continued to be covered by ITT’s international healthcare plan, which covers all employees that participate in an international assignment.

OTHER COMPENSATION AND BENEFITS
POST-EMPLOYMENT COMPENSATION
ITT DEFERRED COMPENSATION PLAN
For periods prior to 2020, U.S. executives were eligible to participate in the ITT Deferred Compensation Plan. This plan provided an opportunity to defer receipt of between 2% and 90% of any AIP awards they earned. The amount of deferred compensation ultimately would also reflect the performance of benchmark investment funds made available under the plan as selected by the executive. Participants in the ITT Deferred Compensation Plan may elect a fund that tracks the performance of ITT’s common stock. Beginning in 2020, executives were no longer able to defer compensation under the ITT Deferred Compensation Plan, but will still be entitled to receive any compensation deferred prior to 2020 in accordance with the plan. None of our NEOs have a deferred amount under the ITT Deferred Compensation Plan.
SEVERANCE PLAN ARRANGEMENTS
The Company maintains severance arrangements for most of its senior executives, including all of the NEOs. These arrangements are included in two plans, one covering most severance circumstances (the “ITT Senior Executive Severance Pay Plan”), and the other covering severance following a change-in-control event (the “ITT Senior Executive Change in Control Severance Pay Plan”). These plans do not allow for the payment of tax gross-ups on severance pay or other benefits.
The purpose of the ITT Senior Executive Severance Pay Plan is to provide a period of transition for senior executives upon termination of employment. The terms of the ITT Senior Executive Severance Pay Plan apply to Mr. Savi, Mr. Caprais, Ms. Marino, and Mr. Makowiecki. The severance terms for Mr. Barbon are covered under the National Collective Agreement for the Industrial Sector Managers in Italy. This agreement provides Mr. Barbon with termination benefits in the event his employment is terminated other than for cause. Senior

ITT INC. | 2026 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS POLICIES

executives who are full-time salaried employees of the Company or any subsidiary, who are paid under a U.S. payroll and who report directly to the CEO are covered by the ITT Senior Executive Severance Pay Plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause. In the event any payment would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code, as amended (the “Code”), then the aggregate of all payments would be reduced so the present value of the aggregate of all payments is maximized, but is not subject to excise tax under Section 4999 of the Code or the deduction limitation of Section 280G of the Code.
The purpose of the ITT Senior Executive Change in Control Severance Pay Plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined under the heading “Compensation Tables—
Potential Post-Employment Compensation—Change in Control Arrangements”) including a change in control. The ITT Senior Executive Change in Control Pay Plan applies to all NEOs. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments in the case of an acceleration event and qualifying termination of employment.
These plans, including the potential post-employment payments our NEOs would receive pursuant to these plans, are described in more detail elsewhere in this Compensation Discussion and Analysis under the heading “Compensation Tables—Potential Post-Employment Compensation.” The severance plans apply to our key employees as defined by Section 409A of the Code.

POLICIES
THE ROLE OF RISK AND RISK MITIGATION
The Compensation and Human Capital Committee regularly reviews risk factors associated with our businesses in determining compensation structure and pay practices. The structure of the Board’s committees facilitates this evaluation and determination. Further, overall enterprise risk is considered and discussed at Board meetings, providing additional important information to the Compensation and Human Capital Committee. The CEO attends those portions of the Compensation and Human Capital Committee meetings at which plan features and design configurations of our annual and LTI plans are considered and approved.

64	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS POLICIES

We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value. The following features of our executive compensation program help to contribute to the achievement of this goal.
Emphasis on Long-Term Compensation
By granting long-term incentive compensation at 50% to 67% of our NEOs’ total compensation package, the Compensation and Human Capital Committee believes it is encouraging strategies that correlate with the long-term interests of the Company. Our LTI awards, described elsewhere in this Compensation Discussion and Analysis under the heading “2025 Long-Term Incentive Compensation,” generally feature a three-year vesting threshold at the senior vice president level and above, encouraging behavior focused on long-term value creation. PSUs focus on ITT’s three-year TSR and ROIC performance, encouraging behavior focused on long-term goals.

Pay Mix
14% to 29% of total target compensation is fixed for NEOs while the remaining total compensation is tied to performance, consistent with our pay-for-performance philosophy. As scope of responsibility increases, the amount of performance-based pay increases and fixed pay decreases relative to other officers. Our incentive design provides multiple performance time frames and a variety of financial measures that are intended to drive profitable and sustained growth.

Clawback Policy
We have an SEC-compliant policy that:
■
provides for the recoupment of certain compensation from our executive officers (including our NEOs) in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws on a “no-fault” basis; and

■
provides for recoupment of performance-based compensation if the Board determines a senior executive (including our NEOs) has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results.

Required Executive Stock Ownership
NEOs are required to own Company shares or share equivalents with a value equal to a multiple of their base salary, as discussed in more detail below. We believe this requirement aligns their interests with the interests of the Company’s shareholders and also discourages behavior that places focus only on the short-term.

Prohibition Against Speculating, Hedging or Pledging Stock
We have a policy prohibiting employees from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options. We also prohibit employees from pledging Company securities as collateral for a loan.

Rule 10b5-1 Trading Plans
The Board has authorized the use by executive officers of prearranged trading plans under Rule 10b5-1 under the Exchange Act. Rule 10b5-1 permits insiders to adopt predetermined plans for selling specified amounts of stock or exercising stock options under specified conditions and at specified times. Executive officers may only enter into a trading plan during an open trading window, they must not possess material nonpublic information regarding the Company at the time they adopt the plan and must act in good faith with respect to the plan. Using trading plans, insiders can diversify their investment portfolios while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information. Generally, under these trading plans, the individual relinquishes control over the transactions once the plan is put into place. Accordingly, sales may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the Company. Both new plans and modifications are subject to a statutory “cooling-off period” designed to safeguard the plans from manipulation or market timing. Trading plans adopted by executive officers are reviewed and approved by our legal department.

ITT INC. | 2026 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS POLICIES

EXECUTIVE STOCK OWNERSHIP GUIDELINES
The Company maintains stock ownership guidelines for all of its executive officers, including the NEOs. Executive officers have five years in order to meet the guidelines.
Stock ownership guidelines for officers specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The guidelines specify expected stock ownership levels expressed as a multiple of base salary, as set forth in the table below. Only the following equity holdings count toward achieving these ownership levels: shares owned outright, Company unvested RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Retirement Savings Plan and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan. Unvested PSUs, which comprise a significant percentage of total compensation for the CEO and other NEOs, do not count towards the achievement of our executive stock ownership guidelines. The guidelines, and compliance with the guidelines, are monitored periodically. As of December 31, 2025 all NEOs either have met the guidelines, or are on track to meet the guidelines.
Chief Executive Officer	6 x Annual Base Salary
Executive Vice Presidents	4 x Annual Base Salary
Senior Vice Presidents	3 x Annual Base Salary
Selected Vice Presidents	1 x Annual Base Salary
HEDGING POLICY
Our NEOs are subject to the Company’s hedging policy described at page 24.
CONSIDERATIONS OF TAX AND ACCOUNTING IMPACTS
In establishing total compensation for the executive officers, the Compensation and Human Capital Committee has considered the effect of Section 162(m) of the Code and the accounting rules associated with the Company’s compensation programs. As a general matter, Section 162(m) disallows a tax deduction for compensation over $1,000,000 paid for any fiscal year to the CEO, the CFO and the three other highest-paid NEOs and any previous NEOs treated as covered employees under Section 162(m) from 2017 onwards (if applicable).
The Compensation and Human Capital Committee did not design the 2025 executive compensation program to preserve the deductibility of compensation that is paid to executive officers.

66	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation earned by each of our NEOs.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Comp(3)	Change in Pension Value and Non-qualified Deferred Comp Earnings	All Other Comp(4)	Total
Luca Savi Chief Executive Officer and President	2025	$1,190,386	—	$11,073,033(2)	$2,575,800	$—	$265,159	$15,104,378
	2024	1,140,393	—	12,845,657(2)	2,313,230	—	275,951	16,575,231
	2023	1,086,733	—	5,388,142	2,702,700	—	158,983	9,336,558
Emmanuel Caprais Senior Vice President and Chief Financial Officer	2025	644,232	—	1,925,190	702,000	—	100,822	3,372,243
	2024	616,157	—	1,764,837	646,350	—	92,416	3,119,760
	2023	600,000	—	1,719,861	729,000	—	78,787	3,127,648
Lori B. Marino Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary	2025	564,424	—	1,069,218	685,690	—	81,860	2,401,193
	2024	512,314	—	882,782	561,600	—	93,464	2,050,160
	2023	480,000	200,000(5)	1,046,185	655,200	—	32,573	2,413,958
Davide Barbon(6) Senior Vice President and President, Motion Technologies and Asia Pacific Region	2025	605,000	—	1,443,697	757,763	—	389,247	3,195,707
	2024	496,833	—	882,782	744,150	—	281,934	2,405,699
	2023	380,600	—	1,059,782	676,500	—	848,936	2,965,818
Bartek Makowiecki Senior Vice President, Chief Strategy Officer and President, Flow Technologies	2025	624,231	—	1,443,697	713,475	—	104,633	2,886,036
	2024	498,663	—	1,438,631	670,500	—	62,141	2,669,935
	2023	436,157	—	860,446	567,600	—	47,642	1,911,845

(1)
Amounts include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSUs and RSUs. A discussion of the assumptions used in calculating these values may be found in Note 17, Long-Term Incentive Employee Compensation, to the Consolidated Financial Statements in our 2025 Annual Report on Form 10-K.

(2)
Includes $7,000,000 and $5,000,000 pursuant to the CEO Retention Plan in 2024 and 2025, respectively.

(3)
As described in the “2025 Annual Incentive Plan” section of the Compensation Discussion and Analysis, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year.

(4)
Amounts in this column for 2025 represent items specified in the All Other Compensation Table below.

(5)
Ms. Marino received a cash bonus in March 2023 as an incentive to rejoin ITT in January 2023.

(6)
Mr. Barbon’s compensation was converted from Euros to U.S. Dollars using the 2025 average exchange rate of 1.1.

ITT INC. | 2026 PROXY STATEMENT	67

COMPENSATION TABLES ALL OTHER COMPENSATION TABLE

ALL OTHER COMPENSATION TABLE
	Luca Savi	Emmanuel Caprais	Lori B. Marino	Davide Barbon	Bartek Makowiecki
Executive Perquisites:
Financial Counseling(1)	$13,964	$2,750	$2,500	$—	$15,606
Executive Healthcare	6,710	7,182	—	—	7,470
Company Car	—	—	—	6,768	—
Assignment and Relocation Expense(2)	—	—	—	369,279	—
Total Perquisites	20,674	9,932	2,500	376,047	23,076
All Other Compensation:
Tax Reimbursements	—	—	—	—	—
Retirement Plan Contributions(3)	244,485	90,890	79,360	13,200	81,557
Total All Other Compensation	$265,159	$100,822	$81,860	$389,247	$104,633

(1)
Amounts represent taxable financial and estate planning services fees paid during 2025.

(2)
During 2025, Mr. Barbon had allowances related to his international assignment. ITT provides allowances for the costs that Mr. Barbon and his family incur in excess of their costs had they remained in Italy. The total amount includes housing costs ($76,530), cost for a child to attend school ($39,856), medical insurance ($22,719) and other assignment related costs. Also included are tax gross ups ($194,738) to offset the additional personal income tax impact of the international assignment.

(3)
Amounts represent the total employer contributions under the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan. 2025 contributions to the ITT Retirement Savings Plan are: $23,732 for Mr. Savi, $25,049 for Mr. Caprais, $25,038 for Ms. Marino and $24,873 for Mr. Makowiecki. Contributions to the ITT Supplemental Retirement Savings Plan represent the remaining amount of this item and are discussed in the 2025 Nonqualified Deferred Compensation Table. The amount for Mr. Barbon includes the employer contribution to the Italian statutory termination indemnity fund (Previndai) that would be paid upon his termination from the Company and have been converted from Euros to U.S. Dollars using a 2025 average exchange rate of 1.1.

68	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES GRANTS OF PLAN-BASED AWARDS IN 2025

GRANTS OF PLAN-BASED AWARDS IN 2025
The following table provides information about 2025 equity and non-equity awards for the NEOs. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2025 AIP) and estimated future payouts under 2025 equity incentive plan awards, which consist of potential payouts related to the PSUs granted in 2025 for the 2025-2027 performance period. Also provided is the number of shares underlying all other stock awards, which for 2024 were composed solely of RSU awards. The grants in the following table were made under the 2011 Omnibus Incentive Plan.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value: Equity Incentive Plan Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Luca Savi	3/4/2025	810,000	1,620,000	3,240,000
	3/4/2025				13,105	26,210	52,420		3,800,581
	3/4/2025							54,175	7,272,452
Emmanuel Caprais	3/4/2025	243,750	487,500	975,000
	3/4/2025				4,155	8,310	16,620		1,204,992
	3/4/2025							5,365	720,198
Lori B. Marino	3/4/2025	215,625	431,250	862,500
	3/4/2025				2,308	4,615	9,230		669,183
	3/4/2025							2,980	400,035
Davide Barbon	3/4/2025	226,875	453,750	907,500
	3/4/2025				3,115	6,230	12,460		903,381
	3/4/2025							4,025	540,316
Bartek Makowiecki	3/4/2025	236,250	472,500	945,000
	3/4/2025				3,115	6,230	12,460		903,381
	3/4/2025							4,025	540,316

(1)
Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the AIP. These potential payments are based on achievement of specific performance metrics and are completely at risk. The AIP Target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target, and the maximum is equal to 200% of target. Zero payment is possible for performance below the threshold.

(2)
Amounts reflect the threshold, target and maximum unit levels, respectively, of potential PSU award payouts. These potential unit amounts are based on achievement of specific performance metrics and are completely at risk. The PSU is computed based upon the applicable range of net estimated payments denominated in units where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. Zero payment is possible for performance below the threshold.

(3)
Amounts reflect RSU awards granted in 2025 to the NEOs.

(4)
Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 for PSU and RSU awards granted to the NEOs in 2025. A discussion of assumptions relating to these LTI awards may be found in Note 17, Long-Term Incentive Employee Compensation, to the Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2025.

ITT INC. | 2026 PROXY STATEMENT	69

COMPENSATION TABLES OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END
	Grant Date	Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Luca Savi	3/3/2023	—	—	—	—	—	20,040	3,477,140	52,878	9,174,862
	3/4/2024	—	—	—	—	—	16,565	2,874,193	51,230	8,888,917
	10/30/2024	—	—	—	—	—	48,335	8,386,606	—	—
	3/4/2025	—	—	—	—	—	54,175	9,399,904	52,420	9,095,394
Emmanuel Caprais	3/3/2023	—	—	—	—	—	6,395	1,109,596	16,881	2,929,022
	3/4/2024	—	—	—	—	—	5,000	867,550	15,470	2,684,200
	3/4/2025	—	—	—	—	—	8,310	1,441,868	16,620	2,883,736
Lori B. Marino	1/3/2023	—	—	—	—	—	3,665	635,914	—	—
	3/3/2023	—	—	—	—	—	2,775	481,490	7,318	1,269,746
	3/4/2024	—	—	—	—	—	2,500	433,775	7,740	1,342,967
	3/4/2025	—	—	—	—	—	2,980	517,060	9,230	1,601,497
Davide Barbon	3/3/2023	—	—	—	—	—	2,560	444,186	6,751	1,171,366
	10/23/2023	—	—	—	—	—	—	—	5,607	972,871
	3/4/2024	—	—	—	—	—	2,500	433,775	7,740	1,342,967
	3/4/2025	—	—	—	—	—	4,025	698,378	12,460	2,161,935
Bartek Makowiecki	3/3/2023	—	—	—	—	—	3,200	555,232	8,444	1,465,292
	3/4/2024	—	—	—	—	—	2,660	461,537	8,220	1,426,118
	9/3/2024	—	—	—	—	—	2,262	392,480	—	—
	3/4/2025	—	—	—	—	—	4,025	698,378	12,460	2,161,935

(1)
RSUs generally vest 100% on the third anniversary of the grant date. PSUs vest upon the completion of a three-year performance period beginning January 1 of the grant year and are shown at maximum payout, with the exception of the PSUs granted on March 3, 2023, which are shown at 169.4% of target based on actual three-year relative TSR and ROIC results.

(2)
Reflects the Company’s closing stock price of  $173.51 on December 31, 2025.

70	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES OPTION EXERCISES AND STOCK VESTED IN 2025

OPTION EXERCISES AND STOCK VESTED IN 2025
The following table provides information regarding the values realized by our NEOs upon the vesting of stock awards in 2025.
	Option Awards		Stock Awards
Named Executive Officer	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Luca Savi	—	—	65,930	$8,833,961
Emmanuel Caprais	—	—	23,907	3,203,299
Lori B. Marino	—	—	—	—
Davide Barbon	—	—	9,748	1,306,135
Bartek Makowiecki	—	—	11,398	1,578,988
2025 PENSION BENEFITS
Effective on October 31, 2011, all of the Company’s pension benefits for salaried US employees were frozen, and the cumulative liability of these benefits was assumed by Exelis
Inc. None of our NEOs were U.S. employees prior to October 31, 2011, and therefore none are eligible for pension benefits.

2025 NONQUALIFIED DEFERRED COMPENSATION
ITT DEFERRED COMPENSATION PLAN
The ITT Deferred Compensation Plan is a tax deferral plan that was frozen to new deferrals effective as of 2020. The ITT Deferred Compensation Plan permitted eligible employees with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. The amount of deferred compensation ultimately would also reflect the performance of benchmark investment funds made available under the plan as selected by the executive. Participants in the ITT Deferred
Compensation Plan may elect a fund that tracks the performance of ITT’s common stock. Beginning in 2020, executives were no longer able to defer compensation under the ITT Deferred Compensation Plan but will still be entitled to receive any compensation deferred prior to 2020 in accordance with the plan. None of our NEOs had a balance in the ITT Deferred Compensation Plan in 2025.

ITT SUPPLEMENTAL RETIREMENT SAVINGS PLAN
Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts to the tax-qualified plan ($350,000 in 2025), the Company has established and maintains a non-qualified unfunded ITT Supplemental Retirement Savings Plan to allow for Company contributions based on base salary and actual annual bonus paid in excess of these limits. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked. Effective January 1, 2012, the plan was amended to no longer permit employee contributions.

ITT INC. | 2026 PROXY STATEMENT	71

COMPENSATION TABLES POTENTIAL POST-EMPLOYMENT COMPENSATION

2025 NONQUALIFIED DEFERRED COMPENSATION TABLE
The table below shows nonqualified deferred compensation activity for the NEOs for 2025.
Name	Executive Contributions Last Fiscal Year	Registrant Contributions Last Fiscal Year(1)	Aggregate Earnings Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Luca Savi
Non-qualified savings	$—	$220,753	$33,615	$—	$1,077,490
Emmanuel Caprais
Non-qualified savings	$—	$65,841	$11,652	$—	$376,552
Lori B. Marino
Non-qualified savings	$—	$54,322	$3,492	$—	$126,540
Davide Barbon(2)
Non-qualified savings	$—	$—	$—	$—	$—
Bartek Makowiecki
Non-qualified savings	$—	$56,684	$3,765	$—	$134,434

Note:
“Non-qualified savings” represent amounts in the ITT Supplemental Retirement Savings Plan.

(1)
Amounts represent the core, match and applicable transition employer contributions into the ITT Supplemental Retirement Savings Plan (Non-qualified savings).

(2)
Mr. Barbon is employed by ITT’s Italian subsidiary and is not eligible for non-qualified deferred compensation.

POTENTIAL POST-EMPLOYMENT COMPENSATION
The potential post-employment compensation tables reflect the amount of compensation payable to each of the NEOs in the event their ITT employment ceases, including voluntary termination, termination for cause, death or disability, termination without cause or termination in connection with a change of control. Post-separation compensation of our NEOs, other than Mr. Barbon, is governed by the ITT Senior Executive Severance Pay Plan. In addition, post-separation compensation of all of our NEOs is governed by the ITT Senior Executive Change in Control Severance Pay Plan (applicable to situations involving a change of control) and our equity award agreements.
The amounts shown in the potential post-employment compensation tables are estimates, assuming the triggering event occurred on December 31, 2025, including amounts that would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the closing price of the Company’s stock on December 31, 2025, the last trading day of 2025, which was $173.51.
The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES
The amounts shown in the tables in this section do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
■
Accrued salary and vacation pay; and

■
Distributions of plan balances under the ITT Retirement Savings Plan and amounts under the ITT Supplemental Retirement Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances.

ITT SENIOR EXECUTIVE SEVERANCE PAY PLAN
The ITT Senior Executive Severance Pay Plan provides overall cash severance benefits to executives, provides participants with outplacement assistance for one year and provides six months of eligibility for healthcare benefits. The amount of severance pay under this plan depends on the executive’s base pay and years of service, not to exceed two times the executive’s annual compensation for the year preceding the severance date. The Company considers these severance pay

72	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES POTENTIAL POST-EMPLOYMENT COMPENSATION

provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function.
No severance is provided if an employee is terminated for cause because the Company believes employees terminated for cause should not receive additional compensation. In addition, the Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the ITT Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.
If a covered executive receives or is entitled to receive other compensation from the Company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. Severance pay will start within 60 days following the covered executive’s scheduled termination date.

ITT SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PAY PLAN
This plan provides two levels of benefits for covered executives, based on their position within the Company. The Compensation and Human Capital Committee considered two levels of benefits to be appropriate based on the relative ability of each level of employee to influence future Company performance. Our CEO and Senior Vice Presidents receive the higher level and certain Vice Presidents the second level. Under the ITT Senior Executive Change in Control Severance Pay Plan, if a covered executive is terminated within two years of a change in control or in contemplation of a change in control event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of a change in control, he or she would be entitled to:
■
Any accrued but unpaid base salary, bonus (AIP award), vacation and unreimbursed expenses;

■
Two or three times the current base salary and target annual incentive as of the termination date;

■
A lump sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Retirement Savings Plan and the ITT Supplemental Retirement Savings Plan, such percentage rate not to exceed 7% per year;

■
Subsidized healthcare benefits for six months after termination; and

■
One year of outplacement assistance.

All of the NEOs are (or were, prior to separation from ITT) covered at the highest level of benefits.

CHANGE IN CONTROL ARRANGEMENTS
There are change of control provisions in various Company plans which were adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than in the interests of the shareholders.
All current long-term incentive awards (PSUs and RSUs) have included a “double trigger” provision, whereby no benefits will be paid to an executive unless (i) a change in control of the Company has occurred and (ii) there has been a specified change in the employment status of the executive within a period of time following the change in control. For example, if a covered executive is terminated without cause within two years of a change in control or terminates his or her employment for good reason within two years of a change in control, or is terminated before the change in control occurs, but after its announcement or at the request of a participant, he or she would be entitled to vesting of long-term incentive awards pursuant to the award agreements. The ITT Senior Executive Change in Control Severance Pay Plan and ITT Change in
Control Severance Pay Plan also have double trigger provisions. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change in control and to align with prevailing governance practices. The payment or vesting of awards or benefits under the ITT Annual Incentive Plan for Executive Officers, the Deferred Compensation Plan and the Supplemental Retirement Savings Plan have a single trigger provision and are accelerated solely upon the occurrence of a change in control of the Company.
The 2011 Omnibus Incentive Plan, 2003 Equity Incentive Plan, ITT Annual Incentive Plan for Executive Officers, ITT Senior Executive Change in Control Severance Pay Plan, ITT Change in Control Severance Pay Plan, Deferred Compensation Plan and Supplemental Retirement Savings Plan consider a change in control to have occurred if one of the following acceleration events occurs:
1.
A report on Schedule 13D was filed with the SEC disclosing any person, other than the Company or one of

ITT INC. | 2026 PROXY STATEMENT	73

COMPENSATION TABLES POTENTIAL POST-EMPLOYMENT COMPENSATION

its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock.
2.
A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock.

3.
The shareholders of the Company approved:

a.
Any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation they held in the Company immediately prior to the merger; or

b.
Any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

4.
A majority of the members of the Board of the Company changed within a 12 month period, unless the election or nomination for election of each of the new directors by the Company’s shareholders had been approved by two-thirds of the directors still in office who had been directors at the beginning of the 12 month period or whose nomination for election or election was recommended or approved by a majority of directors who were directors at the beginning of the 12 month period.

5.
Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

Under the 2011 Omnibus Incentive Plan, 2003 Equity Incentive Plan, ITT Annual Incentive Plan for Executive Officers, ITT Senior Executive Change in Control Severance Pay Plan and ITT Change in Control Severance Pay Plan, a change of control additionally requires consummation of the transactions described in 3(a) and (b) above.

74	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES POTENTIAL POST-EMPLOYMENT COMPENSATION

2025 POTENTIAL POST-EMPLOYMENT COMPENSATION TABLE
Potential post-employment compensation arrangements are more fully described for the NEOs in the following table. As noted above, this table assumes a triggering event as of December 31, 2025.
	Termination for Cause	Resignation or Early Retirement	Death or Disability	Termination Not for Cause	Termination Not For Cause or With Good Reason After Change of Control
Luca Savi
Cash Severance(1)	$—	$—	$—	$1,200,000	$3,600,000
AIP	—	—	—	—	4,860,000
Unvested Equity Awards(2)	—	15,493,142	39,348,573	19,235,178	48,545,454
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—	252,000
Other Benefits(4)	—	—	—	42,829	42,829
TOTAL(5)	$—	$15,493,142	$39,348,573	$20,478,007	$57,300,283
Emmanuel Caprais
Cash Severance(1)	$—	—	$—	$650,000	$1,950,000
AIP	—	—	—	—	1,462,500
Unvested Equity Awards(2)	—	—	8,620,968	4,860,304	10,553,041
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—	136,500
Other Benefits(4)	—	—	—	42,829	42,829
TOTAL(5)	$—	$—	$8,620,968	$5,553,133	$14,144,870
Lori B. Marino
Cash Severance(1)	$—	$—	$—	$575,000	$1,725,000
AIP	—	—	—	—	1,293,750
Unvested Equity Awards(2)	—	—	4,174,317	2,807,999	5,196,047
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—	120,750
Other Benefits(4)	—	—	—	38,275	38,275
TOTAL(5)	$—	$—	$4,174,317	$3,421,274	$8,373,822
Davide Barbon
Cash Severance(1)	$—	$—	$—	$1,063,700	$1,815,000
AIP	—	—	—	—	1,361,250
Unvested Equity Awards(2)	—	3,388,391	5,074,402	3,388,391	6,689,180
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—	—
Other Benefits(4)	—	—	—	—	—
TOTAL(5)	$—	$3,388,391	$5,074,402	$4,452,091	$9,865,430
Bartek Makowiecki
Cash Severance(1)	$—	$—	$—	$630,000	$1,890,000
AIP	—	—	—	—	1,417,500
Unvested Equity Awards(2)	—	—	5,366,940	3,417,281	6,612,041
ITT Supplemental Retirement Savings Plan(3)	—	—	—	—	113,400
Other Benefits(4)	—	—	—	38,358	38,358
TOTAL(5)	$—	$—	$5,366,940	$4,085,639	$10,071,299

(1)
Under the ITT Senior Executive Severance Pay Plan, executives would receive base salary after termination without cause for the following severance periods: Mr. Savi 12 months; Mr. Caprais 12 months; Ms. Marino 12 months; Mr. Makowiecki 12 months; and Mr. Barbon the severance benefits afforded by his status as a Dirigenti (executive level employee) under the Italy national labor contract, which is equal to 12 months of pay based on his average annual compensation over the past three years. In the event of

ITT INC. | 2026 PROXY STATEMENT	75

COMPENSATION TABLES CEO PAY RATIO

termination following a change of control, all NEOs are covered under the Company’s ITT Senior Executive Change in Control Severance Pay Plan described elsewhere in this section and, under the terms of the plan, would be paid a lump sum payment equal to the sum of  (x) three (3) times the current annual base salary rate paid at the time of termination of employment, and (y) three (3) times the annual bonus awarded.
(2)
Unvested equity awards reflect the market value of stock based on the Company’s December 31, 2025 closing stock price of  $173.51. The value of PSUs under Termination Not for Cause or With Good Reason After Change of Control is calculated using a payout of 169.4%, which is the greater of target payout and last year’s (2025) PSU payout. Termination provisions are set forth in the specific award agreements.

(3)
No additional ITT Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the ITT Senior Executive Change in Control Severance Pay Plan.

(4)
Under the ITT Senior Executive Severance Pay Plan and the ITT Senior Executive Change in Control Severance Pay Plan, eligible executives will continue to receive subsidized healthcare benefits during the severance period for the first six months after termination without cause. Senior executives are eligible for up to one year of outplacement services with an estimated value of  $30,000. As a Dirigenti employee (executive), Mr. Barbon’s estate is eligible for a payment of eight times his salary ($4,840,000) in the event of his death. The amounts for Mr. Barbon have been converted from Euros to U.S. Dollars using the 2025 average exchange rate of 1.1.

(5)
Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change of control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

CEO PAY RATIO
We are required to calculate and report a reasonable estimate of the ratio of the annual total compensation of our CEO to the median annual total compensation of our other employees. For 2025, we calculated the CEO Pay Ratio to be 271 times the median employee.
The following describes the process we used to identify the median employee in 2025.
The date used to determine the median employee was December 31, 2025. We used annual salary rate as the consistently applied measure to determine the median employee. To account for employees paid in currencies other than in U.S. dollars, we used currency exchange rates as of December 31, 2025 to convert their compensation into U.S. dollars. We started with approximately 11,600 full time, part-time and temporary employees who were paid directly by ITT or our subsidiaries.
We then excluded all 445 of our employees in Brazil, Colombia, India, Russia, Thailand, and Venezuela under an applicable exemption for limited numbers of non-U.S. employees. The excluded employees in Brazil, Colombia, India, Russia, Thailand, and Venezuela represented less than 5% of our total employee population. No cost-of-living adjustments were utilized in identifying our median employee or calculating the annual total compensation.
We identified the median employee to be a full-time hourly employee located in the U.S. We then determined the annual total compensation of the median employee, which included actual annual salary, overtime and contributions to the employee’s 401(k) account. The total annual compensation of our median employee was determined to be $55,779. For 2025, the annual compensation for Mr. Savi was $15,104,378, which is shown in the Summary Compensation Table.

PAY VERSUS PERFORMANCE
Pursuant to SEC rules adopted in August 2022, we are required to disclose Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) and the average CAP to our other
NEOs, as well as the relationship of that pay with the financial performance of the Company, for the past five years.

76	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES PAY VERSUS PERFORMANCE

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)(5)	Company- Selected Measure(6)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)
2025	$15,104,378	$25,457,499	$2,963,797	$4,687,527	$238	$219	$488.0	$6.72
2024	16,575,231	23,559,187	2,561,389	3,853,935	194	182	519.9	5.88
2023	9,336,558	20,000,560	2,607,943	3,918,660	161	158	412.2	5.24
2022	6,842,118	(2,317,626)	1,979,464	866,354	108	115	369.0	4.46
2021	7,682,129	16,989,404	1,724,038	2,829,322	134	128	317.9	4.07

(1)
The PEO for each year presented is Luca Savi, who began serving as our Chief Executive Officer and President on January 1, 2019. The non-PEO NEOs for each year presented include the following:

•
2025: Emmanuel Caprais, Senior Vice President and Chief Financial Officer; Lori B. Marino, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary; Bartek Makowiecki, Senior Vice President, Chief Strategy Officer and President, Flow Technologies; and Davide Barbon, Senior Vice President and President of Motion Technologies and Asia Pacific.

•
2024: Emmanuel Caprais, Senior Vice President and Chief Financial Officer; Lori B. Marino, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary; Bartek Makowiecki, Senior Vice President, Chief Strategy Officer and President, Flow Technologies; and Davide Barbon, Senior Vice President and President of Motion Technologies and Asia Pacific.

•
2023: Emmanuel Caprais, Senior Vice President and Chief Financial Officer; Lori B. Marino, Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary; Bartek Makowiecki, Senior Vice President, Chief Strategy Officer and President, Flow Technologies; Davide Barbon, Senior Vice President and President of Motion Technologies and Asia Pacific; and Carlo Ghirardo, our former Senior Vice President and President of Motion Technologies.

•
2022: Emmanuel Caprais, Senior Vice President and Chief Financial Officer; Mary Beth Gustafsson, Senior Vice President and General Counsel; Bartek Makowiecki, Senior Vice President, Chief Strategy Officer and President, Flow Technologies; and Davide Barbon, Senior Vice President and President of Asia Pacific.

•
2021: Emmanuel Caprais, Senior Vice President and Chief Financial Officer; Mary Beth Gustafsson, Senior Vice President and General Counsel and Corporate Secretary; Ryan Flynn, Senior Vice President and President of Connect & Control Technologies; and Davide Barbon, Senior Vice President and President of Asia Pacific.

(2)
The tables below summarize the adjustments made to the Summary Compensation Table total compensation amount to arrive at CAP for our PEO and non-PEO NEOs. Excluded from these adjustments are the following: (i) dividends paid, given that we do not pay any dividends on unvested stock awards; and (ii) pension plan benefits, given none were paid to our PEO or other non-PEO NEOs during any of the years presented.

	PEO					Average of Non-PEO NEOs
	2025	2024	2023	2022	2021	2025	2024	2023	2022	2021
Summary Compensation Table Total	$15,104,378	$16,575,231	$9,336,558	$6,842,118	$7,682,129	$2,963,797	$2,561,389	$2,607,943	$1,979,464	$1,724,038
Subtract: Grant Date Fair Value of LTIP Awards Granted During Covered Year	(11,073,033)	(12,845,657)	(5,388,142)	(4,529,297)	(4,723,075)	(1,470,450)	(1,242,258)	(1,017,564)	(888,950)	(720,105)
Add: Fair Value as of 12/31 of Outstanding and Unvested LTIP Awards Granted During Covered Year	17,128,716	14,692,632	8,257,377	2,809,473	7,462,255	2,582,558	1,622,847	1,469,539	522,146	1,137,742
Add: Change in Fair Value as of 12/31 of Outstanding and Unvested LTIP Awards Granted in Prior Years	4,883,618	4,488,234	7,259,052	(6,016,736)	6,298,983	565,963	854,708	818,378	(634,570)	641,171
Add: Change in Fair Value of LTIP Awards Granted in Prior Years that Vested During Covered Year	(586,180)	648,746	535,715	(1,423,184)	269,112	45,660	57,250	40,364	(111,736)	46,476
Compensation Actually Paid	25,457,499	23,559,187	20,000,560	(2,317,626)	16,989,404	4,687,527	3,853,935	3,918,660	866,354	2,829,322
ITT INC. | 2026 PROXY STATEMENT	77

COMPENSATION TABLES PAY VERSUS PERFORMANCE

(3)
ITT Total Shareholder Return represents the one-, two-, three-, four-, and five-year growth of the value of an initial $100 investment in ITT stock on December 31, 2020, and assumes that any dividends paid are reinvested.

(4)
The S&P 400 Capital Goods Index, in which ITT is included, was selected as the peer group. The following graph shows a comparison of the total shareholder return for ITT, the S&P 400 Mid Cap Index and the S&P 400 Capital Goods Index over the five years ended December 31, 2025. It shows the share price appreciation of a $100 investment made on December 31, 2020, assuming any dividends are reinvested.

	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
ITT Inc.	$100.00	$133.97	$107.84	$160.58	$194.10	$237.82
S&P 400 Mid Cap	$100.00	$124.73	$108.37	$126.13	$143.65	$154.40
S&P 400 Capital Goods	$100.00	$127.67	$114.87	$158.03	$182.15	$219.46

(5)
Net income presented is on a GAAP basis.

(6)
Adjusted EPS was selected as the most important financial metric that links CAP to company financial performance because it is a key factor in our AIP payout and is a driver of stock price. Please refer to Appendix A for the definition of adjusted EPS, the reason we disclose this measure and for a reconciliation to the most directly comparable measure calculated in accordance with GAAP.

Effective January 1, 2025, the Company changed its method of determining the cost for certain inventories from a last-in, first-out (LIFO) to first-in, first out (FIFO) for all inventories previously accounted for under LIFO. The impact of the change in accounting method on our previously reported net income and adjusted earnings per share for the full year periods of 2021, 2022, 2023, and 2024 is presented below.
	Net Income (in millions)			Adjusted EPS Company-Selected Measure
Year	As Computed LIFO	As Computed FIFO	Effect of Change	As Computed LIFO	As Computed FIFO	Effect of Change
2024	$518.3	$519.9	$1.6	$5.86	$5.88	$0.02
2023	410.5	412.2	1.7	5.21	5.24	0.03
2022	367.0	369.0	2.0	4.44	4.46	0.02
2021	316.3	317.9	1.6	4.05	4.07	0.02
78	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION TABLES PAY VERSUS PERFORMANCE

RELATIONSHIP BETWEEN FINANCIAL PERFORMANCE AND EXECUTIVE COMPENSATION
The graphs below compare the compensation actually paid to our Chief Executive Officer and the average of the compensation actually paid to our remaining named executive officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our adjusted EPS, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.
ITT INC. | 2026 PROXY STATEMENT	79

COMPENSATION TABLES PAY VERSUS PERFORMANCE

MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table lists the most important financial performance measures in 2025 that we used to link compensation actually paid to our PEO and other NEOs to company performance.
Financial Performance Measure	Explanation
Adjusted EPS	This measure is a factor in our AIP payout and is a driver of our stock price.
Relative TSR	Weighted equally with ROIC, this measure is used to determine PSU payouts, which comprises 60% of each NEO’s annual LTI award value.
ROIC	Weighted equally with relative TSR, this measure is used to determine PSU payouts, which comprises 60% of each NEO’s annual LTI award value.
For additional discussion of these financial performance measures, refer to the section titled, “Compensation Discussion and Analysis—Elements of Compensation.”
80	ITT INC. | 2026 PROXY STATEMENT

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
ITT’s Compensation and Human Capital Committee is responsible for the overall design and governance of the Company’s executive compensation program, senior leadership development and talent management programs. The Compensation and Human Capital Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation and Human Capital Committee considers and monitors appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS
In performing its governance function, with regard to the Compensation Discussion and Analysis, the Compensation and Human Capital Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance. The Compensation and Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2025 Annual Report on Form 10-K and this Proxy Statement.

This report is furnished by the members of the Compensation and Human Capital Committee.
■ Maggie Chu	■ Rebecca A. McDonald (Chair)	■ Mary Laschinger
■ Donald DeFosset, Jr.	■ Timothy H. Powers (ex-officio)	■ Sharon Szafranski
ITT INC. | 2026 PROXY STATEMENT	81

2025 NON-MANAGEMENT DIRECTOR COMPENSATION
The table below represents the 2025 compensation for our non-management directors. As discussed in more detail in the narrative following the table, all non-management directors receive the same cash fees and stock awards for their service, which consists of a $100,000 annual cash retainer and an annual RSU award with a value of $155,000, except for the following: Mr. Powers, as our independent Chair during 2025, received an additional $62,500 cash payment and an additional RSU award with a value of $62,500; Mr. Berryman, as Audit Committee Chair during 2025, received an additional $25,000 cash payment; Ms. McDonald, as Compensation and Human Capital Committee Chair during 2025, received an additional $17,500 cash payment; and Mr. DeFosset, as the Nominating and Governance Committee Chair during 2025 received an additional $17,500 cash payment. As a management director, Mr. Savi does not receive compensation for Board service.
Compensation is paid to non-management directors in a lump sum following the annual meeting at which they are elected. Non-management directors who join the Board during the course of a year receive their compensation promptly following their election, in amounts that are pro-rated to reflect their partial year of service on the Board. For periods prior to 2020, our non-management directors were eligible to participate in the ITT Deferred Compensation Plan. Because of changes to the Plan described on page 63, for periods after 2020, non-management directors may only choose to defer receipt of their equity retainer. The grant date fair value of stock awards granted to non-management directors in 2025 is provided in footnote 1 to the table below. Stock awards are composed of RSUs.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Kevin Berryman	$125,000	$155,022	$280,022
Maggie Chu	100,000	155,022	255,022
Donald DeFosset, Jr.	117,500	155,022	272,522
Douglas G. DelGrosso	100,000	155,022	255,022
Nazzic S. Keene	100,000	155,022	255,022
Mary Laschinger	100,000	155,022	255,022
Rebecca A. McDonald	117,500	155,022	272,522
Christopher O’Shea	100,000	155,022	255,022
Timothy H. Powers	162,500	217,628	380,128
Sharon Szafranski	100,000	155,022	255,022

(1)
Awards are made in RSUs and they reflect a grant date fair value computed in accordance with GAAP. The grant date fair value of the RSUs granted on May 21, 2025 was based on the ITT stock closing price of  $149.06. Non-management directors may elect to defer the receipt of their RSUs until a later date or when they leave the Board.

82	ITT INC. | 2026 PROXY STATEMENT

2025 NON-MANAGEMENT DIRECTOR COMPENSATION

NON-MANAGEMENT DIRECTOR STOCK AWARDS OUTSTANDING AT DECEMBER 31, 2025 FISCAL YEAR-END
Non-Management Director Name	Stock Awards
Kevin Berryman	2,154
Maggie Chu	1,040
Donald DeFosset, Jr.	11,580
Douglas G. DelGrosso	1,040
Nazzic S. Keene	2,154
Mary Laschinger	1,040
Rebecca A. McDonald	16,110
Christopher O’Shea	1,040
Timothy H. Powers	22,303
Sharon Szafranski	1,040
Outstanding stock awards include unvested RSUs granted under the 2011 Omnibus Incentive Plan and vested but deferred restricted shares and RSUs granted under the 2011 Omnibus Incentive Plan. RSUs granted to non-management directors vest one business day prior to the next annual meeting. Unvested RSUs do not earn dividends or carry voting rights while unvested, however dividend equivalents are accrued during this period and are paid out in cash following vesting of the award.
ITT reimburses directors for expenses they incur to travel to and from Board, committee and shareholder meetings and for other Company business-related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes).

NON-MANAGEMENT DIRECTOR STOCK OWNERSHIP GUIDELINES
ITT’s stock ownership guidelines currently provide for non-management directors to achieve stock ownership levels of five times the annual base cash retainer amount within five years of joining the Board. Non-management directors receive a portion of their retainer in RSUs, which are paid in shares when the RSUs vest. Non-management directors are required to hold such shares until their total share ownership meets or exceeds the ownership guidelines. Both the guidelines, and compliance with the guidelines, are monitored periodically. All non-management directors with at least one full year of service on the Board own stock in the Company.

INDEMNIFICATION AND INSURANCE
As permitted by its By-laws, ITT indemnifies its directors to the fullest extent permitted by law and maintains insurance to protect the directors from liabilities, including certain instances where ITT could not otherwise indemnify them. All directors may elect to participate in an optional accidental death and dismemberment insurance plan that provides each of them with up to $1,000,000 of coverage. Non-management directors also are covered under a non-contributory life insurance policy that provides $100,000 of coverage.

HEDGING POLICY
Our directors are subject to the Company’s policy prohibiting hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options, as described on page 24.
ITT INC. | 2026 PROXY STATEMENT	83

OTHER MATTERS
INFORMATION ABOUT THE PROXY STATEMENT & VOTING
PROXY STATEMENT
This Proxy Statement is furnished to the shareholders of record of ITT Inc., an Indiana corporation, in connection with the solicitation of proxies on behalf of the Board of Directors, for use at the Annual Meeting to be held on May 21, 2026. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ITT2026.

WHY DID I RECEIVE THESE PROXY MATERIALS?
Beginning on or about April 3, 2026, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were shareholders as of March 25, 2026, the record date, as part of the Board’s solicitation of proxies for the Annual Meeting, including any adjournment or postponement thereof. This Proxy Statement and the ITT 2025
Annual Report to Shareholders (the “Annual Report”) and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the Annual Meeting) contain information the Board believes is relevant to shareholders in voting on the matters to be addressed at the Annual Meeting.

WHO IS ENTITLED TO VOTE?
You can vote if you owned shares of the Company’s common stock as of the close of business on March 25, 2026, the record date.
HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?
We have determined that the 2026 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. We believe the virtual meeting format affords our shareholders an opportunity for meaningful participation. In light of the virtual-only meeting format, you will not be able to attend the Annual Meeting in person. However, we will offer shareholders the same participation opportunities during the virtual Annual Meeting that were provided at our past in-person meetings. Shareholders may attend the Annual Meeting online, vote their shares electronically, and submit their questions during the meeting by visiting www.virtualshareholdermeeting.com/ITT2026 and entering the 16-digit control number on their notice or proxy card. In order to allow us to answer questions from as many shareholders as possible, each shareholder may submit a maximum of two questions. We ask that questions be succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped and answered together to avoid repetition. You are encouraged to join the Annual Meeting 15 minutes before the start of the Annual Meeting to allow time to log-in and test your device’s audio system.
We encourage you to vote your proxy as soon as possible, even if you plan to attend the virtual Annual Meeting. Your vote matters.

VOTING INFORMATION
HOW DO I VOTE?
Shareholders may vote using any of the following methods:
ON THE INTERNET OR BY TELEPHONE
The website for Internet voting is www.proxyvote.com. Please have your proxy card or Notice handy when you go online. As with telephone voting, you can confirm your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
You can vote by calling the following toll-free telephone number: 1-800-690-6903. Please have your proxy card or Notice handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm your instructions have been properly recorded.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 20, 2026. The availability of

84	ITT INC. | 2026 PROXY STATEMENT

OTHER MATTERS VOTING INFORMATION

telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends you follow the voting instructions in the materials you receive.
If you vote by telephone or on the Internet, you do not need to return your proxy card.
BY MAIL
If you received your Annual Meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. Your vote must be received by 8:00 a.m. Eastern Time on May 21, 2026. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board.
DURING THE VIRTUAL ANNUAL MEETING
You may attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ITT2026 and entering the 16-digit control number on your notice or proxy card. You are encouraged to join the Annual Meeting 15 minutes before the start of the Annual Meeting to allow time to log-in and test your device’s audio system.
You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. We encourage you to vote as soon as possible, even if you intend to attend the virtual Annual Meeting.
BY GRANTING A PROXY OR SUBMITTING VOTING INSTRUCTIONS
You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record.

WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A
BENEFICIAL OWNER?
If your shares are registered in your name with ITT’s transfer agent, Computershare, you are a “registered owner,” also sometimes referred to as the “shareholder of record” of those shares.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, which are also sometimes referred to as being held in “street name,” and this Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW MANY VOTES DO I HAVE?
You have one vote for every share of common stock you own as of the record date.
WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?
Since it is impractical for all shareholders to attend the virtual Annual Meeting, the Board recommends you appoint the two people named on the accompanying proxy card to act as your proxies at the Annual Meeting.

WHAT ITEMS ARE ON THE AGENDA FOR THE ANNUAL MEETING?
There are three formal items scheduled to be voted upon at the Annual Meeting as described in the Notice of 2026 Annual Meeting of Shareholders. As of the date of this Proxy Statement, there are no other matters that the Board intends to present, or has reason to believe others will present, at the
Annual Meeting. If you have returned your signed and completed proxy card and other matters are properly presented for voting at the Annual Meeting, the people named on the accompanying proxy card (or, if applicable, their substitutes), will have the discretion to vote on those matters for you.

ITT INC. | 2026 PROXY STATEMENT	85

OTHER MATTERS VOTING INFORMATION

HOW WILL MY SHARES BE VOTED AT THE ANNUAL MEETING?
At the Annual Meeting, the people named on the accompanying proxy card (or if applicable, their substitutes), will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is set forth under “Proxy Statement Executive Summary” on page 1 of this Proxy Statement. With respect to any other business as may properly come before the Annual Meeting, your shares will be voted in accordance with the judgment of the persons voting the proxy.

WHAT IF I CHANGE MY MIND?
As a holder of record of common stock, you may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed, later-dated proxy card with the Corporate Secretary of the Company, at the Company’s principal executive offices. You may also revoke your proxy by attending the virtual Annual Meeting and voting during the meeting. If you are a beneficial owner of common stock, you should follow the voting directions you will receive from your broker, bank or other holder of record along with the Company’s proxy solicitation materials.

HOW MANY SHARES OF ITT STOCK ARE OUTSTANDING?
As of March 25, 2026, the record date, 89,402,646 shares of our common stock were outstanding.
HOW MANY HOLDERS OF ITT OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
In order to conduct business at the Annual Meeting, it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present at the virtual meeting or by proxy. The inspectors of election appointed for the Annual Meeting will separately tabulate all affirmative and negative votes, abstentions and “broker non-votes.” Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

WHAT IS A “BROKER NON-VOTE”?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares with respect to certain items of business. If you do not provide voting instructions, your shares will not be voted on any item of business on which the broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, the broker will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote without instructions from you on the election of directors or the advisory vote on the compensation of the Company’s named executive officers, and in each case a broker non-vote will occur and your shares will not be voted on these items of business.
If you hold shares of common stock through a broker, bank or other holder of record, follow the voting instructions you receive from that organization.

86	ITT INC. | 2026 PROXY STATEMENT

OTHER MATTERS VOTING INFORMATION

HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS? HOW MANY VOTES ARE REQUIRED FOR OTHER AGENDA ITEMS TO PASS?
ELECTION OF DIRECTORS
The Company’s By-laws provide in uncontested elections, a director nominee shall be elected by a majority of the votes cast by the shareholders represented at the virtual meeting or by proxy at the Annual Meeting. A “majority of the votes cast” means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee (with abstentions and broker non-votes not counted as votes cast with respect to that director nominee). The By-laws further provide in uncontested elections, any director nominee who fails to be elected by a majority, but who is also a director at the time, shall promptly provide a written conditional resignation, as a holdover director, to the Chair of the Board or the Corporate Secretary, and remain a director until a successor is elected and qualified. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting (after certification of the shareholder vote) or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. As discussed above, brokers (and many banks and other record holders of “street name” shares that follow the applicable NYSE voting rules for member brokers) do not have discretionary voting power with respect to director elections unless they have customer voting instructions. This means, without your voting instructions on this matter, a broker non-vote will occur because your broker (or bank or other holder of record) does not have the power to vote your shares on the election of directors. As a result, it is very important you return voting instructions relating to the election of directors to your broker, bank or other holder of record.
ALL OTHER MATTERS
The proposals relating to the selection of the Company’s independent registered public accounting firm and the compensation of the Company’s named executive officers are each advisory in nature and non-binding.
For both of these proposals, the votes cast in favor of the proposal must exceed the votes cast against the proposal in order for the proposal to be deemed approved. If you abstain from voting or if there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

HOW DO I VOTE IF I AM A PARTICIPANT IN THE ITT RETIREMENT SAVINGS PLAN?
If you participate in the ITT Retirement Savings Plan, your plan trustee will vote the ITT shares credited to your ITT Retirement Savings Plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). The trustee will vote the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the shares held by the ITT Retirement Savings Plan. The trustee votes the shares held in your ITT Retirement Savings Plan account for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the ITT Retirement Savings Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of
ITT shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the ITT Retirement Savings Plan to vote these shares, at the virtual meeting or by proxy at the Annual Meeting.
ITT Retirement Savings Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions from ITT Retirement Savings Plan Participants must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 15, 2026.

ITT INC. | 2026 PROXY STATEMENT	87

OTHER MATTERS VOTING INFORMATION

HOW MANY SHARES ARE HELD BY PARTICIPANTS IN THE ITT RETIREMENT SAVINGS PLAN?
As of March 25, 2026, the record date, the ITT Retirement Savings Plan held 97,862 shares of common stock
(approximately 0.11% of the outstanding shares). Empower Trust Company is trustee of the ITT Retirement Savings Plan.

WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?
In accordance with the By-laws, the Company will appoint two Inspectors of Election, who may be officers or employees of the Company, and they will tabulate the votes. The Inspectors of Election monitor the voting and also certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?
ITT will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees virtually or by telephone, mail, electronic transmission and/or facsimile transmission. Innisfree M&A Incorporated,
501 Madison Avenue, New York, NY 10022, has been retained to assist in soliciting proxies for a fee of $ 18,500, plus distribution costs and other costs and expenses.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?
The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of the Company’s Annual Report and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources.
Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. You may revoke your consent at any time by contacting Broadridge Financial Solutions, Inc, either by calling toll-free at 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. If a shareholder receives multiple copies of ITT’s proxy materials and annual reports, he or she may request householding in the future by contacting our Investor Relations department.

WHY DID I RECEIVE A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” BUT NO PROXY MATERIALS?
We distribute our proxy materials to certain shareholders by giving notice to those shareholders that they may access their proxy materials on the Internet. This so-called “Notice and Access” approach, which is permitted by SEC rules, conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting to shareholders. On April 3, 2026, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

88	ITT INC. | 2026 PROXY STATEMENT

OTHER MATTERS VOTING INFORMATION

HOW DO I RECEIVE PROXY MATERIALS ELECTRONICALLY IN THE FUTURE?
This Proxy Statement and the Annual Report are available on our website at https://investors.itt.com/results-and-filings/annual-reports. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.
SHAREHOLDERS OF RECORD
You may sign up for the service by logging onto the Internet at www.proxyvote.com. Please have your proxy card handy when you go online.
BENEFICIAL OWNERS
You may also be able to receive copies of these documents electronically. Check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service or contact them regarding electronic delivery of materials.

HOW DOES A SHAREHOLDER PROPOSE MATTERS FOR CONSIDERATION AT THE 2027 ANNUAL MEETING OF SHAREHOLDERS?
PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT
Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at our 2027 annual meeting of shareholders, the proposal must be received by us by December 4, 2026. Any such proposal must comply with Rule 14a-8 under the Exchange Act.
PROPOSALS TO BE BROUGHT BEFORE THE 2027 ANNUAL MEETING OF SHAREHOLDERS
A shareholder seeking to introduce an item of business at the 2027 annual meeting of shareholders must comply with the procedures set forth in our By-laws. If you intend to propose an item of business to be presented at our 2027 annual meeting of shareholders, you must notify us of your intention, in writing, on or after December 4, 2026, but not later than January 3, 2027. In the event the date of the 2027 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received no earlier than 120 calendar days prior to the 2027 annual meeting and not later than 90 calendar days prior to the 2027 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2027 annual meeting is first made.
For any special meeting of shareholders, the item of business must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

HOW DOES A SHAREHOLDER NOMINATE DIRECTORS FOR THE 2027 ANNUAL MEETING OF SHAREHOLDERS?
DIRECTOR NOMINATIONS FOR INCLUSION IN OUR PROXY STATEMENT
In February 2016, we amended our By-laws to implement “proxy access,” which allows a shareholder or group of shareholders meeting certain conditions to nominate directors for election at annual meetings of shareholders using our proxy statement. This provision allows a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving 3% of our outstanding common stock measured as of the date we receive the nomination. The number of director candidates who may be nominated under our proxy access By-law will be reduced by the number of director nominations made under our advance notice By-law, as described in the following section.
If you intend to nominate a director for election at the 2027 annual meeting of shareholders using our proxy access By-law, you must submit the nomination, along with the other materials required by our By-laws, on or after November 4, 2026, but not later than December 4, 2026.

ITT INC. | 2026 PROXY STATEMENT	89

OTHER MATTERS VOTING INFORMATION

DIRECTOR NOMINATIONS TO BE BROUGHT BEFORE THE 2027 ANNUAL MEETING OF SHAREHOLDERS
If you intend to nominate a director for consideration at the 2027 annual meeting of shareholders, you must notify us in writing of your intention to do so and provide us with the information required by our advance notice By-law on or after December 4, 2026, but not later than January 3, 2027. In the event the date of the 2027 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received no earlier than 120 calendar days prior to the 2027 annual meeting and not later than 90 calendar days prior to the 2027 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2027 annual meeting is first made.
For any special meeting of shareholders, a nomination to be brought before the meeting must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made. Note that any such nominations will not be included in the Company’s proxy materials.

WHAT INFORMATION MUST I SUBMIT WITH A PROPOSAL OR NOMINATION?
A shareholder’s submission of a proposal or director nomination must include information specified in our By-laws concerning the proposal or nomination, as the case may be, and information as to the shareholder’s ownership of common stock. Any person considering submission of a proposal for an item of business or a nomination to be considered at a shareholder meeting should carefully review our By-laws. We will not entertain any proposals or nominations at the 2027 annual meeting of shareholders that do not meet these requirements. The By-laws are available upon request, free of charge, from ITT Inc., 100 Washington Boulevard, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary. The By-laws were also filed as Exhibit 3.2 to the Annual Report on Form 10-K that we filed with the SEC on February 15, 2023, which is available, free of charge, on the SEC’s website, www.sec.gov.
Nominations of directors and notices relating thereto must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, the committee charters and Regulation 14A under the Exchange Act. Any shareholder nominees will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other director nominees. These standards are discussed in further detail elsewhere in this Proxy Statement under the heading of “Directors’ Qualification and Selection Process.” In addition to satisfying the foregoing requirements, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by our By-laws and Rule 14a-19 under the Exchange Act.

WHERE SHOULD I SEND A SHAREHOLDER PROPOSAL OR DIRECTOR NOMINATION FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS?
If you intend to submit a proposal or director nomination, you must send the proposal or nomination, along with all information required by our By-laws, to our principal executive offices at: ITT Inc., 100 Washington Boulevard, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary. We strongly encourage any shareholder interested in submitting a proposal or director nomination to contact our Corporate Secretary in advance of the above deadlines to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and the Company’s By-laws. Submitting a shareholder proposal or nomination does not guarantee we will include it in our Proxy Statement. The Chair of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS?
If you have any additional questions about the Annual Meeting or how to vote, please call our proxy solicitor, Innisfree M&A
Incorporated, toll-free at 888-750-5834. Banks and brokers may call collect at 212-750-5833.

90	ITT INC. | 2026 PROXY STATEMENT

OTHER MATTERS STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS
The following table shows the beneficial ownership of our common stock, as of February 1, 2026, by each director, by each of the NEOs, and by all directors and executive officers as a group.
The number of shares beneficially owned by each non-management director or executive officer has been determined under the rules of the SEC, which provide beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each non-management director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse. No directors or executive officers have pledged any shares of common stock.
	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Total Shares Beneficially Owned	Shares Owned Directly(1)	Options(2)	Stock Units(3)	Percent of Class
Luca Savi	193,973	121,055	—	72,918	*
Emmanuel Caprais	44,452	21,176	—	23,276	*
Timothy H. Powers(4)	27,418	6,575	—	20,843	*
Rebecca A. McDonald	23,231	8,161	—	15,070	*
Donald DeFosset, Jr.	21,808	11,268	—	10,540	*
Douglas G. DelGrosso	—	—	—	—	*
Davide Barbon	29,372	14,454	—	14,918	*
Bartek Makowiecki	22,184	10,540	—	11,644	*
Kevin Berryman	2,088	974	—	1,114	*
Nazzic S. Keene	2,066	952	—	1,114	*
Sharon Szafranski	1,512	1,512	—	—	*
Lori Marino	12,294	2,201	—	10,093	*
Maggie Chu	612	612	—	—	*
Mary Laschinger	—	—	—	—	*
Christopher O’Shea	1,020	1,020	—	—	*
All Directors and Executive Officers as a Group (18 persons)	392,452	203,657	—	188,795	*

*
Less than 1%

(1)
Includes units held as of February 1, 2026 representing interests in the ITT Stock Fund held within the ITT Retirement Savings Plan.

(2)
The Company no longer grants options, and there are no unvested option grants outstanding.

(3)
Reflects PSUs and RSUs that vest or that may be settled within 60 days of February 1, 2026. The amounts for Mr. Savi, Mr. Caprais, Mr. Makowiecki, Ms. Marino and Mr. Barbon include RSUs and PSUs that vested and were settled in stock during March 2026. Non-management directors’ total shares beneficially owned include RSUs that have vested but for which settlement is deferred until a later date.

(4)
Mr. Powers is not standing for re-election at the Annual Meeting.

The principal occupations and certain other information about the nominees are set forth in “Election of Directors (Proxy Item No. 1).”
ITT INC. | 2026 PROXY STATEMENT	91

OTHER MATTERS SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following table gives information about each person or group of persons whom the Company knows to be the beneficial owner of more than 5% of the outstanding shares of common stock based on information filed by that entity with the SEC on the dates indicated below.
Name of beneficial owner	Address	Number of Shares Beneficially Owned	Percent of Class(7)
Capital International Investors(1)	333 South Hope Street, 55th Floor Los Angeles, CA 90071	8,670,006	10.09%
The Vanguard Group(2)	100 Vanguard Blvd. Malvern, PA 19355	8,463,809	9.85%
BlackRock, Inc.(3)	50 Hudson Yards New York, NY 10001	7,007,643	8.15%
JPMorgan Chase & Co.(4)	383 Madison Avenue, New York, NY 10179	4,443,293	5.17%
FMR LLC(5)	245 Summer Street Boston, MA 02210	5,189,080	6.04%

(1)
As reported on Amendment No. 4 to Schedule 13G filed on November 13, 2024, Capital International Investors had sole voting power with respect to 8,647,289 shares, sole dispositive power with respect to 8,670,006 shares, and no shared voting or dispositive power with respect to any shares.

(2)
As reported on Amendment No. 14 to Schedule 13G filed on February 13, 2024, The Vanguard Group had shared voting power with respect to 27,897 shares, sole dispositive power with respect to 8,359,115 shares, and shared dispositive power with respect to 104,694 shares. On March 27, 2026, The Vanguard Group filed Amendment No. 15 to its Schedule 13G reporting that it went through an internal realignment on January 12, 2026 and that certain subsidiaries or business divisions of subsidiaries of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. The filing also noted that Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. Such entities may subsequently report that they beneficially own more than 5% of the Company’s outstanding common stock.

(3)
As reported on Schedule 13G filed on January 25, 2024, BlackRock, Inc. has sole voting power with respect to 6,842,935 shares and sole dispositive power with respect to 7,007,643 shares.

(4)
As reported on Amendment No. 1 to Schedule 13G filed on October 31, 2025, JPMorgan Chase & Co. had sole voting power with respect to 4,138,999shares, sole dispositive power with respect to 4,443,038 shares, and shared dispositive power with respect to 167 shares.

(5)
As reported on Amendment No. 8 to Schedule 13G filed on November 12, 2024, FMR LLC had sole voting power with respect to 5,092,672 shares, sole dispositive power with respect to 5,189,080 shares, and no shared voting or dispositive power with respect to any shares.

(6)
Calculations based on the Company’s shares issued and outstanding of 85,946,386 as of February 1, 2026.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of our Board, the executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of, and transactions in, our common stock. Based on our records and other information, we believe that all filing requirements for the year ended December 31, 2025 were satisfied in a timely manner.
92	ITT INC. | 2026 PROXY STATEMENT

OTHER MATTERS EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2025.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans:
Approved by Security Holders(1)	1,048,030(2)	$33.01(3)	36,373,101(4)
Not Approved by Security Holders	—	—	—
Total	1,048,030	$33.01	36,373,101

(1)
Equity compensation plans approved by shareholders include the 2003 Equity Incentive Plan, the 2011 Omnibus Incentive Plan and the ITT Inc. 2023 Employee Stock Purchase Plan. Since the approval of the 2011 Omnibus Incentive Plan, no additional awards will be granted under the ITT Amended and Restated 2003 Equity Incentive Plan.

(2)
This amount includes 432,345 shares of common stock that are deliverable under outstanding RSU awards and 612,770 shares of common stock that may be issued under outstanding PSU awards, which reflects the 2023 PSU awards at their actual 169.4% payout and the 2024 and 2025 PSU awards at maximum (200%) number of shares that may be issuable under such awards. The amount also includes 2,915 stock options that were issued upon exercise in January 2026, resulting in zero remaining outstanding stock options. The number of shares, if any, to be issued pursuant to outstanding PSU awards can range from zero to 200% of the units initially awarded based on our achievement, over a three-year period, of the stated performance goals described in this Proxy Statement.

(3)
The weighted-average exercise price pertains only to outstanding stock options and not to outstanding restricted stock units or performance stock units, which by their nature have no exercise price.

(4)
This amount represents 35,885,799 shares available for issuance pursuant to equity awards that may be granted in the future under the 2011 Omnibus Incentive Plan and 487,302 shares available for issuance under the ITT Inc. 2023 Employee Stock Purchase Plan.

FORM 10-K
The Company filed its Annual Report on Form 10-K for the 2025 fiscal year with the SEC on February 9, 2026. A copy of the Company’s Form 10-K (without exhibits or documents incorporated by reference) is included in the 2025 Annual Report to Shareholders that is being delivered or made available via the Internet concurrently with this Proxy Statement to all shareholders.
By Order of the Board of Directors,
Lori B. Marino
Corporate Secretary
Dated: April 3, 2026
ITT INC. | 2026 PROXY STATEMENT	93

CAUTIONARY STATEMENT
REGARDING FORWARD LOOKING INFORMATION
This Proxy Statement and other publicly available documents may include forward-looking statements within the meaning of the Securities Exchange Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results or events to differ materially from those anticipated and disclosed within this Proxy Statement, including those risks described in the section titled “Risk Factors” set forth in Part I, Item 1A of our 2025 Annual Report on Form 10-K and in our other SEC filings.
We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “guidance,” “project,” “intend,”
“may,” “plan,” “potential,” “project,” “should,” “target,” “will,” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.
Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.
The forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

94	ITT INC. | 2026 PROXY STATEMENT

APPENDIX A
KEY PERFORMANCE INDICATORS AND NON-GAAP FINANCIAL MEASURES
ITT reviews a variety of key performance indicators including revenue, operating income and margin, earnings per share, order growth, and backlog. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.
Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions, and divestitures that may or may not qualify as discontinued operations. Current year activity from acquisitions is excluded for twelve months following the closing date of acquisition. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Prior year revenue and orders are adjusted to exclude activity during the comparable period for twelve months post-closing date for divestitures that do not qualify as discontinued operations. We believe that reporting organic revenue and organic orders provide useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.
Adjusted Operating Income is defined as operating income adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. Adjusted Operating Margin is defined as adjusted operating income divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.
Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred and the tax deductability under local tax rules. Adjusted Income from Continuing Operations per Diluted Share (Adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures net of capital-related government incentives. Free Cash Flow Margin is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provide useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT INC. | 2026 PROXY STATEMENT	A-1

APPENDIX A KEY PERFORMANCE INDICATORS AND NON-GAAP FINANCIAL MEASURES

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)
Reconciliation of Revenue to Organic Revenue
	Full Year
	MT	IP	CCT	Elim	Total
2025 Revenue	$1,428.2	$1,496.2	$1,017.0	$(2.9)	$3,938.5
Less: Acquisitions	—	26.1	135.4	—	161.5
Less: FX	44.0	15.7	5.0	(0.1)	64.6
2025 Organic Revenue	$1,384.2	$1,454.4	$876.6	$(2.8)	$3,712.4
2024 Revenue	$1,447.8	$1,361.0	$825.1	$(3.2)	$3,630.7
Less: Divestitures	89.1	—	—	0.1	89.2
2024 Organic Revenue	$1,358.7	$1,361.0	$825.1	$(3.3)	$3,541.5
Organic Revenue Growth—$	$25.5	$93.4	$51.5		$170.9
Organic Revenue Growth—%	1.9%	6.9%	6.2%		4.8%
Reported Revenue Growth—$	$(19.6)	$135.2	$191.9		$307.8
Reported Revenue Growth—%	(1.4)%	9.9%	23.3%		8.5%
Reconciliation of Orders to Organic Orders
	Full Year
	MT	IP	CCT	Elim	Total
2025 Orders	$1,435.8	$1,595.2	$1,131.4	$(2.6)	$4,159.8
Less: Acquisitions	—	36.1	177.7	—	213.8
Less: FX	43.0	14.5	5.7	—	63.2
2025 Organic Orders	$1,392.8	$1,544.6	$948.0	$(2.6)	$3,882.8
2024 Orders	$1,471.6	$1,484.6	$833.0	$(3.5)	$3,785.7
Less: Divestitures	89.1	—	—	0.1	89.2
2024 Organic Orders	$1,382.5	$1,484.6	$833.0	$(3.6)	$3,696.5
Organic Orders Growth—$	$10.3	$60.0	$115.0		$186.3
Organic Orders Growth—%	0.7%	4.0%	13.8%		5.0%
Reported Orders Growth—$	$(35.8)	$110.6	$298.4		$374.1
Reported Orders Growth—%	(2.4)%	7.4%	35.8%		9.9%
Note: Immaterial differences due to rounding.
A-2	ITT INC. | 2026 PROXY STATEMENT

APPENDIX A KEY PERFORMANCE INDICATORS AND NON-GAAP FINANCIAL MEASURES

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)
Reconciliations of Operating Income/Margin to Adjusted Operating Income/Margin
	Full Year 2025					Full Year 2024(a)
	MT	IP	CCT	Corporate	ITT	MT	IP	CCT	Corporate	ITT
Reported Operating Income	$275.9	$315.1	$178.2	$(84.7)	$684.5	$314.6	$278.4	$146.1	$(61.0)	$678.1
Restructuring costs	9.4	8.2	3.7	—	21.3	2.7	3.0	2.4	—	8.1
Acquisition-related costs	—	0.8	0.9	9.5	11.2	—	4.2	2.8	—	7.0
Gain on sale of Wolverine business	—	—	—	—	—	(47.8)	—	—	—	(47.8)
Other special items	(0.1)	0.9	(1.0)	0.3	0.1	(0.6)	—	—	—	(0.6)
Adjusted Operating Income	$285.2	325.0	181.8	(74.9)	717.1	268.9	285.6	151.3	(61.0)	644.8
Change in Operating Income	(12.3)%	13.2%	22.0%	38.9%	0.9%
Change in Adjusted Operating Income	6.1%	13.8%	20.2%	22.8%	11.2%
Reported Operating Margin	19.3%	21.1%	17.5%		17.4%	21.7%	20.5%	17.7%		18.7%
Impact of special item adjustments	70 bps	60 bps	40 bps		80 bps	-310 bps	50 bps	60 bps		-90 bps
Adjusted Operating Margin	20.0%	21.7%	17.9%		18.2%	18.6%	21.0%	18.3%		17.8%
Change in Operating Margin	-240 bps	60 bps	-20 bps		-130 bps
Change in Adjusted Operating Margin	140 bps	70 bps	-40 bps		40 bps
Note: Immaterial differences due to rounding.
(a)
The full year 2024 includes a change in accounting principle adjustment increasing the previously reported and adjusted operating income for FT (formerly IP) and ITT by $2.1M and adjusted operating margin for FT and ITT by 20 basis points and 10 basis points, respectively. Refer to the ITT Annual Report on Form 10-K for additional information pertaining to the change in accounting principle.

ITT INC. | 2026 PROXY STATEMENT	A-3

APPENDIX A KEY PERFORMANCE INDICATORS AND NON-GAAP FINANCIAL MEASURES

ITT Inc. Non-GAAP Reconciliation Statements
(In millions, except earns per share; all amounts unaudited)
Reconciliation of Reported vs. Adjusted Income from Continuing Operating and Diluted EPS
	Income from Continuing Operations			Diluted Earnings per Share
	FY 2025	FY 2024(a)	% Change	FY 2025	FY 2024(a)	% Change
Reported	$488.1	$520.0	(6.1)%	$6.11	$6.32	(3.3)%
Special Items Expense / (Income):
Restructuring costs	21.3	8.1		0.27	0.09
Acquisition-related costs(b)	13.3	7.0		0.17	0.08
Gain on sale of Wolverine business	—	(47.8)		—	(0.58)
Other pre-tax special items(c)	2.1	(0.6)		0.02	(0.01)
Net tax benefit of pre-tax special items	(8.0)	(3.3)		(0.10)	(0.04)
Other tax-related special items(d)(e)	20.1	0.5		0.25	0.02
Adjusted	$536.9	$483.9	11.0%	$6.72	$5.88	14.3%
Note: Amounts may not calculate due to rounding.
Per share amounts are based on diluted weighted average common shares outstanding.
(a)
The full year 2024 includes a change in accounting principle adjustment increasing the previously reported and adjusted income from continuing operations by $1.6 and adjusted diluted EPS by $0.02. Refer to the ITT Annual Report on Form 10-K for additional information pertaining to the change in accounting principle.

(b)
Acquisition-related costs for 2025 primarily relate to fees incurred to effectuate the agreement to acquire SPX FLOW, including $2.1 of interest-related costs.

(c)
Other pre-tax special items for the full year 2025 include interest expense associated with uncertain tax positions.

(d)
The full year 2025 includes tax expense on distributions of non-U.S. income of  $12.6, tax expense on undistributed foreign earnings of  $4.9, tax expense from tax rate change impacts of  $1.8, and other tax expense special items of  $0.8.

(e)
The full year 2024 includes tax expense on distributions of  $12.5, tax benefit from valuation allowance impacts of  ($6.7), tax benefit on undistributed foreign earnings of  ($5.7), tax benefit related to the Micro-Mode acquisition of  ($2.2), tax expense from tax rate change impacts of  $1.6, and other tax expense items totaling $1.0.

Reconciliation of Cash from Operating Activities to Free Cash Flow
	FY 2025	FY 2024
Net Cash—Operating Activities	$668.8	$562.6
Less: Capital expenditures	121.3	123.9
Less: Proceeds from government incentives	(7.9)	—
Free Cash Flow	$555.4	$438.7
Revenue	$3,938.5	$3,630.7
Operating Cash Flow Margin	17.0%	15.5%
Free Cash Flow Margin	14.1%	12.1%
A-4	ITT INC. | 2026 PROXY STATEMENT

TT INC.100 WASHINGTON BLVD.6TH FLOOR STAMFORD, CT 06902 WWW.ITT.COM WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.Telephone and Internet voting are available through 11:59 P.M. Eastern Time on May 20, 2026. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by telephone or on the Internet, you do not need to mail back your proxy card.VOTE BY TELEPHONE - 1-800-690-6903Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan barcode aboveUse the Internet to vote your proxy. Have your proxy card in hand when you access the website.During The Meeting - Go to www.virtualshareholdermeeting.com/ITT2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V91954-P46466 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYITT INC.The Board of Directors recommends a vote FOR each of these ten nominees:Proposal 11.Election of DirectorsNominees:Proposal 11. Election of DirectorsNominees:For Against AbstainThe Board of Directors recommends a vote FOR Proposals2 and 3:1a. Kevin Berryman1b. Maggie Chu1c. Donald DeFosset, Jr.1d. Douglas G. DelGrosso1e. Mary Laschinger1f. Nazzic S. Keene1g. Rebecca A. McDonald1h. Christopher O'Shea1i. Luca Savi1j. Sharon Szafranski2. Ratification of the appointment of Deloitte & Touche LLPas the independent registered public accounting firm ofthe Company for the 2026 fiscal yearProposal 2For Against AbstainProposalProposal 33. Approval of a non-binding advisory vote on executivecompensation(NOTE: Please sign exactly as your name or names appear(s) on this Proxy Card. When signing as attorney, executor, officer, administrator, trustee, custodian orguardian, please indicate full title. If there is more than one named shareholder, all should sign unless evidence or authority to sign on behalf of others is attached.)Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholdersto be held at 9:00 a.m., Eastern Time on Thursday, May 21, 2026, virtually, via live webcast atwww.virtualshareholdermeeting.com/ITT2026:The proxy materials for ITT's 2026 Annual Meeting of Shareholders, including the 2025 Annual Report and the2026 Notice and Proxy Statement are available on the Internet. To view these proxy materials, please visithttps://investors.itt.com/results-and-filings/annual-reportsPROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT INC.FOR THE ANNUAL MEETING TO BE HELD MAY 21, 2026The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Emmanuel Caprais and Lori B. Marino,or either of them, each with full power of substitution as proxies, to vote all shares of ITT Inc. common stock that the shareholder(s) would beentitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies areauthorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signedand returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board ofDirectors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion onany other matters that may be presented for a vote at the Annual Meeting and at adjournments or postponements.For participants in the ITT Retirement Savings Plan:Under the savings plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited totheir savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares,if any (together, “Undirected Shares”). ITT Retirement Savings Plan participants should mail their confidential voting instruction card toBroadridge Financial Solutions, Inc., acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridgebefore 11:59 p.m. Eastern Time on May 15, 2026. The trustee of the savings plan will vote Undirected Shares in the same proportion as theshares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone,Internet, or by signing and returning this proxy form, you direct the trustee of the savings plan to vote these shares, in person or by proxy, asdesignated herein, at the Annual Meeting.The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting andat adjournments or postponements.(Continued and to be dated and signed on the reverse side.)